UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

RENTECH, INC.

(Name of Registrant as Specified in Its Chapter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RENTECH, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 4, 2013

You are cordially invited to attend the annual meeting of shareholders of Rentech, Inc.

Time and Date:	8:30 a.m. PDT on June 4, 2013. Check-in will begin at 7:30 a.m. PDT and you should allow ample time for the check-in procedures.

Place:	Sheraton Gateway Los Angeles Hotel, 6101 W. Century Boulevard, Los Angeles, California 90045

Items of Business:	1. To elect three directors for terms of three years each;

2. To approve the Second Amended and Restated 2009 Incentive Award Plan;

3. To ratify the selection of PricewaterhouseCoopers LLP as Rentech’s independent registered public accounting firm; and

4. To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Adjournments and Postponements:	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote only if you were a Rentech shareholder as of the close of business on April 11, 2013.

Meeting Admission:	You are entitled to attend the annual meeting only if you were a Rentech shareholder as of the close of business on the Record Date or hold a valid proxy for the annual meeting, or are a guest of the Company. You should be prepared to present photo identification for admittance. If you are a registered shareholder, an admission ticket is attached to your proxy card. Please detach and bring the admission ticket with you to the meeting. Shareholders who do not present admission tickets at the meeting will be admitted only upon verification of ownership. If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on the Record Date for voting. Persons acting as proxies must bring a valid proxy from a record holder who owns shares as of the close of business on the Record Date. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the annual meeting.
Voting:	Your vote is very important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 3, 2013. Internet and telephone voting are available 24 hours per day. If you vote via Internet or telephone, you do not need to return a proxy card. You are invited to attend the meeting; however, to ensure your representation at the meeting, you are urged to vote via the Internet or telephone, or mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder of record attending the meeting may vote in person even if he or she has voted via the Internet or telephone, or returned a proxy card.

Los Angeles, California

Date: April 30, 2013

By Order of the Board of Directors,

Colin M. Morris

Secretary

YOUR VOTE IS IMPORTANT

This proxy statement is furnished in connection with the solicitation of proxies by Rentech, Inc. on behalf of the Board of Directors, for the 2013 annual meeting of shareholders. The proxy statement and the related proxy form are first being distributed to shareholders on or about April 30, 2013. You can vote your shares using one of the following methods:

•	Vote through the Internet at the website shown on the proxy card.

•	Vote by telephone using the toll-free number shown on the proxy card.

•	Complete and return a written proxy card.

•	Attend Rentech’s 2013 annual meeting of shareholders and vote.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 3, 2013. Internet and telephone voting are available 24 hours per day. If you vote via Internet or telephone, you do not need to return a proxy card.

You are invited to attend the meeting; however, to ensure your representation at the meeting, you are urged to vote via the Internet or telephone, or mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder of record attending the meeting may vote in person even if he or she has voted via the Internet or telephone, or returned a proxy card.

RENTECH, INC.

10877 Wilshire Blvd., Suite 600

Los Angeles, California 90024

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 4, 2013

This proxy statement is furnished to shareholders in connection with the solicitation by the Board of Directors (the “Board”) of Rentech, Inc. (“Rentech,” the “Company,” “we,” “us” or “our”) of proxies for use at the annual meeting of shareholders to be held at the Sheraton Gateway Los Angeles Hotel, 6101 W. Century Boulevard, Los Angeles, California,

on June 4, 2013 at 8:30 a.m. PDT, and at any adjournments or postponements of the meeting.

We anticipate that this proxy statement and the accompanying form of proxy will be first sent or given to our shareholders on or about April 30, 2013.

VOTING SECURITIES AND VOTING RIGHTS

Only shareholders of record at the close of business on April 11, 2013 are entitled to notice of and to vote at the annual meeting or any adjournments or postponements of the meeting. On April 11, 2013, 225,829,236 shares of common stock were outstanding held by 446 shareholders of record. Each share of common stock outstanding on that date entitles the holder to one vote on each matter submitted to a vote at the meeting. Cumulative voting is not allowed. Shares may only be voted by or on behalf of the shareholder of record. If a holder’s shares are held of record by another person, such as a stock brokerage firm or bank, that person must vote the shares as the shareholder of record.

Shareholders may vote in person or by proxy at the annual meeting. All properly executed proxies received prior to the commencement of voting at the meeting, and which have not been revoked, will be voted in accordance with the directions given. If no specific instructions are given for a matter to be voted upon, the proxy holders will vote the shares covered by proxies received by them (i) FOR the election of the three nominees to the Board; (ii) FOR the approval of the Second Amended and Restated 2009 Incentive Award Plan (referred to as the “Plan Amendment”); and (iii) FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

A quorum for the transaction of business at the meeting requires the presence at the annual meeting, in person or by proxy, of the holders of not less than a majority of the issued and outstanding shares of common stock. If a quorum is present, the three nominees for election as directors who receive the greatest number of votes in favor of their election at the meeting will be elected. Cumulative voting is not allowed for the election of directors. The proposal to approve the Plan Amendment will be approved if the holders of a majority of the voting power of the outstanding shares of common stock that are present in person or by proxy at the annual meeting and entitled to vote on the proposal approve the plan, and the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

If brokers have not received any instruction from their customers on how to vote the customer’s shares on a particular proposal, the brokers are allowed to vote on routine matters but not on non-routine proposals. The absence of votes by brokers on non-routine matters are “broker non-votes.” Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors, the proposal to approve the Plan Amendment or the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants. As the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants is a routine proposal, broker non-votes are not expected to result from this proposal.

Any shareholder giving a proxy pursuant to the present solicitation has the power to revoke it at any time before it is

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exercised. It may be revoked by giving a subsequent proxy or by mailing to our principal executive offices at 10877 Wilshire Boulevard, Suite 600, Los Angeles, California 90024, Attn: Secretary, an instrument of revocation. If you vote electronically via the Internet or telephone, a proxy may be revoked by the submission of a later electronic proxy. A proxy may also be revoked by attending the meeting and giving our Secretary a vote in person (subject to the restriction that a shareholder holding shares in street name must bring to the meeting a legal proxy from the broker, bank, or other nominee holding that shareholder’s shares which confirms that shareholder’s beneficial ownership of the shares and gives the shareholder the right to vote the shares).

We will bear the cost of solicitation of proxies, including expenses in connection with preparing and mailing this proxy statement. We will furnish copies of solicitation materials to brokerage houses, fiduciaries, and custodians to forward to beneficial owners of our common stock that are held in their names. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation materials to such beneficial owners. We have retained MacKenzie Partners, Inc. to assist us with the solicitation of proxies and will pay them an aggregate fee of $10,000 plus expenses. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, and personal solicitation by our directors, officers, and other employees. No additional compensation will be paid to our directors, officers, or other employees for these services.

The purposes of the meeting and the matters to be acted upon are set forth in the foregoing attached Notice of Annual Meeting. As of the date of this proxy statement, management knows of no other business that will be presented for consideration at the meeting. However, if any such other business shall properly come before the meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the best judgment of the persons acting under said proxies.

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ELECTION OF DIRECTORS

(Proxy Item 1)

There are currently nine positions on the Board. The Board currently is divided into three classes, one of which currently consists of four directors, one of which currently consists of two directors and one of which currently consists of three directors. The directors in each class are elected for three years and until the election and qualification of their successors.

Michael F. Ray, Edward M. Stern and John A. Williams have been nominated for election as directors for a term of three years each and until their successors have qualified and are elected. The three nominees are presently members of the Board. All other members of the Board will continue in office until the expiration of their respective terms at the 2014 or 2015 annual meetings of shareholders.

If your vote is properly submitted, it will be voted for the election of the nominees, unless contrary instructions are specified. Each nominee has consented to serve if elected. Although the Board has no reason to believe that any of the nominees will be unable to serve as a director, should that occur, the persons appointed as proxies in the accompanying proxy card will vote, unless the number of nominees or directors is reduced by the Board, for such other nominee or nominees as the Nominating and Corporate Governance Committee of the Board may propose and the Board approves.

Information Regarding Nominees for Election to the Board:

Michael F. Ray,

Director, Age 60—

Mr. Ray was appointed as a director of Rentech in May 2005 and as a director of Rentech Nitrogen GP, LLC in July 2011 and served as the Chairman of Rentech’s Compensation Committee from 2005 until 2010. Mr. Ray founded and, since 2001, has served as President of ThioSolv, LLC, a company that develops and licenses technology to the refining and chemical sector. Also, since May 2005, Mr. Ray has served as General Partner of GBTX Leasing, LLC, a company that owns and leases rail cars for the movement of liquid chemicals and salts. Since 2008, Mr. Ray has served as a member of the board of directors and the Technology Committee for OCM Cyanco Holdings, LLC, a producer of sodium cyanide in the Western United States, and a subsidiary of Oaktree Capital Management, which holds a controlling interest in the company. From 1995 to 2001, Mr. Ray served as Vice President of Business Development for the Catalyst and Chemicals Division of The Coastal Corporation, a company that principally gathered, processed, stored and distributed natural gas. Mr. Ray served as President (from 1990 to 1995), Vice President of Corporate Development and Administration (from 1986 to 1990) and Vice President of Carbon Dioxide Marketing (from 1985 to 1986) of Coastal Chem, Inc., a manufacturer of dry ice and solid carbon dioxide. Mr. Ray served as Regional Operations Manager (from 1981 to 1985) and Plant Manager (from 1980 to 1981) of Liquid Carbonic Corporation, a seller of carbon dioxide products. Mr. Ray previously served as a member of the board of directors of Coastal Chem, Inc., Cheyenne LEADS and Wyoming Heritage Society. Mr. Ray also served on the Nitrogen Fertilizer Industry Ad Hoc Committee, the University of Wyoming EPSCOR Steering Committee and

Wyoming Governor’s committee for evaluating state employee compensation. The Board has determined that Mr. Ray brings to the Board experience with start-up and technology companies, familiarity with the business of developing and licensing technology and with the nitrogen fertilizer industry and directorial and governance experience as a director of Coastal Chem, Inc., and therefore he should serve on the Board.

Edward M. Stern,

Director, Age 54—

Mr. Stern was appointed as a director of Rentech in December 2006 and has more than 25 years of experience leading the successful development, financing and operation of major energy and infrastructure projects. Mr. Stern is the President and Chief Executive Officer of PowerBridge, LLC and under his guidance, Neptune Regional Transmission System, LLC, a PowerBridge company, has developed, constructed and, since 2007, has operated the Neptune Project, a 660 MW, 65 mile long, high-voltage, direct current, or HVDC, undersea and underground electric transmission system that interconnects the PJM market at Sayreville, New Jersey with Long Island, New York. Through PowerBridge, Mr. Stern is also leading the development of other major undersea and underground HVDC transmission projects, including the 8 mile long 660 megawatt Hudson Project, which is under construction and will interconnect the PJM market with Manhattan. Mr. Stern is also leading the development of several other large transmission and renewable energy projects domestically and abroad. From 1991 through 2003, Mr. Stern was employed by Enel North America, Inc. (a subsidiary of Enel SpA, an Italian electric utility company) and its predecessor, CHI Energy, Inc., an energy

RENTECH, INC.  ï  2013 Proxy Statement    3

company that owned or operated nearly one hundred power plants in seven countries, specializing in renewable energy technologies including hydroelectric projects and wind farms. While at Enel North America, Inc. and CHI Energy, Inc., Mr. Stern served as General Counsel and, commencing in 1999, as President, Director and Chief Executive Officer. Mr. Stern currently serves on the board of directors of Deepwater Wind Holdings, LLC, an offshore wind energy developer and Capital Access Network, Inc., a small business lender. Mr. Stern also serves on the Advisory Board of Starwood Energy Group Global, LLC, a private equity firm specializing in energy and infrastructure investments. The Board has determined that Mr. Stern brings to the Board significant management and legal experience at energy companies, including substantial project development experience, and his directorial and governance experience as a director at numerous companies in the industry in which we operate, and therefore he should serve on the Board.

John A. Williams,

Director, Age 70—

Mr. Williams was appointed as a director of Rentech in November 2009. Mr. Williams has over 40 years of business experience, principally in the real estate and banking industries. Since January 2004, Mr. Williams has served as the Chief Executive Officer, President and Managing Member of Corporate Holdings, LLC, a diversified holdings company, and since November 2004, he has served as Chief Executive Officer and Managing Member of Williams Realty Advisors, LLC, a real estate fund advisor to over $3 billion in assets. Mr. Williams is currently Chairman and Chief Executive Officer of Preferred Apartment Communities, Inc., a new real estate investment trust. In 1970, Mr. Williams founded Post Properties, Inc., a developer, owner and manager of upscale multifamily apartment communities in selected markets in the United States. Mr. Williams served as Chief Executive Officer of Post Properties from 1970 until 2002, and he served on its board from inception until 2004. Mr. Williams served as Chairman for Post Properties from inception until February 2003 and Chairman Emeritus from February 2003 until August 2004. Mr. Williams currently serves on the board of directors of the Atlanta Falcons of which he is also a minority owner. Mr. Williams previously served on a variety of boards of directors, including those of NationsBank Corporation, Barnett Banks, Inc. and Crawford & Company. The Board has determined that Mr. Williams brings to the Board over 40 years of business experience and directorial and governance experience on boards of directors, and therefore he should serve on the Board.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF THE NOMINEES

Information Regarding Continuing Directors with Terms Expiring in 2014:

Michael S. Burke,

Director, Age 50—

Mr. Burke was appointed as a director of Rentech in March 2007 and was appointed as a director of Rentech Nitrogen GP, LLC in July 2011. Mr. Burke was appointed President of AECOM Technology Corporation, or AECOM, on October 1, 2011. AECOM is a global provider of professional technical and management support services to government and commercial clients. From December 2006 through September 2011, Mr. Burke served as Executive Vice President, Chief Financial Officer of AECOM. Mr. Burke joined AECOM as Senior Vice President, Corporate Strategy in October 2005. From 1990 to 2005, Mr. Burke was with the accounting firm, KPMG LLP, where he served in various senior leadership positions, most recently as a Western Area Managing Partner from 2002 to 2005. Mr. Burke also was a member of the board of directors of KPMG from 2000 through 2005. While on the board of directors of KPMG, Mr. Burke served as the Chairman of the Board Process and Governance Committee and a member of the Audit and Finance Committee. Mr. Burke also serves on the boards of directors of various charitable and community organizations. Mr. Burke received a B.S. degree in accounting from the University of Scranton and a J.D. degree from Southwestern

University. The Board has determined that Mr. Burke brings to the Board extensive accounting, financial and business experience, including experience with a public company, and therefore he should serve on the Board.

General (ret) Wesley K. Clark,

Director, Age 68—

General Clark was appointed as a director of Rentech in December 2010. General Clark is a businessman, educator, writer and commentator. In 2003, General Clark founded the strategic consulting firm of Wesley K. Clark & Associates, where he currently serves as Chairman and Chief Executive Officer. From June 2000 through March 2003, General Clark was a managing director at Stephens, Inc., an investment banking firm based in Arkansas. Prior to that, from June 1966 through June 2000, General Clark served in the United States Army where he held numerous staff and command positions and rose to the rank of 4-star general. He served as NATO Supreme Allied Commander and Commander in Chief of the U.S.-European Command from July 1997 through May 2000. General Clark serves on the board of directors of AMG Advanced Metallurgical Group N.V., a global producer of specialty metals and metallurgical vacuum furnace systems;

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BNK Petroleum Inc., an energy company focused on the

acquisition, exploration and production of large oil and gas reserves; Bankers Petroleum Ltd., a Canadian based oil and gas exploration and production company; Juhl Wind Inc., a wind energy provider; Amaya Gaming, a Canadian company in the electronic gaming industry; Torvec Inc., a U.S. automotive technology company; and is a partner in United Global Resources, LLC, a U.S. broker dealer focused on project development. General Clark previously served on the board of directors of Prysmian S.r.L., a provider of high-technology cables and systems for energy and telecommunication, from 2007 until 2012; Rodman & Renshaw, an investment banking firm, from 2009 until 2012; Argyle Security, Inc., a provider of security solutions, from

2008 until 2009; NutraCea, a processor of rice-bran based

products, from 2009 until 2011; and EWT, N.V., a producer of wind farms, from 2008 until 2010. General Clark graduated first in his class from the United States Military Academy at West Point in 1966. He received degrees in philosophy, politics and economics from Oxford University (B.A. and M.A.) where he was a Rhodes Scholar from 1966 to 1968. The Board has determined that General Clark brings to the Board extensive leadership experience, including having held high-ranking positions in the United States Army, and directorial and governance experience and familiarity with our industry as a result of having served on boards of directors of numerous companies in the renewable and alternative energy industry, and therefore he should serve on the Board.

Ronald M. Sega,

Director, Age 60—

Dr. Sega was appointed as a director of Rentech in December 2007. Currently, Dr. Sega serves as Vice President and Enterprise Executive for Energy and the Environment at both Colorado State University, or CSU, and Ohio State University, or OSU. He is the Woodward Professor of Systems Engineering, Director of Graduate Studies in Systems Engineering and serves as chair of the Sustainability, Energy, and Environment Advisory Committee at CSU. Dr. Sega also serves on the President’s and the Provost’s Council on Sustainability at OSU. Since 2008, Dr. Sega has served as a member of the board of directors of Woodward Governor Company, a company that designs, manufactures and services energy control systems and components for aircraft and industrial engines and turbines. Dr. Sega also serves on the Advisory Board of Ball Aerospace and Technology Corporation. From August 2005 to August 2007, Dr. Sega served as Under Secretary for the United States Air Force. In that capacity, he oversaw the recruiting, training and equipping of approximately 700,000 people and a budget of approximately $110 billion. Designated as the Department of Defense Executive Agent for Space, Dr. Sega developed, coordinated and integrated plans and programs for space systems of all Department of Defense space major defense acquisition programs. From August 2001 until July 2005, Dr. Sega was Director of Defense Research and Engineering, Office of the Secretary of Defense. Dr. Sega worked for the National Aeronautics and Space Administration, or NASA, from 1990 until 1996 and made two shuttle flights during his career as an astronaut at NASA. Dr. Sega received a B.S. in mathematics and physics from the United States Air Force Academy in 1974, a M.S. in physics from OSU in 1975, and a doctorate in electrical engineering from the University of Colorado at Boulder in 1982. The Board has determined that Dr. Sega brings to the Board a strong background in science and research, aerospace, energy and operations with significant experience in leadership positions, including those involving responsibility for large budgets, and therefore he should serve on the Board.

Dennis L. Yakobson,

Director and Chairman Emeritus of the Board, Age 76—

Mr. Yakobson has served as a director of Rentech since 1983 and is one of its founders. He served as the Chairman of the Board until June 2011, at which time he became Chairman Emeritus of the Board, and he served as Chief Executive Officer until December 2005. He was employed as Vice President of Administration and Finance of Nova Petroleum Corporation, Denver, Colorado, from 1981 to 1983. From 1979 to 1983, he served as a Director and Secretary of Nova Petroleum Corporation. He resigned from those positions in November 1983 to become a Director and assume the presidency of Rentech. From 1976 to 1981, he served as a Director, Secretary and Treasurer of Power Resources Corporation in Denver, a mineral exploration company, and was employed by it as the Vice President-Land. From 1975 to 1976, he was employed by Wyoming Mineral Corporation in Denver as a contract administrator. From 1971 through 1975, he was employed by Martin Marietta Corporation, Denver, as marketing engineer in space systems. From 1969 to 1971, he was employed by Martin Marietta in a similar position. From 1960 to 1969, he was employed by Grumman Aerospace Corporation, his final position with it being contract administrator with responsibility for negotiation of prime contracts with governmental agencies. He is a director of GTL Energy Pty Ltd., a private company based in Adelaide, Australia. The Board has determined that Mr. Yakobson brings to the Board knowledge of our business and, as the founder, his historical understanding of our operations combined with his experience in leadership positions, including directorial and governance experience on boards of directors, at multiple engineering and energy companies, and therefore he should serve on the Board.

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Information Regarding Continuing Directors with Terms Expiring in 2015:

D. Hunt Ramsbottom,

Chief Executive Officer, President and Director, Age 55—

Mr. Ramsbottom was appointed President and as a director of Rentech in September 2005, and he was appointed Chief Executive Officer of Rentech in December 2005. Mr. Ramsbottom had been serving as a consultant to Rentech since August 2005 under the terms of a Management Consulting Agreement Rentech entered into with Management Resource Center, Inc. Mr. Ramsbottom has over 25 years of experience building and managing growth companies. Prior to accepting his position at Rentech, Mr. Ramsbottom held various key management positions including: from 2004 to 2005, as Principal and Managing Director of Circle Funding Group, LLC, a buyout firm; from 1997 to 2004, as Chief Executive Officer and Chairman of M2 Automotive, Inc., an automotive repair venture; and from 1989 to 1997, as Chief Executive Officer of Thompson PBE, a supplier of paints and related supplies, which was acquired by FinishMaster, Inc. in 1997. On April 17, 2005, M2 Automotive, Inc. completed an assignment for the benefit of its creditors pursuant to a state law insolvency proceeding. Mr. Ramsbottom holds a B.S. degree from Plymouth State College. The Board has determined that Mr. Ramsbottom brings to the Board knowledge of our business and his historical understanding of our operations gained through his service as our President and Chief Executive Officer and experience with companies as chief executive officer, principal and managing director, and therefore he should serve on the Board. In July 2011, Mr. Ramsbottom was appointed Chief Executive Officer and as a member of the board of directors of Rentech Nitrogen GP, LLC, the general partner of Rentech Nitrogen Partners, L.P. (NYSE: RNF). Rentech Nitrogen GP, LLC is one of our indirect wholly-owned subsidiaries and Rentech Nitrogen Partners, L.P. is one of our indirect majority-owned subsidiaries.

Halbert S. Washburn,

Director and Chairman of the Board, Age 53—

Mr. Washburn was appointed as a director of Rentech in December 2005, and has served as Chairman of the Board since June 2011. In July 2011, Mr. Washburn was appointed as a director of Rentech Nitrogen GP, LLC. Mr. Washburn has over 25 years of experience in the energy industry. Since April 2010, Mr. Washburn has been the Chief Executive Officer of BreitBurn GP, LLC, the general partner of BreitBurn Energy Partners LP. From August 2006 until April 2010, he was the co-Chief Executive Officer and served on the board of directors of BreitBurn GP, LLC. In December 2011, he was reappointed as a member of the board of directors of BreitBurn GP, LLC . He has served as the co-President and a director of BreitBurn Energy Corporation since 1988. He also has served as a co-Chief Executive Officer and a director for Pacific Coast Energy Holdings, LLC (formerly BreitBurn Energy Holdings, LLC) and as co-Chief Executive Officer and a director of PCEC (GP), LLC (formerly BEH (GP), LLC). Mr. Washburn previously served as Chairman on the Executive Committee of the board of directors of the California Independent Petroleum Association. He also served as Chairman of the Stanford University Petroleum Investments Committee and as Secretary and Chairman of the Wildcat Committee. The Board has determined that Mr. Washburn brings to the Board knowledge of our business, extensive experience in our industry, including his service as an executive officer and director of several BreitBurn entities, and familiarity with start-up and public energy companies, and therefore he should serve on the Board.

Executive Officers

Information concerning the business experience of Mr. Ramsbottom, who serves as our President and Chief Executive Officer, is provided above.

Dan J. Cohrs,

Executive Vice President, Chief Financial Officer and Treasurer, Age 60—

Mr. Cohrs was appointed Executive Vice President and Chief Financial Officer of Rentech in October 2008. Mr. Cohrs was also Treasurer of Rentech from October 2008 until November 2009 and was re-appointed Treasurer in October 2010. Mr. Cohrs has more than 25 years of experience in corporate finance, strategy and planning, and mergers and acquisitions. From April 2008 through September 2008, Mr. Cohrs served as Chief Development and Financial Officer of Agency 3.0, LLC, a private digital advertising and consulting agency in Los Angeles, California and he was a Partner and a Board Member of Agency 3.0, LLC until September 2009. From August 2007 through September 2008, he served as Chief Development & Financial Officer of Skycrest Ventures, LLC, a private investment and consulting firm in Los Angeles that was related to Agency 3.0, LLC. From June 2006 to May 2007, Mr. Cohrs served as a consultant for finance and corporate development, as well as Interim Chief Financial Officer for several months during that period of time, for Amp’d Mobile, a

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private mobile media entertainment company in Los Angeles. From 2003 to 2007, Mr. Cohrs worked as an independent consultant and advised companies regarding financings, investor presentations and business plans. From November 2005 to March 2006, Mr. Cohrs served as a Visiting Senior Lecturer at Cornell University’s Johnson School of Management in the area of corporate governance. From May 1998 to June 2003, Mr. Cohrs served as Executive Vice President and Chief Financial Officer of Global Crossing Ltd. Prior to being employed at Global Crossing Ltd., Mr. Cohrs held senior positions in finance and strategy at Marriot Corporation, Northwest Airlines, Inc. and GTE Corporation, a predecessor of Verizon Communications, Inc. Mr. Cohrs earned M.S. and Ph.D. degrees in finance, economics and public policy from Cornell University’s Johnson Graduate School of Management and a B.S. degree in Engineering from Michigan State University. Mr. Cohrs was appointed Chief Financial Officer of Rentech Nitrogen GP, LLC, the general partner of Rentech Nitrogen Partners, L.P., in July 2011.

On June 1, 2007, Amp’d Mobile, Inc. filed a petition for bankruptcy under chapter 11 of title 11 of the United States Code, 11 U.S.C. § 101, et seq., or the Bankruptcy Code, with the United States Bankruptcy Court for the District of Delaware. On January 28, 2002, Global Crossing Ltd., and certain of its direct and indirect subsidiaries, filed a petition for bankruptcy under chapter 11 of title 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York. On April 11, 2005, the Securities and Exchange Commission, or the SEC, Global Crossing Ltd., Mr. Cohrs (at the relevant time, the Chief Financial Officer of Global Crossing Ltd.) and other members of Global Crossing Ltd.’s senior management reached a settlement related to an SEC investigation regarding alleged violations of the reporting provisions of Section 13(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the regulations thereunder. The parties to the agreement (other than the SEC) agreed not to cause any violations of such reporting provisions in the future, and in connection with a parallel civil action, Mr. Cohrs agreed to pay a $100,000 civil penalty. In the SEC order, none of the allegations related to fraud, no party admitted liability and no other violations of securities laws were alleged. Also in connection with Global Crossing, Ltd., on July 16, 2004, Mr. Cohrs and the Secretary of the United States Department of Labor entered into a settlement agreement, the relevant restrictions of which expired on July 16, 2009, pursuant to which Mr. Cohrs agreed, among other things, that he would give notice to the Secretary, and if the Secretary objected, then he would not serve in a fiduciary capacity with respect to any plan covered by the Employee Retirement Income Security Act.

John H. Diesch,

Senior Vice President Operations, Age 56—

John H. Diesch was appointed Senior Vice President of Operations of Rentech in January 2008 and is responsible for plant operations at our facilities. From April 2006 to January 2008, Mr. Diesch served as President of Rentech Nitrogen, LLC (formerly Rentech Energy Midwest Corporation) and Vice President of Operations for Rentech. From April 1999 to April 2006, Mr. Diesch served as Managing Director of Royster-Clark Nitrogen, Inc., and previously served as Vice President and General Manager of nitrogen production and distribution for IMC AgriBusiness Inc., an agricultural fertilizer manufacturer. In 1991, he joined Vigoro Industries Inc., a manufacturer and distributor of potash, nitrogen fertilizers and related products, as North Bend, Ohio Plant Manager after serving as Plant Manager, Production Manager and Process Engineer with Arcadian Corporation, a nitrogen manufacturer, Columbia Nitrogen Corp., a manufacturer of fertilizer products, and Monsanto Company, a multinational agricultural biotechnology corporation. Mr. Diesch is a member of the board of directors of The Fertilizer Institute, a former member of the board of directors of the Gasification Technologies Council and previously served as director of the Dubuque Area Chamber of Commerce, and was recently management Chairman of the Board for the Dubuque Area Labor Management Council. Mr. Diesch was appointed President and a member of the board of directors of Rentech Nitrogen GP, LLC, the general partner of Rentech Nitrogen Partners, L.P., in July 2011.

Harold A. Wright,

Senior Vice President and Chief Technology Officer, Age 48—

Mr. Wright was appointed Senior Vice President and Chief Technology Officer of Rentech in March 2007. Mr. Wright served as Vice President of Technology for Eltron Research & Development, a developer of technologies for the energy, chemical and water services industries, from June 2005 until February 2007. From 1991 to 2005, Mr. Wright worked at ConocoPhillips, during which time Mr. Wright served in various capacities including Director of Gas-To-Liquids, or GTL, Research and Development from February 2004 to June 2005 and director of Synthesis Gas Development from July 2000 to February 2004. In these positions, Mr. Wright was responsible for synthesis gas technology development, GTL commercial reactor design, directing GTL catalyst development and product upgrading technology development. Mr. Wright oversaw all aspects of the company’s scale-up of GTL technology, which resulted in a 400 barrel per day demonstration plant in Ponca City, Oklahoma. With 30 United States patents issued to his credit, Mr. Wright is also a registered patent agent and is authorized to practice patent law before the United States Patent and Trademark Office. Mr. Wright received a B.S. in chemical engineering, cum laude, from the University of Missouri in

1986 and a Ph.D. in chemical engineering from Purdue University in 1991.

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Colin M. Morris,

Senior Vice President and General Counsel, Age 40—

Mr. Morris has served as the Senior Vice President and General Counsel of Rentech since October 2011. From June 2006 to October 2011, Mr. Morris served as Vice President and General Counsel. Mr. Morris practiced corporate and securities law at the Los Angeles office of Latham & Watkins LLP from June 2004 to May 2006. From September 2000 to May 2004, Mr. Morris practiced corporate and securities law in the Silicon Valley office of Wilson, Sonsini, Goodrich and Rosati. Prior to that Mr. Morris practiced corporate and securities law in the Silicon Valley office of Pillsbury Winthrop Shaw Pittman LLP. Mr. Morris received an A.B. degree in government from Georgetown University and a J.D. from the University of California, Berkeley, Boalt Hall School of Law. Mr. Morris was appointed Senior Vice President, General Counsel and Secretary of Rentech Nitrogen GP, LLC, the general partner of Rentech Nitrogen Partners, L.P., in October 2011, and from July 2011 to October 2011, Mr. Morris served as Vice President, General Counsel and Secretary.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 31, 2013 by (i) all owners of record or those who are known to us to beneficially own more than 5% of the issued and outstanding shares of our common stock, (ii) each director and named executive officer identified in the tables under “—Executive Compensation,” and (iii) by all executive officers and directors as a group:

Directors and Named Executive Officers (1)(2)(3) Listed in alphabetical order	Amount and Nature of Beneficial Ownership (4)	Percent of Class (5)
Michael S. Burke	324,439	*
General Wesley K. Clark	133,301	*
Dan J. Cohrs	983,274	*
John H. Diesch	567,182	*
Colin M. Morris	672,774	*
D. Hunt Ramsbottom (6)	2,353,562	*
Michael F. Ray (7)	458,505	*
Ronald M. Sega	316,462	*
Edward M. Stern	355,143	*
Halbert S. Washburn	345,642	*
John A. Williams	49,991	*
Harold A. Wright	628,519	*
Dennis L. Yakobson (8)	491,155	*
All Directors and Executive Officers as a Group (13 persons)	7,679,949	3.4%

Beneficial Owners of More than 5%	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group (9)	15,345,919	6.8%
BlackRock, Inc. (10)	11,279,956	5.0%

*	Less than 1%.
(1)

Except as otherwise noted and subject to applicable community property laws, each shareholder has sole or shared voting and investment power with respect to the shares beneficially owned. The business address of each director and executive officer is c/o Rentech, Inc., 10877 Wilshire Blvd., Suite 600, Los Angeles, CA 90024.

(2)

If a person has the right to acquire shares of common stock subject to options, time-vesting restricted stock units, or RSUs, or other convertible or exercisable securities within 60 days of March 31, 2013, then such shares (including certain RSUs that are fully vested but will not be yet paid out until the earlier of the recipient’s termination and three years from the applicable award date, subject to any required payment delays arising under applicable tax laws) are deemed outstanding for purposes of computing the percentage ownership of that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. The following shares of common stock that may be acquired within 60 days of March 31, 2013 and are included in the table above:

•	Michael S. Burke — 60,742 under options;
•	General Wesley K. Clark — 21,501 under options;
•	Dan J. Cohrs — 295,125 under options;
•	John H. Diesch — 161,053 under options;
•	Colin M. Morris — 198,681 under options;
•	D. Hunt Ramsbottom — 770,484 under options;
•	Michael F. Ray — 60,742 under options;
•	Ronald M. Sega — 60,742 under options;

8    RENTECH, INC.  ï  2013 Proxy Statement

•	Edward M. Stern — 82,243 under options;
•	Halbert S. Washburn — 60,742 under options;
•	John A. Williams — 49,991 under options;
•	Harold A. Wright — 118,050 under options;
•	Dennis L. Yakobson — 168,251 under options; and
•	all directors and named executive officers as a group — 2,108,347 under options.
(3)	The Security Ownership table above does not include the following:

(A) Performance-vesting restricted stock units, or PSUs, held by our named executive officers, or our NEOs, that vest upon each of the first three anniversaries of the grant date based on the level of total shareholder return over the average fair market value for the thirty-day trading period through the grant date (the numbers below represent the greatest number of PSUs that maybe issued to the NEOs):

•	Dan J. Cohrs — 290,512 PSUs;
•	John H. Diesch — 290,512 PSUs;
•	Colin M. Morris — 203,359 PSUs;
•	D. Hunt Ramsbottom — 677,864 PSUs;
•	Harold Wright — 188,834 PSUs; and

(B) unvested RSUs and/or options that will vest assuming the continued employment of the officer or director beyond each applicable vesting date:

•	Michael S. Burke — 14,700 RSUs;
•	General Wesley K. Clark — 14,700 RSUs;
•	Dan J. Cohrs — 423,027 RSUs and 147,562 options;
•	John H. Diesch — 248,407 RSUs and 59,025 options;
•	Colin M. Morris — 268,877 RSUs and 59,025 options;
•	D. Hunt Ramsbottom — 731,926 RSUs and 250,856 options; and
•	Michael F. Ray — 14,700 RSUs;
•	Ronald M. Sega — 14,700 RSUs;
•	Edward M. Stern — 14,700 RSUs;
•	Halbert S. Washburn — 14,700 RSUs;
•	John A. Williams — 14,700 RSUs;
•	Harold Wright — 128,060 RSUs and 59,025 options; and
•	Dennis L. Yakobson — 14,700 RSUs.
(4)	Information with respect to beneficial ownership is based upon information furnished by each shareholder or contained in filings with the SEC.
(5)	Based on 225,823,861 shares of common stock outstanding as of March 31, 2013.
(6)

Includes 68,000 shares held for the benefit of Mr. Ramsbottom’s children as to which Mr. Ramsbottom disclaims beneficial ownership and 10,000 shares held by the L.E. Ramsbottom Living Trust owned by Mr. Ramsbottom’s spouse as to which Mr. Ramsbottom disclaims beneficial ownership.

(7)	Includes 7,500 shares held by Mr. Ray’s spouse’s individual retirement arrangement as to which Mr. Ray disclaims beneficial ownership.
(8)	Includes 40,000 shares held in custodial accounts as to which Mr. Yakobson disclaims beneficial ownership.
(9)

Based on information in a Schedule 13G filed by The Vanguard Group, or Vanguard, with the SEC on February 11, 2013 for its holdings as of December 31, 2012, Vanguard reported that it has sole power to vote all 303,257 shares, and that it has the sole power to dispose of 15,056,562 of its shares and the shared power to dispose 289,357 of its shares. Vanguard’s principal business office address is 100 Vanguard Blvd., Malvem, PA 19355.

(10)

Based on information in Amendment No. 8 to a Schedule 13G filed by BlackRock, Inc., or BlackRock, with the SEC on July 11, 2012 for its holdings as of June 29, 2012. BlackRock reported that it has sole power to vote and to dispose of all 11,279,956 shares. BlackRock’s principal business office address is 40 East 52nd Street, New York, NY 10022.

Equity Compensation Plan Information

The following table provides information as of December 31, 2012 with respect to our compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	15,440,000	$0.45	3,580,000
Equity compensation plans not approved by security holders	33,000	—	—
Total	15,473,000	$0.45	3,580,000

The equity securities issued as compensation under shareholder approved compensation plans consist of stock options, RSUs and performance shares. The equity securities issued as compensation without shareholder approval consist of RSUs. The stock options have exercise prices equal to the fair market value of our common stock, as reported by the NYSE MKT, as of the date the securities were granted. The options may be exercised for a term ranging from five to ten years after the date they were granted.

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Ownership of Common Units of RNP

On December 14, 2012 each of Messrs. Ramsbottom, Cohrs, Diesch and Morris were granted phantom units of Rentech Nitrogen Partners, L.P., a publicly traded Delaware limited partnership and one of our indirectly majority owned subsidiaries, or RNP, common units in the amounts of 5,600, 2,400, 2,400 and 1,680, respectively. Such phantom units will vest in three equal parts on each of the next three anniversaries of December 14, 2012. Further, on March 29, 2012, each of Messrs. Burke, Ray and Washburn were granted 1,250 phantom units of RNP common units that vested on November 9, 2012. In addition, on June 5, 2012, each of Messrs. Burke, Ray and Washburn were granted 1,130 RNP common units.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, or Insiders, to file initial reports of ownership and reports of changes in ownership with the SEC. Insiders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on its review of the copies of such reports furnished to us or written representations from certain Insiders that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, we believe that, during the year ended December 31, 2012, all Insiders complied with all applicable filing requirements, except for a Form 4 filed on December 14, 2012 by Ronald M. Sega reporting the acquisition of 20,000 shares of our common stock on December 6, 2012 pursuant to the exercise of stock options and the disposition of 12,180 shares of our common stock on December 6, 2012.

Meetings and Committees of the Board

The Board held six meetings during the year ended December 31, 2012. Actions were also taken during the year by written consent. Each of our directors attended at least 75% of the aggregate of (i) meetings of the Board held during the period for which he has been a director and (ii) meetings of committees of the Board on which he served during the period that he served. All of our nine incumbent directors attended the annual meeting of shareholders held in 2012. Our directors are reimbursed for expenses incurred in attending meetings. We encourage all incumbent directors and director nominees to attend our annual meetings of shareholders. We have adopted a Corporate Governance Policy which provides that each member of the Board shall attend the annual meeting of shareholders in person, absent good cause.

The Board has three standing committees, an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board has determined that all the members of our Board, other than Mr. Ramsbottom and Mr. Williams, are “independent” within the meaning of the listing standards of the NYSE Amex, including each member of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board has also determined that each member of the Audit Committee is “independent” within the meaning of the rules of the SEC.

The charters of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance

Committee are available on the Corporate Governance section of our website at http://www.rentechinc.com. The Board regularly reviews developments in corporate governance and modifies these policies and charters as warranted. Modifications are reflected on our website at the address previously given. Information contained on our website is not incorporated into and does not constitute a part of this proxy statement. Our website address referenced above is intended to be an inactive textural reference only and not an active hyperlink to the website.

The Audit Committee of the Board has been delegated responsibility for reviewing with the independent auditors the plans and results of the audit engagement; reviewing the adequacy, scope and results of the internal accounting controls and procedures; reviewing the degree of independence of the auditors; reviewing the auditors’ fees; and recommending the engagement of the auditors to the full Board. During 2012, the Audit Committee consisted of Mr. Burke, Mr. Ray and Mr. Washburn until June 15, 2012, and since such date through the date of this proxy statement, the Audit Committee has consisted of Mr. Burke, Mr. Ray and General Clark. The Board has determined that Mr. Burke, the Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined by the rules of the SEC. The Audit Committee met four times during the fiscal year ended December 31, 2012. Actions were also taken during the year by written consent.

10    RENTECH, INC.  ï  2013 Proxy Statement

The Compensation Committee is currently comprised of Mr. Burke, Mr. Stern, and Mr. Washburn. None of them is or has been an employee of us. The Compensation Committee reviews and approves executive officer compensation and equity grants, administers our equity plans, and establishes compensation philosophy for executive officers. Please see our Compensation Discussion and Analysis section beginning on page 11 of this proxy statement for a detailed description of the roles of our Compensation Committee, compensation consultants and Chief Executive Officer in determining compensation for our named executive officers, or NEOs. The

Compensation Committee met four times during the fiscal year ended December 31, 2012. Actions were also taken during the year by written consent.

The Nominating and Corporate Governance Committee currently consists of Mr. Sega and Mr. Stern. The primary duty of the Nominating and Corporate Governance Committee is to make recommendations to the Board regarding recruitment of new directors and re-election of incumbent directors. The Nominating and Corporate Governance Committee met two times during the fiscal year ended December 31, 2012. Actions were also taken during the year by written consent.

Board Leadership and Role in Risk Oversight

Our Board does not have a policy on whether the offices of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the independent directors. Our Board believes that it should have the flexibility to make these determinations at any given time in the way that it believes best to provide appropriate leadership for us at that time. Our Board has reviewed our current Board’s leadership structure in light of the composition of the Board, our size, the nature of our business, our peer group and other relevant factors. Considering these factors, we have determined to have a separate Chief Executive Officer and Chairman of the Board. We have determined that this structure is currently the most appropriate board leadership structure for us. After carefully considering the benefits and risks of separating the roles of the Chairman of the Board and Chief Executive Officer, the Board has determined that having an independent director serve as the Chairman of the Board is the most appropriate leadership structure for us and is in the best interest of our stockholders at this time. Separating the roles of the Chairman of the Board and Chief Executive Officer enables the independent directors to participate meaningfully in the leadership of the Board. The Board believes this structure provides an appropriate degree of oversight over our Chief Executive Officer and senior management. At the same time, the current Chairman of the Board is a director who has experience with other public companies, including publicly traded limited partnerships, and therefore has a strong understanding of organizations such as ours. For this reason, our Chairman of the Board is able to understand the unique challenges faced by management and serve as a liaison between the Board of Directors and management.

We face a variety of risks. An effective risk management system will identify the material risks we face in a timely manner, communicate necessary information to senior executives and the Board related to those material risks, implement appropriate and responsive strategies to manage those risks, and integrate the process of risk management into regular decision-making. The Board has designated the Audit Committee to take the lead in overseeing risk management as the Audit Committee regularly reviews our internal audit reports, independent compliance audit reports, regulatory examination reports and financial information of us. In addition to the Audit Committee, the Board encourages management to promote a corporate culture that incorporates risk management into our strategies and day-to-day operations. The Compensation Committee is responsible for the assessment of risks related to the Company’s compensation programs. In March 2013, our Compensation Committee approved, and we adopted, a clawback policy pursuant to which, in the event of an accounting restatement due to material non-compliance with any financial reporting requirements under the securities law, we will be entitled (but not required) to recoup from executive officers all cash bonuses and all contingent equity that would not have been paid if performance had been measured in accordance with the restated financials. This policy only applies to incentives paid (i) within three years of the date that the accounting restatement is required (ii) on or after January 1, 2013.

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis provides an overview and analysis of our executive compensation program during the fiscal year ended December 31, 2012, or 2012, for our named executive officers, or NEOs. Our executive compensation program is designed to align executive pay with individual performance on both short- and long-term bases; to link executive pay to specific, measurable financial, technological and development achievements intended to create value for shareholders; and to utilize compensation as a tool to attract and retain the high-caliber executives that are critical to our long-term success.

RENTECH, INC.  ï  2013 Proxy Statement    11

Pay for Performance

Pay for performance is a key component of our compensation philosophy. Consistent with this focus, our compensation program includes (i) annual performance-based incentives and (ii) long-term equity compensation that is both performance-linked by nature in that its value relates to stock price appreciation and performance-linked by designation in that 70% of our 2012 long-term equity incentive awards granted to our NEOs condition vesting on the attainment of designated performance goals. For 2012, approximately 56% of our NEOs’ aggregate compensation came from variable performance-based pay consisting of performance-based cash bonuses and restricted stock units.

We endeavor to structure our executive compensation program in a manner that reflects good corporate governance practices and aligns our NEOs’ pay with our performance. Highlights of our 2012 executive compensation program included the following:

•

During 2012, our executive officers were eligible to earn bonuses based on the Company’s and the individual executive officers’ achievement of a wide range of challenging, pre-established performance goals (discussed in detail below).

•

In addition to the pre-established performance goals, in recognition of our extraordinary total shareholder return and stock value appreciation in 2012 (including the increase in our stock price from $1.31 per share as of December 31, 2011 to $2.63 per share as of December 31, 2012, as well as the payment of a 19 cents per share extraordinary dividend during 2012), our Compensation Committee determined to increase the final incentive payments for each NEO. We believe that this increase was merited by our outstanding performance and supports our philosophy of aligning our executive officers’ pay with our performance and shareholder interests and encourages our executive offices to work towards increasing our stock price.

•

We believe that our equity compensation program supports long-term performance by aligning interests between our executives and our stockholders. During 2012, all of the equity incentive awards received by our NEOs vested over time in order to provide meaningful retention devices linked to stockholder value, while 70% of these awards were also subject to performance-vest conditions, including the achievement of a high level of total shareholder return, which provides strong alignment between the interests of our executives and our stockholders.

•

We maintain compensation arrangements that provide only for “double trigger” cash severance provisions in connection with a change in control, meaning that an executive must be involuntarily terminated in connection with a change in control of the Company to receive cash severance. We believe that this format provides reasonable executive protections, but also encourages executives to stay with us and focus on our post-transaction success rather than just closing the transaction.

•

In March 2013, we adopted a clawback policy pursuant to which, in the event of an accounting restatement due to material non-compliance with any financial reporting requirements under the securities law, we will be entitled to recoup from executive officers all cash bonuses and all contingent equity that would not have been paid if performance had been measured in accordance with the restated financials.

•

In April 2013, we adopted stock ownership guidelines for our executives officers and non-employee directors, pursuant to which they must accumulate and hold equity of the Company valued at three times (3x) (or six times (6x) in the case of our Chief Executive Officer) their annual base salary (with respect to our executive officers) or their annual cash retainer (with respect to our non-employee directors) within the earlier of (i) five years after the adoption of these guidelines or (ii) five years after becoming an executive officer of the Company (with respect to our executive officers) or five years after joining the Company’s Board of Directors (with respect to our non-employee directors). If, after the five year period set forth above, an individual fails to satisfy the above ownership requirements, then he or she will be required to retain 100% of any of our shares acquired through stock option exercise or vesting of any performance stock units, restricted stock units and restricted stock awards (net of shares sold or withheld to satisfy taxes and, in the case of stock options, the exercise price) until such time that he or she meets the ownership requirements.

12    RENTECH, INC.  ï  2013 Proxy Statement

Elements of Compensation

The following table sets forth the key elements of our NEOs’ compensation, along with the primary objectives associated with each element of compensation:

Compensation Element	Primary Objective
Base salary	To recognize performance of job responsibilities, provide stable income and attract and retain experienced individuals with superior talent.
Annual incentive compensation	To promote short-term performance objectives and reward individual contributions to the achievement of those objectives.
Long-term equity incentive awards	To emphasize long-term performance objectives, align the interests of our NEOs with the interests of our shareholders, encourage the maximization of shareholder value and retain key executives.
Severance and change in control benefits	To encourage the continued attention and dedication of our NEOs and provide reasonable individual security to enable our NEOs to focus on our best interests, particularly when considering strategic alternatives.
Retirement savings (401(k) plan)	To provide an opportunity for tax-efficient savings and matching contributions by us.
Other elements of compensation and perquisites	To attract and retain talented executives in a cost-efficient manner by providing benefits with high perceived values at relatively low cost.

To serve the foregoing objectives, our overall compensation program is generally designed to be flexible rather than purely formulaic. In alignment with the objectives set forth above, the Company’s Compensation Committee (the “Compensation Committee”) and the Company’s Board of Directors (the “Board”) have generally determined the overall compensation of our NEOs and its allocation among the elements described above, relying on the analyses and advice provided by the Compensation Committee’s compensation consultant. The

Compensation Committee has generally made these determinations in executive sessions without our management team present, but has also sought input from our Chief Executive Officer with regard to individual NEO performance.

Our compensation decisions for our NEOs with respect to 2012 are discussed in detail below. This discussion is intended to be read in conjunction with the executive compensation tables and related disclosures that follow this Compensation Discussion and Analysis.

Compensation Program Objectives

The following discussion and analysis describes our compensation objectives and policies for each of NEOs for 2012, who consisted of:

•	D. Hunt Ramsbottom, Chief Executive Officer;

•	Dan J. Cohrs, Chief Financial Officer;

•	John H. Diesch, Senior Vice President — Operations;

•	Harold A. Wright, Senior Vice President and Chief Technology Officer; and

•	Colin M. Morris, Senior Vice President, General Counsel and Secretary.

To succeed in achieving our key operational goals, we need to recruit and retain a highly talented and seasoned team of executive, technical, sales, marketing, operations, financial and other business professionals. As such, our compensation packages are designed to incentivize the achievement of these goals, and to recruit, reward and retain our employees, including our NEOs.

We have focused on building an experienced management team that is capable of managing our day-to-day operations during a period of growth while working to achieve our long-term operational goals. We believe it is important both to retain our key executives, including our NEOs, and to recruit the additional talent we need to expand the Company. Accordingly, our policy is to hire executives who are not only highly qualified for their positions at our current size, but who also have the skills we believe are necessary to perform their roles at the same high standard if we are successful in our commercial development, and we achieve significantly greater size and complexity.

Each of the key elements of our executive compensation program is discussed in more detail below under “—Core Components of Executive Compensation.”

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Compensation Consultant

During 2010 and 2011 and continuing through February 2012, the Compensation Committee engaged Radford, an Aon Hewitt Company, as an independent compensation consultant to assist in the analysis of the executive compensation program for certain of our officers. In early 2012, the Compensation Committee evaluated the scope of consulting services historically provided to us and determined that it was appropriate to reevaluate our executive compensation programs. Based on this assessment, in March 2012, the Compensation Committee engaged a new independent compensation consultant, Frederic W. Cook &

Co., Inc. (“Cook”), to analyze our existing executive compensation programs, assist with the design of future compensation programs that more closely align our executive officers’ interests with those of our stockholders, and ensure that the levels and types of compensation provided to our executives (including our NEOs) and directors continue to reflect market practices. Following the engagement of Cook by the Compensation Committee to provide this advice, Radford ceased providing such services, with the exception of certain equity valuation services.

Services Provided With Respect to 2012 Compensation

Radford and Cook each provided services with respect to the compensation provided to our NEOs in respect of 2012. Services provided by Radford in late 2011 and early 2012 included the following:

•	Advising on the levels of our officers, including our NEOs’, base salaries, as well as any appropriate changes to such salaries;

•	Advising on the reasonableness and effectiveness of the annual incentive programs in which our executive officers, including our NEOs, participate; and

•

Analyzing the effectiveness of our use of long-term equity compensation, including award levels and types of equity awards used to compensate our employees and officers, including our NEOs, as well as any appropriate changes or additions to equity compensation.

The services provided by Cook following its engagement by the Compensation Committee in February 2012 included the following:

•	Analyzing our peer group companies and advising on appropriate changes to such companies;

•	Reviewing compensation data and analysis provided by Radford with regard to historical levels and types of compensation provided to our officers, including our NEOs, and directors;

•

Analyzing the reasonableness and effectiveness of our compensation components, levels and programs for our directors and officers, including our NEOs, as well as any appropriate compensation changes, including changes to our long-term equity compensation program, to bring the compensation levels of our directors and officers in line with the median compensation levels of our peer group companies; and

•	Analyzing and advising on the reasonableness and competitiveness of the annual incentive compensation awards earned by our executive officers, including our NEOs.

Comparison to Market Practices

The Compensation Committee provides levels and elements of executive compensation, including base salaries, target annual incentives as a percentage of salary, total cash compensation, long-term incentives and total direct compensation, based on information gathered from the public filings of our peer group companies as well as industry-specific published survey data (discussed in more detail below).

From 2010 through the first half of 2012, our peer group was comprised of companies selected in 2010 based on discussions among the members of the Compensation Committee, certain of our executive officers and Radford (the “2010 Peer Group”). In June 2012, the Compensation Committee, certain of our executive officers and Cook reviewed and discussed the composition of the 2010 Peer

Group. Based on these discussions, certain changes were made to our peer group in order to (i) remove approximately twelve companies, including companies that had been acquired, had become insolvent or that were no longer appropriate to our peer group based on size, industry and/or market value, and (ii) add approximately ten companies that are more similar to us in terms of industry, revenue and market value. We refer to our current peer group (after giving effect to the changes discussed above) as the “2012 Peer Group.”

Our 2010 Peer Group consisted of alternative energy companies and certain technology companies with a related focus, in each case, with (i) annual revenues ranging from $50 million to $550 million (with a median of $316 million), (ii) market values ranging from $70 million to $550 million, and

14    RENTECH, INC.  ï  2013 Proxy Statement

(iii) similar employee numbers. Following are the companies that comprised our 2010 Peer Group:

Advanced Energy Industries	Fuel Tech
Broadwind Energy	Fuelcell Energy
Cohu, Inc.	LSB Industries
Converge, Inc.	Maxwell Technologies
Echelon Corp.	MGP Ingredients
EMCORE Corp.	Rudolph Technologies
Energy Conversion Devices	Satcon Technology
EnerNoc Inc.	Ultra Clean Holdings
Evergreen Solar	Vicor Corp.
FormFactor Inc.	Zoltek

Our 2012 Peer Group consists of alternative energy, energy, energy technology, chemical and fertilizer companies, in each case, with (i) annual revenues ranging from $63 million to $650 million and (ii) market values ranging from $150 million to $1.5 billion. Following are the companies that comprise our 2012 Peer Group:

ADA-ES, Inc.	Fuel Tech
Advanced Energy Industries	Fuelcell Energy
American Vanguard Corp.	Hawkins Inc.
Amyris Inc.	LSB Industries
Arabian American Development Co.	Maxwell Technologies
Balchem Corp.	Quaker Chemical
Clean Energy Fuels Corp.	REX American Resources
EnerNoc Inc.	Vicor Corp.
Flotek Industries	Zoltek

In mid-2011, the Compensation Committee reviewed the public filings of our 2010 Peer Group to gather data points with regard to various elements of executive compensation, including base salaries, target incentive as a percentage of salary, total cash compensation, long-term incentives and total direct compensation. The Compensation Committee also reviewed aggregated published survey data from Radford’s 2011 Global Technology Survey (using a data set comprised of public high-tech companies with revenue between $50 million and $500 million) in order to further validate its comparative data. In October 2011, our Compensation Committee reviewed data and analysis provided by Radford with regard to the levels and types of compensation, including base salaries, target incentive as a percentage of salary, total cash compensation, long-term incentives and total direct compensation, provided to our NEOs and directors. The information provided by Radford included data gathered from the public filings of our 2010 Peer Group and was utilized by the Compensation Committee in its review and adjustment of our NEOs’ base salaries for 2012 and its review and establishment of our NEOs’ cash incentive opportunities for 2012.

In June 2012, the Compensation Committee conducted a similar review of compensation data provided by Cook with regard to the levels and types of compensation provided to our NEOs and directors. The information provided by Cook included data gathered from the public filings of our 2012 Peer Group (instead of our 2010 Peer Group). The Compensation Committee considered this data when determining the final incentive awards earned by our NEOs for 2012 under our annual incentive compensation programs and the levels and types of equity awards granted to our NEOs during 2012.

During its 2012 review, the Compensation Committee reviewed the compensation of our NEOs as it related to the 2012 Peer Group with respect to total compensation and for individual components of compensation and determined it was within reasonable market practices and in line with our compensation philosophy. The Compensation Committee found that the base salaries and target bonus opportunities of most of our NEOs (including our CEO) were below the median of those of similarly situated executives in our 2012 Peer Group companies. In the case of Mr. Cohrs, whose base salary and target bonus were above the median base salaries and target bonus opportunities, the Compensation Committee concluded that these above-median components were justified by Mr. Cohrs’ roles at Rentech and its subsidiaries, as well as his experience and individual performance. A comparison of long-term equity incentives showed (i) equity award levels slightly above the median of the market for our NEOs (with respect to the 2012 Peer Group), but (ii) that these equity awards were weighted considerably more toward performance-based vesting than the equity awards granted to similarly-situated executives of our 2012 Peer Group. Based on this review, the Compensation Committee concluded that the level of our NEOs’ total compensation was well positioned to attract and retain the type of management team that we believe is necessary to successfully implement our business strategy. Specifically, the compensation levels of our NEOs are appropriate in light of the scope of duties they provide to us, as well as the high degree of performance required for the incentive award components of their compensation to actually be delivered. We believe that these levels and types of compensation are also consistent with our compensation philosophy, foster our compensation objectives and continued to provide appropriate incentives through 2012.

Radford served and Cook serves at the discretion of the Compensation Committee and Cook may be terminated by the Compensation Committee in its discretion.

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Core Components of Executive Compensation

Through the Compensation Committee, we design the principal components of our executive compensation program to fulfill one or more of the principles and objectives described above. Compensation of our NEOs consists of the following elements:

•	Cash compensation comprised of base salary and annual cash incentive compensation;

•	Equity incentive compensation;

•	Certain severance and change in control benefits;

•	Health and welfare benefits and certain limited perquisites and other personal benefits; and

•	Retirement savings (401(k)) plan.

We view each component of our executive compensation program as related but distinct, and we have historically reassessed the total compensation of our NEOs periodically to ensure that overall compensation objectives are met. In addition, in determining the appropriate level for each compensation component, we have considered, but not exclusively relied on, our understanding of the competitive market based on the collective experience of members of the Compensation Committee (and our Chief Executive Officer with regard to the other NEOs), our recruiting and retention goals, our view of internal equity and consistency, the length of service of our executives, our overall financial and operational performance and other relevant considerations.

We have not adopted any formal or informal policies or guidelines for allocating compensation between currently-paid and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. Generally, we offer a competitive, but balanced, total compensation package that provides the stability of a competitive, fixed income while affording our executives the opportunity to be appropriately rewarded through cash and equity incentives if we attain our goals and perform well over time.

Each of the primary elements of our executive compensation program is discussed in more detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are intended to be flexible and complementary and to collectively serve all of the executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation policy, each individual element, to a greater or lesser extent, serves each of our compensation objectives.

Cash Compensation

We provide our NEOs with cash compensation in the form of base salaries and annual cash incentive awards. Our cash compensation is structured to provide a market-level base salary for our NEOs while creating an opportunity to exceed market levels for total cash compensation if short- and long-term performance exceeds expectations. We believe that this mix appropriately combines the stability of non-variable compensation (in the form of base salary) with variable performance awards (in the form of annual cash incentives) that reward the performance of the Company and individual contributions to the success of the business.

Base Salary

Base salaries for our NEOs were initially set in arm’s-length negotiations during the hiring processes. These base salaries have historically been reviewed annually by the Compensation Committee (with input from our Chief Executive Officer with respect to the other NEOs) and were again reviewed at the end of 2012 for purposes of determining 2013 salaries. Our NEOs are not entitled to any contractual or other formulaic base salary increases. The Compensation Committee increased the base salaries of our NEOs, effective January 2013, in connection with its annual salary review at the end of our fiscal year 2012. Effective January 2013, Mr. Ramsbottom’s base salary increased by approximately 11% to $550,000 in recognition of his leadership of both us and RNP, in recognition of our high annual shareholder return, and in order to more closely align his base salary with the median base salaries for chief executive officers of our peer group companies. Mr. Cohrs’ base salary also increased in January 2013 by approximately 5% to $450,000 in recognition of his effective capital raising efforts on behalf of us, his efforts in facilitating and completing the acquisition of Agrifos, LLC, or Agrifos, and his continued leadership as the Chief Financial Officer of two publicly traded entities. Mr. Diesch’s salary was increased 20% to $325,000, effective January 2013, in recognition of his performance and to bring his base salary closer to the median of our peer group. Mr. Morris’ salary was increased 4% to $300,000, effective January 2013, in recognition of his performance and to bring his base salary closer to the median of our peer group. Mr. Wright’s salary was increased 3% to $295,000, effective January 2013, in recognition of the continuing improvements to our technologies.

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The base salaries for our NEOs, both during 2012 and following their salary increases in January 2013, are set forth in the following table:

Name	2012 Base Salary (Before Increase) ($)	2013 Base Salary (After Increase) ($)
D. Hunt Ramsbottom.	497,200	550,000
Dan J. Cohrs	426,575	450,000
John H. Diesch	270,520	325,000
Harold A. Wright	286,350	295,000
Colin M. Morris	288,030	300,000

Annual Incentive Compensation

We maintain an annual incentive program to reward executive officers, including our NEOs, based on our financial and operational performance, achievement of specific milestones related to technology, financing and project development work associated with our business, operation and expansion of our nitrogen fertilizer business, and the individual NEO’s relative contribution to that performance during the year (referred to below as the our “annual incentive program”). We recognize that successful completion of short-term objectives is critical in achieving our planned level of growth and attaining our long-term business objectives. Accordingly, our annual incentive program is designed to reward executives for successfully taking the immediate steps necessary to implement our long-term business strategy.

In 2011, we changed our fiscal year-end from September 30 to December 31 to coincide with the end of the calendar year, in order to align our financial reporting periods with our publicly-traded peer group companies. We felt that the change would also make it easier for our stockholders and analysts to compare our financial performance to that of our peer group companies. We set 2012 performance metrics and calculated 2012 annual incentive payments, in each case, based on our fiscal year 2012 (which coincided with calendar year 2012) rather than on the 15-month period beginning on October 1, 2011 and ending on December 31, 2012. We did not maintain a cash-based incentive program for the three-month Transition Period. However, in recognition that our employees, including our NEOs, should be consistently compensated based on our and their performance for all relevant periods, we determined to provide our NEOs with annual incentive compensation in respect of the Transition Period based on our and our NEOs’ performance during fiscal 2012. Accordingly, after the initial awards were determined for our NEOs based on the performance metrics set forth below for 2012, the Compensation Committee multiplied each award earned for 2012 performance by 125% to provide each NEO with a cash-based incentive award that compensated these executives for services over a 15-month period (from October 1, 2011 through December 31, 2012), rather than a 12-month period (covering fiscal 2012 only).

In summary, we measured performance only for fiscal/calendar year 2012 for purposes of the 2012 annual incentive program, but the awards earned by our executive officers for this annual period were expanded to reflect the additional three-month Transition Period from October 1, 2011 through December 31, 2011. We viewed this approach as the most appropriate way to re-align compensation planning with our fiscal year, while also providing our NEOs with performance-based compensation during the three-month Transition Period, which was too short for effective goal-setting and measurement.

Annual Incentive Program

During fiscal 2012, each of our NEOs was eligible to receive an incentive payment pursuant to our annual incentive program. Under our annual incentive programs, cash incentives were determined and paid by reference to (i) the achievement of certain pre-established operational and financial goals and technology, commercial and project development criteria, and (ii) target bonus amounts (as set forth in the NEOs’ respective employment agreements). In the beginning of 2012, as in prior fiscal years, our CEO and other senior officers developed a series of broad objectives for us, which were then reviewed and revised by the Compensation Committee and the Board. Following that review, the Board set the 2012 performance goals for our annual incentive program, but retained discretion based on input from the Compensation Committee (and our Chief Executive Officer with respect to the other NEOs) to increase or decrease annual incentive awards to levels as high as 200% of the NEO’s target bonus and as low as zero, in each case, based on performance during the relevant period. The 2012 annual incentive awards were targeted for Messrs. Ramsbottom, Cohrs, Diesch, Wright and Morris at 100%, 60%, 50%, 50% and 50% of their respective base salaries (in accordance with their respective employment agreements). Payment of annual incentive awards to our NEOs was based on the achievement by us of the specific targets and goals set forth below for the applicable annual incentive program, as well as the

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performance of the individual executive (and was subject to adjustment as described above). As discussed above, performance versus the 2012 bonus plan goals was used to determine the bonus for the three-month Transition Period associated with moving our fiscal year-end from the last day of September to the last day of December.

Annual Incentive Program Performance Goals

The 2012 performance goals applicable to our NEOs under our annual incentive program are set forth below, along with determinations as to the attainment of these goals (parentheticals following the description of each goal provide guidelines indicating the approximate weight given to the attainment of each goal).

1.	Goal: A continued strong safety record at our facilities, with an OSHA recordable rate below a target rate of 4.0 (failure to attain this goal reduces the final bonus pool by 20%).

Result: Goal attained. We completed fiscal year 2012 with an OSHA recordable rate of approximately 2.35 recordable incidents for every 200,000 hours worked at our facilities.

2.	Goal: Operations goals, including:

•	Total ammonia production ranging from approximately 275,000 tons to 315,000 tons, targeted at approximately 300,000 tons (10% weight).

Result: Goal attained below the target level. Total ammonia production for the fiscal year ending December 31, 2012 equaled approximately 293,000 tons.

•	Concurrently decrease nitrogen production and increase ammonia production in amounts ranging from approximately 130,000 tons to 150,000 tons, targeted at approximately 145,000 tons (10% weight).

Result: Goal attained below the target level. Total decrease in nitrogen production and corresponding increase in ammonia production for the fiscal year ending December 31, 2012 equaled approximately 142,000 tons.

3.	Goal: Consolidated EBITDA ranging from approximately $50.5 million to $80.5 million, targeted at approximately $62 million (15% weight).

Result: Goal attained above the maximum level considered. Consolidated EBITDA for fiscal year 2012 equaled approximately $80.7 million.

4.	Goal: Successful operation of the ClearFuels Gasifier and our Integrated Biorefinery (“IBR”) utilizing wood and bagasse feedstocks for at least 2,000 hours (15% weight).

Result: Goal not attained. As of December 31, 2012, the IBR project had successfully operated for approximately 750 hours.

5.	Goal: Commercial achievements, including:

•

Execution of definitive agreements for partnerships, grants and/or in-kind contributions for research and development funding and/or technology commercialization opportunities, ranging from approximately $10 million to $20 million, targeted at $15 million (15% weight).

Result: Goal not attained. As of December 31, 2012, we were in discussions with potential partners, but no definitive agreements had been executed.

•	Achievement of milestones within a new line of business (15% weight).

Result: Goal not attained, however, the Compensation Committee recognized that significant progress toward such milestones was achieved.

6.	Goal: Other factors which contribute to our success as determined by the Compensation Committee and the Board (20% weight).

Result: The Compensation Committee exercised its discretion to recognize significant shareholder value creation as a result of our acquisition of Agrifos and our extraordinary total shareholder return and stock value appreciation during 2012.

At the end of 2012, our Chief Executive Officer completed his own evaluation of his direct reports (including the other NEOs) compared to certain pre-established individual goals, taking into consideration any key accomplishments outside of the set goals for the year. Final incentive payments for our NEOs were determined based on our performance compared to the set goals under the annual incentive program. In addition, the Compensation Committee determined to make discretionary increases to the final incentive payments for our NEOs in recognition of our extraordinary total shareholder return and stock value appreciation in 2012, as well as the quality of our NEOs’ contributions to these successes and our strong positioning for future success that resulted. Specifically, during 2012, our stock price increased from $1.31 per share (as of December 31, 2011) to $2.63 per share (after taking into account a special distribution of $0.19 per share on December 27, 2012) as of December 31, 2012. As explained in more detail above, each incentive payment was then multiplied by 125% to recognize that earned incentive payments constituted compensation for the 15-month period that included the Transition Period and our

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fiscal year 2012. Messrs. Ramsbottom, Cohrs, Diesch, Wright and Morris received 2012 annual incentive payments equal to approximately 150%, 150%, 150%, 150% and 150% of their respective target bonuses based on the performance results described above (or 150%, 90%, 75%, 75% and 75% of their respective base salaries). Without the 125% multiplier, we would not have provided our NEOs with any cash incentive compensation during the three-month Transition Period, which we believed was neither fair in light of our performance nor competitive compared to our peer group.

In order to help our most senior executives mitigate some of the tax uncertainties that existed at year-end 2012 relating to the “fiscal cliff” and other tax policy debates which were ongoing at that time, we paid 70% of our NEOs’ annual incentives prior to year-end 2012. These advance payments, which offset the annual incentive payments made to our NEOs in early 2013 on a dollar-for-dollar basis, and thus did not increase the cost of these annual incentive payments, were intended to afford our NEOs the certainty of known tax rates then in effect. Prior to making these advance payments, we determined, based on performance to date, that our NEOs would be entitled to annual incentives under our annual incentive program in amounts at least equal to the amounts advanced. We paid the remaining 30% of the NEOs’ annual incentives in early 2013 upon our determination that these full amounts had been earned.

Long-Term Equity Incentive Awards

The Compensation Committee and the Board believe that senior executives, including our NEOs, should have an ongoing stake in the success of their employer to closely align their interests with those of its shareholders. The Compensation Committee also believes that equity awards provide meaningful retention and performance incentives that appropriately encourage our executive officers, including our NEOs, to remain employed with us and put forth their best efforts and performance at all times. Accordingly, long-term equity incentive awards covering shares of our common stock have historically been a key component of our compensation program, including during 2012, as these awards create an ownership stake for management that aligns the interests of our NEOs with those of our shareholders and incentivize our NEOs to work toward increasing value for our shareholders. During 2012, we granted equity awards under our 2006 and 2009 Incentive Award Plans, which are intended to provide incentives for a broad group of service providers including employees (both NEOs and other employees), directors and consultants, in each case, who are critical to the success of the Company and the creation of shareholder value.

During 2012, in order to promote the share ownership, performance and retention goals described above, we granted equity awards to our NEOs comprised of time-vesting restricted stock units (“RSUs”) and performance-vesting restricted stock units (“PSUs”) (collectively, the “2012 Awards”). Each RSU and PSU confers upon its holder the right to receive one share of our common stock without payment of purchase price, thereby delivering the full grant-date value of the underlying shares, as well as any post-grant share price appreciation. Accordingly, each of these awards enables us to confer upon our NEOs value in excess of simple future appreciation. Awards were granted at the end of 2012 in order to allow the amounts to be calibrated to reflect performance during the year versus internal goals and in terms of shareholder return. Overall, our NEOs received 2012 Awards with an aggregate value that was comprised 70% of

PSUs which base vesting on the achievement of future performance criteria (as well as time-based vesting criteria) and 30% of RSUs (subject to time-based vesting criteria only), which we believe emphasizes the importance of achieving shareholder return goals before our NEOs’ awards are earned and paid.

RSUs.

The RSUs granted as 2012 Awards vest in substantially equal, annual increments over a period of three years from the grant date, subject to continued service through the applicable vesting date. RSUs are tied to time-vesting requirements in order to provide a strong retention incentive to our NEOs through the applicable vesting period. As noted above, time-vest RSUs represented only 30% of the 2012 Awards granted to our NEOs during 2012. We emphasized PSUs, as described below, which required significant total shareholder return to be earned as a condition to vesting and payment. Each RSU also confers upon its holder the right to dividend equivalent payments for dividends declared over period during which such RSU is outstanding, payable as and when such dividends are paid to our stockholders generally (without regard to the vested status of the underlying RSU).

PSUs.

The PSUs granted to our NEOs as 2012 Awards require both continued service and the attainment of performance criteria as conditions to vesting, thereby providing both retention and enhanced performance incentives. Specifically, PSUs granted as 2012 Awards confer upon the NEOs the right receive a number of stock-settled PSUs determined based on our total shareholder return (“TSR”) over a three-year performance period beginning on the grant date. As noted above, PSUs comprised 70% of the value of the 2012 Awards granted to our NEOs in 2012. Each PSU also confers upon its holder the right to dividend equivalent payments for dividends declared

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over the portion of the performance period during which such PSU is outstanding; however, such dividends are payable only if and when the underlying PSUs vests following TSR achievement (i.e., accumulated dividends are forfeited if the underlying PSUs are not earned based on TSR). The Compensation Committee determined to award PSUs that vest based on our TSR achievement because it believes that long-term TSR is a key measure of our performance for our shareholders.

Pursuant to their respective PSU award agreements, each NEO is eligible to earn a specified number of target PSUs (based on 100% attainment of the TSR goal and satisfaction of the continued service vesting conditions described below), with actual PSU payouts (if any) ranging from 0% to 175% of the target PSU levels depending on the actual level of TSR attained. For purposes of the PSUs, TSR is calculated as the per share increase in value equal to the sum of (i) our per share stock price increase plus (ii) our aggregate per share dividends, in each case, over the performance period (or relevant portion thereof), with stock price generally calculated as the trailing thirty-day stock price average through the date on which TSR is measured.

Generally, one-third of the PSUs are eligible to vest on each of the first three anniversaries of the grant date based on our per share TSR (and the executive’s continued service) through the applicable anniversary (each such anniversary, a “measurement date”). The number of PSUs that vest on the applicable measurement date is determined based on the increase in our stock price over the one-year, two-year or three-year period, as applicable, following the grant date. Any PSUs that are not earned over the one-year or two-year periods following the grant date remain eligible to vest on the third anniversary of the grant date based on the increase in per share TSR over the full three-year performance period (but only if the TSR achieved as of the third measurement date exceeds the TSR achieved as of the first and second measurement dates), as demonstrated by the chart below.

The Compensation Committee believes that this vesting structure emphasizes long-term stock performance, which is the ultimate goal, without penalizing our NEOs if short-term stock performance is below target levels.

The number of PSUs that actually vest on each of the first, second and third anniversaries of the grant date is determined based on the percentage of our per share TSR increase from the date of grant through the applicable measurement date. The table below sets forth the percentage of target PSUs that will vest upon our attainment of per share TSR increase at threshold, target and maximum levels (e.g., upon our per share TSR increase of 25%, 50% and 100%, respectively, through the applicable measurement date).

Achievement Level	TSR Increase Through the Applicable Measurement Date (%)	Number of PSUs That Actually Vest (% of Target)
Maximum	100% or more	175%
Between Target and Maximum	More than 50% and less than 100%	Between 100% and 175% (determined pro rata based on the percentage of actual TSR increase)
Target	50%	100%
Between Threshold and Target	More than 25% and less than 50%	Between 50% and 100% (determined pro rata based on the percentage of actual TSR increase)
Threshold	25%	50%
Below Threshold	Less than 25%	0%

As indicated above, we must achieve a per share TSR increase of at least 25% through the applicable measurement dates (the “threshold” level) in order for any PSUs to vest on any such dates. Upon our achievement of per share TSR increase at the threshold, target or maximum level (e.g., a per share TSR increase of 25%, 50% and 100%, respectively, through the applicable measurement date), the number of PSUs that will vest on the applicable measurement date equals 50%, 100% or 175%, respectively, of the target PSUs eligible to vest on such date. If we achieve a per share TSR increase between these specified achievement levels, the number of PSUs that will vest on the applicable measurement date is determined pro rata based on the actual TSR increase achieved within the range of applicable achievement levels. For example, if we achieve per share TSR increase of 25% as of an applicable measurement date, the number of PSUs that will vest equals (a) one-third of the target PSUs multiplied by (b) 50%. If we instead achieve a per share TSR increase

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between 25% and 50% as of an applicable measurement date, the number of PSUs that will vest equals (a) one-third of the target PSUs multiplied by (b) a percentage ranging from 50% to 100% (with such percentage determined pro rata based on the actual TSR increase as of the applicable measurement date).

PSUs will be paid to our NEOs in shares of our common stock as and when they are earned and vest, subject to the NEO’s continued service through the applicable measurement date. Dividend equivalents that become payable with respect to vested PSUs will generally be paid in cash upon or shortly after vesting of the underlying PSU to which such dividend equivalents relate (only if and when the underlying PSU ultimately vests).

During 2012 RNP also granted phantom units, which include distribution equivalent rights, to each of Messrs. Ramsbottom, Cohrs, Diesch and Morris under its 2011 Long-Term Incentive Plan to compensate these executives for their services as officers of RNP and to create incentives aligned with the interests of the unit holders of RNP. These RNP units were considered part of the officers’ total compensation package by the Compensation Committee and are included in the 30%

time-vested portion of their 2012 equity incentive awards. They are not compensation on top of Rentech’s compensation program. These phantom units vest in annual installments over a three-year period, subject to continued service through the applicable vesting date and, like our equity awards, are intended to provide retention incentives linked to equity value and to encourage equity ownership in order to align the interests of these executives with those of RNP’s unit holders (including the Company). For more information on these phantom unit awards, please see RNP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 18, 2013.

The 2012 Awards are subject to accelerated vesting only in connection with certain qualifying terminations of employment in connection with a change in control and in the case of death or disability (as described under “—Potential Payments upon Termination or Change-in-Control” below). We believe that the applicable vesting periods provide an important retention incentive, while accelerated vesting (where appropriate) protects executives against forfeiture of their awards in appropriate circumstances and aligns management’s incentives more closely with the interests of our shareholders.

2012 Awards Table

In determining appropriate levels of equity grants for the 2012 Awards, we considered, among other things, the role(s) and responsibilities of each NEO and the perceived need to reward and retain the NEO. The table below sets forth the 2012 Awards that we granted to our NEOs during 2012 (all grants were made on December 14, 2012):

Name	Restricted Stock Units	Performance Stock Units(1)	Partnership Phantom Units
D. Hunt Ramsbottom	73,944	387,351	5,600
Dan J. Cohrs	31,690	166,007	2,400
John Diesch	31,690	166,007	2,400
Colin Morris	22,183	116,205	1,680
Harold Wright	41,197	107,905	—

(1)	Performance units reflect target amounts.

Employment Contracts; Severance Benefits

We believe that vulnerability to termination of employment at the senior executive level creates uncertainty for our NEOs that is appropriately addressed by providing severance protections which enable and encourage these executives to focus their attention on their work duties and responsibilities in all situations. We operate in a volatile and acquisitive industry that heightens this vulnerability in the change-in-control context. Accordingly, in order to attract and retain our key managerial talent, we enter into employment agreements with our NEOs which provide for specified severance payments and benefits in connection with certain qualifying terminations of employment. We believe that terminations of employment, both within and outside of the change in control context, are causes of great concern and uncertainty for senior executives and that providing protections to our named executives in these contexts is therefore appropriate in order to alleviate these concerns, and to enable and encourage the executives to focus their attention on their duties and responsibilities to us in all situations. In addition, we believe that change in control and severance benefits are essential in order to fulfill our objective of attracting and retaining key managerial talent. We are party to employment agreements with each of Messrs. Ramsbottom, Cohrs, Diesch, Wright and Morris. For a description of the specific terms and conditions of each agreement, see “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and “—Potential Payments upon Termination or Change-in-Control” below.

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Benefits and Perquisites

We maintain a standard complement of health and retirement benefit plans for our employees, including our NEOs, that provide medical, dental, and vision benefits, flexible spending accounts, a 401(k) savings plan (including an employer-match component), short-term and long-term disability insurance, accidental death and dismemberment insurance and life insurance coverage. These benefits are generally provided to our NEOs on the same terms and conditions as they are provided to our other employees. We believe that these health and retirement benefits comprise key elements of a comprehensive compensation program. Our health benefits help provide stability and peace of mind to our NEOs, thus enabling them to better focus on their work responsibilities, while our 401(k) plan provides a vehicle for tax-preferred retirement savings with additional compensation in the form of an employer match that adds to the overall desirability of our executive compensation package. Our employee benefits programs are designed to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We periodically review and adjust these employee benefits programs as needed based upon regular monitoring of applicable laws and practices in the competitive market.

As part of the compensation package, we also provide our NEOs with a monthly car allowance and these executives (other than Messrs. Diesch and Wright) also receive reimbursement of certain financial advisor costs. We also provided our NEOs with supplemental group term life insurance coverage and life insurance during 2012. The Compensation Committee does not believe that perquisites should play an important role in the compensation of our executives, but does believe that the limited benefits identified here are reasonable and in line with those provided to similarly-situated executives in our field.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code

Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to any publicly-held corporation for any individual remuneration in excess of $1 million paid in any taxable year to its chief executive officer and each of its other named executive officers, other than its chief financial officer. However, remuneration in excess of $1 million may be deducted if it qualifies as “performance-based compensation” within the meaning of the Internal Revenue Code.

Where reasonably practicable, to the extent that the Section 162(m) deduction disallowance becomes applicable to our NEOs, the Compensation Committee may seek to qualify the variable compensation paid to our NEOs for an exemption from such deductibility limitations. As such, in approving the amount and form of compensation for our NEOs, the Compensation Committee will consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m) of the Internal Revenue Code. The Compensation Committee may, in its judgment, authorize compensation payments that do not comply with an exemption from the deductibility limit in Section 162(m) of the Internal Revenue Code when it believes that such payments are appropriate to attract and retain executive talent.

Section 280G of the Internal Revenue Code

Section 280G of the Internal Revenue Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Internal Revenue Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Internal Revenue Code based on the executive’s prior compensation. In approving compensation arrangements for our NEOs in the future, we expect to consider all elements of the cost of providing such compensation, including the potential impact of Section 280G of the Internal Revenue Code. However, we may authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Internal Revenue Code and the imposition of excise taxes under Section 4999 of the Internal Revenue Code if we feel that such arrangements are appropriate to attract and retain executive talent.

Under their employment agreements with us, which were not entered into or amended during 2012, our NEOs are entitled to gross-up payments in the event that any excise taxes are imposed on them. We have historically provided these protections to these senior executives to ensure that they will be properly incentivized in the event of a potential change in control of the Company to maximize shareholder value in a transaction while minimizing concern for potential consequences of the transaction to these executives.

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Section 409A of the Internal Revenue Code

Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, substantial additional taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefit plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Internal Revenue Code.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options, restricted stock, RSUs and other equity-

based awards under equity incentive award plans have been and will be accounted for under ASC Topic 718. We expect that we will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

The Role of Our Shareholder Say-on-Pay Vote

At our annual meeting of shareholders held in May 2011, we provided our shareholders with the opportunity to cast an advisory vote on our executive compensation program, or a “say-on-pay proposal”. A majority of the votes cast on our say-on-pay proposal at that meeting (81.1%) were voted in favor of the proposal. The Compensation Committee believes this affirms our shareholders’ support of our approach to executive compensation, and, accordingly, did not materially change its approach to executive compensation during 2012 in connection with the say-on-pay proposal. However, the Compensation Committee is always open to improving the Company’s compensation governance practices and believes that each of the primarily performance-based equity grant program in 2012, the new clawback policy and the new stock ownership guidelines are meaningful improvements for shareholders. The Compensation Committee expects to take into consideration the outcome of our shareholders’ future say-on-pay proposal votes when making future compensation decisions for our NEOs. Our Board previously determined to hold a say-on-pay advisory vote on the compensation of our NEOs every three years. Accordingly, we expect that our next say-on-pay proposal will be submitted to shareholders for an advisory vote at our annual meeting of stockholders in 2014.

The Compensation Committee reviews our executive compensation program annually to ensure that our NEOs’ compensation remains tied to our long-term and short-term performance. During 2012, as described above in “—Long-Term Equity Incentive Awards,” we granted 70% of our 2012 Awards to our NEOs subject to performance-based vesting. In addition, an average of 56% of the aggregate compensation paid to our NEOs in respect of 2012 services was paid in the form of variable, performance-based incentive compensation. Performance-based vesting has also been an important component of certain of our long-term incentive awards historically. Each of these factors demonstrates a strong alignment between performance and compensation for our NEOs.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussion, the Compensation Committee determined that the Compensation Discussion and Analysis should be included in this proxy statement.

Edward M. Stern, Chairman

Michael S. Burke

Halbert S. Washburn

RENTECH, INC.  ï  2013 Proxy Statement    23

Summary Compensation Table

On February 1, 2012, we changed our fiscal year-end from September 30 to December 31 to coincide with the end of the calendar year. The following table summarizes the compensation for the fiscal year ended December 31, 2012, the three months ended December 31, 2011, or the Transition Period (under the heading “3Mo 2011”) and the fiscal years ended September 30, 2011 and 2010 for each of our NEOs.

Name and Principal Position	Year (1)	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Deferred Compensation ($)	All Other Compensation ($) (5)	Total ($)
D. Hunt Ramsbottom,	CY2012	$497,200	$—	$1,398,708	$—	$932,250	—	$287,271	$3,115,429
Chief Executive Officer (6)	3 Mo 2011	$116,417	$—	$2,911,343	$—	$—	—	$4,129	$3,031,889
	FY2011	$434,750	$—	$241,783	$457,258	$220,000	—	$43,244	$1,397,035
	FY2010	$419,000	$—	$1,289,725	$—	$356,150	—	$31,275	$2,096,150
Dan J. Cohrs,	CY2012	$426,575	$—	$599,444	$—	$479,897	—	$201,171	$1,707,087
Chief Financial Officer (6)	3 Mo 2011	$99,880	$—	$1,702,870	$—	$—	—	$3,166	$1,805,916
	FY2011	$373,875	$—	$142,226	$268,975	$113,250	—	$40,528	$938,854
	FY 2010	$361,075	$—	$857,937	$—	$186,150	—	$44,138	$1,449,300
John Diesch,	CY2012	$270,520	$—	$599,444	$—	$253,613	—	$122,809	$1,246,386
SVP, Operations (6)
Colin M. Morris,	CY2012	$288,030	$—	$419,611	$—	$270,028	—	$151,555	$1,129,224
SVP, General Counsel (6)	3 Mo 2011	$65,696	$—	$1,102,205	$—	$—	—	$5,438	$1,173,339
	FY2011	$245,350	$—	$56,890	$107,590	$62,100	—	$39,409	$511,339
	FY2010	$234,750	$—	$411,292	$—	$100,515	—	$36,640	$783,197
Harold A. Wright,	CY2012	$286,350	$—	$389,639	$—	$268,453	—	$49,868	$994,310
Senior Vice President and	3 Mo 2011	$69,500	$—	$378,868	$—	$—	—	$4,582	$452,950
Chief Technology Officer	FY2011	$276,000	$—	$56,890	$107,590	$55,600	—	$24,243	$520,323
	FY2010	$266,700	$—	$452,553	$—	$114,750	—	$21,749	$855,752

(1)

CY2012 amounts include the compensation earned by each NEO during the calendar year 2012, which comprised our fiscal 2012. “3 Mo 2011” refers to the three-month Transition Period from October 1, 2011 through December 31, 2011. The FY2011 and FY2010 amounts include the compensation earned by each NEO during the full 12-month periods that comprised our fiscal years 2011 and 2010, respectively (each ending on September 30 of the relevant year).

(2)

Amounts disclosed for CY2012 reflect the aggregate grant date fair value of the 2012 PSUs and RSUs granted to our NEOs and, with respect to Messrs. Ramsbottom, Cohrs, Diesch and Morris, the grant date fair value of 2012 RNP phantom units. All equity award values described in this Note have been calculated in accordance with ASC Topic 718, except for RNP phantom units calculated in accordance with ASC Topic 505. There can be no assurance that awards will vest or that the value upon vesting will approximate the aggregate grant date fair value determined under ASC Topic 718 or ASC Topic 505. We provide information regarding the assumptions used to calculate the value of all of our stock awards made to executive officers in Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 18, 2013. RNP provides information regarding the assumptions used to calculate the value of all RNP unit awards made to executive officers in Note 10 to its consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 18, 2013.

(3)

Amounts reflect the full grant-date fair value of stock options granted, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by our NEOs. There can be no assurance that unvested awards will vest (and, absent vesting, no value will be realized by the executive for the unvested award). We provide information regarding the assumptions used to calculate the value of all Rentech stock options granted to executive officers in Note 17 to its consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 18, 2013.

(4)

Each of our NEOs participated in our annual incentive program during 2012 and received an annual incentive award based on the achievement of certain pre-established financial and other performance criteria and determined by reference to target bonuses set forth in their respective employment agreements. For 2012, the amount of compensation payable under the annual and sales incentive programs was determined for each of our NEOs at approximately 150% of their respective target levels. In addition, each of the non-equity incentive amounts reported for 2012 reflects a 25% increase to compensate our NEOs for performance during the Transition Period, with respect to which period the Company did not establish any non-equity incentive plan. For additional detail and a description of the annual incentive program in which our NEOs participated during 2012, please see “Annual Incentive Compensation” above.

(5)

Amounts under the “All Other Compensation” column for the year ended December 31, 2012 consist of (i) 401(k) matching contributions of $10,303, $16,469, $12,161, $10,941 and $12,871 for Messrs. Ramsbottom, Cohrs, Diesch, Morris and Wright, respectively; (ii) perquisites consisting of company-paid auto allowances, long-term disability and supplemental life insurance, housing allowance and financial and tax planning benefits; (iii) payments made to Messrs. Ramsbottom, Cohrs, Diesch, Morris and Wright of $139,066, $80,375, $47,197, $51,087 and $24,331, respectively, with respect to their outstanding RSUs as a result of our declaration of a special cash distribution , as discussed below under “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Special Cash Distribution,” and (iv) payments made to Messrs. Ramsbottom, Cohrs, Diesch and Morris of $102,481, $71,327, $45,877 and $56,469, respectively, with respect to their outstanding phantom units as a result of RNP’s declaration of cash distributions during 2012, as described in RNP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 18, 2013. The following table identifies and quantifies our NEOs’ perquisites for the calendar year 2012.

24    RENTECH, INC.  ï  2013 Proxy Statement

Perquisites

Name	Auto Allowance	Long-Term Disability	Supplemental Life Insurance	Housing Allowance	Financial and Tax Planning	Total
D. Hunt Ramsbottom	14,400	420	246	—	20,355	35,421
Dan J. Cohrs	12,000	420	246	—	20,334	33,000
John Diesch	12,000	420	246	4,908	—	17,574
Colin Morris	12,000	420	246	—	20,392	33,058
Harold Wright	12,000	420	246	—	—	12,666

(6)

Following RNP’s initial public offering in 2011, Messrs. Ramsbottom, Cohrs, Diesch and Morris have dedicated a portion of their work time to RNP’s business and affairs. The portion of the compensation included in the Summary Compensation Table with respect to Messrs. Ramsbottom and Cohrs which is allocable RNP is disclosed in RNP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 18, 2013. In accordance with applicable SEC disclosure rules, the compensation figures attributable to Messrs. Ramsbottom, Cohrs, Diesch and Morris in this Summary Compensation Table reflect the full amount of the compensation paid by both Rentech and RNP.

Grants of Plan-Based Awards

The following table sets forth information with respect to our NEOs concerning the grant of plan-based awards from our and RNP’s plans during 2012.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (1)(2)		All Other Option Awards: Number of Securities Underlying Options (#) (1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)(2)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
D. Hunt Ramsbottom	12/14/12	—	—	—	—	—	—	73,944	(3)	—	—	$210,001
	12/14/12	—	—	—	193,676	387,351	677,864	—		—	—	$978,707	(4)
	12/14/12	—	—	—	—	—	—	5,600	(5)	—	—	$210,000
	2012 Annual Non-Equity Incentive	$—	$497,200	$994,400	—	—	—	—		—		—
Dan J. Cohrs	12/14/12	—	—	—	—	—	—	31,690	(3)	—		$90,000
	12/14/12	—	—	—	83,004	166,007	290,512	—				$419,444	(4)
	12/14/12	—	—	—	—	—	—	2,400	(5)	—		$90,000
	2012 Annual Non-Equity Incentive	$—	$225,945	$511,890	—	—	—	—		—		—
John Diesch	12/14/12	—	—	—	—	—	—	31,690	(3)	—		$90,000
	12/14/12	—	—	—	83,004	166,007	290,512	—		—		$419,444	(4)
	12/14/12	—	—	—	—	—	—	2,400	(5)	—		$90,000
	2012 Annual Non-Equity Incentive	$—	$135,260	$270,520	—	—	—	—		—		—
Colin M. Morris	12/14/12	—	—	—	—	—	—	22,183	(3)	—		$63,000
	12/14/12	—	—	—	58,103	116,205	203,359	—		—		$293,611	(4)
	12/14/12							1,680	(5)	—		$63,000
	2012 Annual Non-Equity Incentive	$—	$144,015	$288,030	—	—	—	—		—		—
Harold A. Wright	12/14/12	—	—	—	—	—	—	41,197	(3)	—		$116,999
	12/14/12	—	—	—	53,953	107,905	188,834	—		—		$272,640	(4)
	2012 Annual Non-Equity Incentive	$—	$143,175	$286,350	—	—	—	—		—		—
(1)

All Rentech PSU, RSU and stock option grants to NEOs were made under Rentech’s Amended and Restated 2009 Incentive Award Plan. Amounts reflect the full grant date fair value of Rentech RSUs and PSUs granted during calendar year 2012, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the NEO. We provide information regarding the assumptions used to calculate the fair value of all compensatory equity awards made to executive officers in Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 18, 2013. There can be no assurance that awards will vest (and, absent vesting no value will be realized by the executive for the unvested award), or that the value upon vesting will approximate the aggregate grant date fair value determined under ASC Topic 718.

(2)

All RNP equity grants were made under the Rentech Nitrogen Partners, L.P. 2011 Long-Term Incentive Plan. Amounts reflect the full grant date fair value of Partnership phantom units granted during calendar year 2012, computed in accordance with ASC Topic 505, rather than the amounts paid to or realized by the NEO. RNP provides information regarding the assumptions used to calculate the fair value of all compensatory equity awards made to executive officers in Note 10 to its consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 18, 2013. There can be no assurance that awards will vest (and, absent vesting no value will be realized by the executive for the unvested award), or that the value upon vesting will approximate the aggregate grant date fair value determined under ASC Topic 505.

(3)

These RSUs were granted on December 14, 2012 and vest in three substantially equal installments on December 14, 2013, 2014 and 2015, subject to the executive’s continued employment through the applicable vesting date and further subject to accelerated vesting (i) in full upon the executive’s termination of employment by the employer without cause or by the executive for good reason, (ii) in full upon the executive’s death or disability or (iii) on a pro rata basis if the executive terminates employment for any other reason.

RENTECH, INC.  ï  2013 Proxy Statement    25

(4)

These PSUs were granted on December 14, 2012 and vest on each of the first three anniversaries of the grant date based on the level of total shareholder return over the average fair market value for the thirty-day trading period through the grant date, subject to the executive’s continued employment through the applicable vesting date and further subject to accelerated vesting in connection with (i) the executive’s termination of employment by the employer without cause or by the executive for good reason in connection with a change in control of Rentech or (ii) the executive’s death or disability. The value of the PSUs reported in this column represents the fair value of these awards based upon the probable outcome of the applicable performance conditions on the grant date.

(5)

These RNP phantom units were granted on December 14, 2012 and vest in three substantially equal installments on December 14, 2013, 2014 and 2015, subject to the executive’s continued employment through the applicable vesting date and further subject to accelerated vesting (i) in full upon the executive’s termination of employment by the employer without cause or by the executive for good reason or (ii) in full upon the executive’s death or disability.

Narrative Disclosure to Summary Compensation Table

and Grants of Plan-Based Awards Table

Employment Agreements

The employment agreements for Messrs. Ramsbottom, Cohrs, Diesch, Wright and Morris continue through December 31, 2013, October 22, 2013, November 3, 2013, November 3, 2013, and November 3, 2013, respectively, subject in each case to automatic one-year renewals absent 90-days’ advance notice from either party to the contrary. Under these employment agreements, Messrs. Ramsbottom, Cohrs, Diesch, Wright and Morris are entitled, respectively, to (i) current base salaries, effective January 1, 2013, of $550,000, $450,000, $325,000, $300,000, and $295,000, and (ii) annual incentive bonuses targeted at 100%, 60%, 50%, 50% and 50% of applicable base salary (with actual bonus eligibility for each executive ranging from zero to twice the applicable target).

The employment agreements entitle our NEOs to certain severance payments upon qualifying terminations of employment. The employment agreements also entitle each executive to a “gross-up” payment from the Company equal to any excise taxes that the executive incurs by operation of

Internal Revenue Code Section 280G (and any taxes on such gross-up payment) in connection with a change in control of the Company, but we note that these gross-up payments are legacy rights and that none of these employment agreements were entered into or amended in any way during 2012. In addition, the employment agreements provide for monthly auto allowances, as well as customary indemnification, health, welfare, retirement and vacation benefits. The agreements also contain customary confidentiality and other restrictive covenants. Each of the executives covered by an employment agreement has also executed a corporate confidentiality and proprietary rights agreement. Though not addressed in the employment agreements, each of our NEOs is entitled to accelerated vesting of certain equity awards in the event of a change in control of the Company. For a discussion of the severance and change-in-control benefits for which our NEOs are eligible under their employment agreements, see “—Potential Payments upon Termination or Change-in-Control” below.

Special Cash Distribution

On December 27, 2012, we paid a special one-time distribution of $0.19 per common share, to our shareholders of record as of the close of business on December 20, 2012 (the “Special Distribution”). In connection with the Special Distribution and in accordance with and pursuant to our various equity plans, we equitably adjusted our outstanding stock options, RSUs and PSUs, as follows: (i) the exercise price of each outstanding stock option and the number of shares subject to each option were adjusted to reflect the impact of the Special Distribution, while preserving the options’ aggregate spread (i.e., the difference between the aggregate fair market value of the shares underlying the option and the aggregate exercise price for such shares) and required ratio of spread-to-exercise-price; (ii) holders of time-

vesting RSUs received a distribution equivalent of $0.19 per RSU on December 27, 2012, (iii) holders of PSUs became eligible to receive $0.19 per PSU, payable, in the case of any unvested PSUs, only upon the subsequent vesting of the PSUs, and (iv) for purposes of determining whether the performance vesting requirement of a $3.00 weighted average closing share price over a trailing thirty-day period has been met for outstanding PSUs, $0.19 per share was added to the closing price for each day occurring on or after December 18, 2012. Some of the PSUs vested in January 2013 and the Special Distributions related to such PSUs were paid, and approximately $0.3 million which remains unpaid will be paid when the remaining PSUs vest.

26    RENTECH, INC.  ï  2013 Proxy Statement

Outstanding Equity Awards at December 31, 2012

The following table sets forth information with respect to our NEOs, concerning the outstanding equity awards from us and RNP as of December 31, 2012. Footnotes to the table describe the generally applicable vesting conditions for each award. For a description of applicable accelerated vesting provisions, see “—Potential Payments upon Termination or Change-in-Control” below.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($) (1)	Notes
D. Hunt Ramsbottom	268,733	—	—	$3.87	7/13/2016	—	—	—	—	(2)
	501,711	250,856	—	$0.89	10/4/2020	—	—	—	—	(3)
	—	—	—	—	—	—	—	1,000,000	$2,630,000	(4)
	—	—	—	—	—	100,000	$263,000	—	—	(5)
	—	—	—	—	—	290,065	$762,871	—	—	(6)
	—	—	—	—	—	267,917	$704,622	—	—	(7)
	—	—	—	—	—	—	—	800,625	$2,105,644	(8)
	—	—	—	—	—	22,182	$836,040	—	—	(9)
	—	—	—	—	—	73,944	$194,473	—	—	(10)
	—	—	—	—	—	—	—	193,676	$509,367	(11)
	—	—	—	—	—	5,600	$211,064	—	—	(12)
Dan J. Cohrs	295,125	147,562	—	$0.89	10/4/2020	—	—	—	—	(3)
	—	—	—	—	—	—	—	700,000	$1,841,000	(4)
	—	—	—	—	—	58,823	$154,704	—	—	(5)
	—	—	—	—	—	201,889	$530,968	—	—	(6)
	—	—	—	—	—	130,625	$343,544	—	—	(7)
	—	—	—	—	—	—	—	397,812	$1,046,246	(8)
	—	—	—	—	—	15,439	$581,896	—	—	(9)
	—	—	—	—	—	31,690	$83,345	—	—	(10)
	—	—	—	—	—	—	—	83,004	$218,299	(11)
	—	—	—	—	—	2,400	$90,456	—	—	(12)
John Diesch	43,003	—	—	$3.87	7/13/2016	—	—	—	—	(2)
	118,050	59,025	—	$0.89	10/4/2020	—	—	—	—	(3)
	—	—	—	—	—	—	—	300,000	$789,000	(4)
	—	—	—	—	—	23,530	$61,884	—	—	(5)
	—	—	—	—	—	129,853	$341,513	—	—	(6)
	—	—	—	—	—	63,333	$166,566	—	—	(7)
	—	—	—	—	—	—	—	190,000	$499,700	(8)
	—	—	—	—	—	9,930	$374,262	—	—	(9)
	—	—	—	—	—	31,690	$83,345	—	—	(10)
	—	—	—	—	—	—	—	83,004	$218,299	(11)
	—	—	—	—	—	2,400	$90,456	—	—	(12)
Colin M. Morris	80,631	—	—	$3.87	7/13/2016	—	—	—	—	(2)
	118,050	59,025	—	$0.89	10/4/2020	—	—	—	—	(3)
	—	—	—	—	—	—	—	300,000	$789,000	(4)
	—	—	—	—	—	23,530	$61,884	—	—	(5)
	—	—	—	—	—	159,831	$420,356	—	—	(6)
	—	—	—	—	—	63,333	$166,566	—	—	(7)
	—	—	—	—	—	—	—	190,000	$499,700	(8)
	—	—	—	—	—	12,223	$460,685	—	—	(9)
	—	—	—	—	—	22,183	$58,341	—	—	(10)
	—	—	—	—	—	—	—	58,103	$152,810	(11)
	—	—	—	—	—	1,680	$63,319	—	—	(12)
Harold A. Wright	118,050	59,025	—	$0.89	10/4/2020	—	—	—	—	(3)
	—	—	—	—	—	—	—	350,000	$920,500	(4)
	—	—	—	—	—	23,530	$61,884	—	—	(5)
	—	—	—	—	—	63,333	$166,566	—	—	(7)
	—	—	—	—	—	—	—	190,000	$499,700	(8)
	—	—	—	—	—	41,197	$108,348	—	—	(10)
	—	—	—	—	—	—	—	53,953	$141,895	(11)

RENTECH, INC.  ï  2013 Proxy Statement    27

(1)

Rentech equity award values were calculated based on the $2.63 closing price of Rentech’s common stock on December 31, 2012 and RNP phantom unit values were calculated based on the $37.69 closing price of RNP’s common units on December 31, 2012.

(2)

Represents a stock option award granted on July 14, 2006 that vested in three equal annual installments on each of July 14, 2007, 2008 and 2009. On December 27, 2012, in connection with the Special Cash Distribution, as described above, the number of shares subject to these options and the exercise price of such options were adjusted to reflect the Special Cash Distribution and preserve the existing value of the options.

(3)

Represents stock options granted on October 4, 2010, which vested in one-third installments on October 4, 2011 and 2012, and the remaining unvested one-third of which will vest on October 4, 2013, subject to the executive’s continued employment through the applicable vesting date (these stock options are referred to below as the “2010 Options”). On December 27, 2012, in connection with the Special Cash Distribution, as described above, the number of shares subject to these options and the exercise price of such options were adjusted to reflect the Special Cash Distribution and preserve the existing value of the options.

(4)

Represents RSUs granted on November 17, 2009 that are eligible to vest upon the attainment of milestones related to the development, construction and operation of Rentech’s Rialto Project or another comparable project designated by Rentech’s Compensation Committee. Subject to the executive’s continued employment through the applicable vesting date, 60 percent (60%) of the shares underlying each RSU award will vest upon the closing of financing for the project, twenty percent (20%) of the shares underlying each RSU award will vest upon completion of construction and initial operation of the project facility and twenty percent (20%) of the shares underlying each RSU award will vest upon sustained operation of the project facility (these RSUs are referred to below as the “2009 Performance-Vest RSUs”).

(5)

Represents RSUs granted on October 4, 2010, which vested in one-third installments on October 4, 2011 and 2012, and the remaining unvested one-third of which will vest on October 4, 2013, subject to the executive’s continued employment through the applicable vesting date (these RSUs are referred to below as the “2010 RSUs”).

(6)

Represents RSUs granted on December 13, 2011, which vested as to one-third on November 9, 2012, and the remaining unvested two-thirds of which will vest in two substantially equal annual installments on November 9, 2013 and 2014, subject to the executive’s continued employment through the applicable vesting date (these RSUs are referred to below as the “2011 IPO RSUs”).

(7)

Represents RSUs granted on December 13, 2011, which vested as to one-third on October 12, 2012, and the remaining unvested two-thirds of which will vest in two substantially equal annual installments on October 12, 2013 and 2014, subject to the executive’s continued employment through the applicable vesting date (these RSUs are referred to below as the “2011 Time-Vest RSUs”).

(8)

Represents PSUs granted on December 13, 2011 vesting in full on the first date occurring on or prior to October 12, 2014 on which the Company’s value weighted average share price for any 30-day period equals or exceeds $3.00 (after taking into account the adjustments made to the calculation of the value weighted average share price pursuant to the Special Distribution, as described above), subject to the executive’s continued employment through the applicable vesting date (these PSUs are referred to below as the “2011 PSUs”). These PSUs vested in full based on attainment of the share price goal in 2013.

(9)

Represents RNP phantom units granted on December 13, 2011, which vested as to one-third on November 9, 2012, and the remaining unvested two-thirds of which will vest in two substantially equal annual installments on November 9, 2013 and 2014, subject to the executive’s continued employment through the applicable vesting date (these units are referred to below as the “2011 IPO Units”).

(10)

Represents RSUs granted on December 14, 2012, vesting in three substantially equal annual installments on December 14, 2013, 2014 and 2015, subject to the executive’s continued employment through the applicable vesting date (these RSUs are referred to below as the “2012 RSUs”).

(11)

Represents PSUs granted on December 14, 2012, vesting on each of the first three anniversaries of the grant date based on the level of total shareholder return over the average fair market value for the thirty-day trading period through the grant date, subject to the executive’s continued employment through the applicable vesting date, as described in more detail in “-Long-Term Equity Incentive Awards” above (these PSUs are referred to below as the “2012 PSUs”).

(12)

Represents RNP phantom units granted on December 14, 2012, vesting in three substantially equal installments on December 14, 2013, 2014 and 2015, subject to the executive’s continued employment through the applicable vesting date (these units are referred to below as the “2012 Phantom Units”).

Option Exercises, Stock Vested and Units Vested

The following table sets forth information with respect to our NEOs concerning the option exercises and stock vested under our equity plan(s) and the phantom units vested under RNP’s plan during calendar year 2012.

	Option Awards		Stock Awards		Unit Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)	Number of Units Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
D. Hunt Ramsbottom	—	—	616,967	$1,630,063	11,091	$416,356
Dan J. Cohrs	—	—	303,150	$795,751	7,719	$289,771
John Diesch	—	—	199,871	$531,278	4,965	$186,386
Colin M. Morris	—	—	212,928	$566,902	6,111	$229,407
Harold A. Wright	—	—	121,188	$315,992	—	$—
(1)	Amounts shown are based on the fair market value of Rentech’s common stock on the applicable vesting date.
(2)	Amounts shown are based on the fair market value of RNP’s common units on the applicable vesting date.

Potential Payments upon Termination or Change-in-Control

Our NEOs are entitled to certain payments and benefits upon qualifying terminations of employment and, in certain cases, in connection with a change in control at the Company or at RNP. The following discussion describes the terms and conditions of these payments and benefits and the circumstances in which they will be paid or provided. All severance payments are conditioned upon the executive’s execution of a general release of claims against the Company. In the event that any severance payment to our NEOs is subject to “golden parachute” excise taxes under Internal

28    RENTECH, INC.  ï  2013 Proxy Statement

Revenue Code Section 280G, each NEO is entitled to receive a gross-up payment from us for any such excise taxes plus any excise, income or payroll taxes owed on the gross-up payment.

For purposes of the following discussion, “change in control” refers to a change in control of us or RNP, as follows: with respect to (i) the severance payments and benefits provided to our NEOs pursuant to their respective employment agreements, (ii) the 2012 RSUs, (iii) the 2012 PSUs, (iv) the 2011 Time-Vest RSUs, (v) the 2011 PSUs, (vi) the 2011 IPO RSUs, (vii) the 2010 Options, (viii) the 2010 RSUs and (ix) the 2009 Performance-Vest RSUs, a change in control refers to a change in control of us. With respect to (a) the 2012 Phantom Units and (b) the 2011 IPO Units, a change in control refers to a change in control of RNP.

Termination Not in Connection with a Change in Control

Under our NEOs’ employment agreements, upon termination of the executive’s employment by us without cause, by the executive with good reason or, in the case of Mr. Ramsbottom only, due to a non-renewal of his employment term by us (each as defined in the employment agreements), the executive is entitled to receive: (i) an amount equal to three times (in the case of Mr. Ramsbottom) or one times (in the case of the other NEOs) base salary, payable in substantially equal installments over a two-year period (for Mr. Ramsbottom) or a one-year period (for the other NEOs) following termination, plus (ii) in the case of our NEOs other than Mr. Ramsbottom, payment of the executive’s target annual bonus on the date that annual bonuses are paid generally for the year in which termination occurs, and (iii) Company-paid continuation health benefits for up to eighteen months following the date of termination. Upon termination of the employment of our NEOs (other than Mr. Ramsbottom) due to our non-renewal of their respective employment terms, these NEOs will be entitled to receive an amount equal to one times base salary, payable over the one-year period following termination, and, at our discretion, an annual bonus for the fiscal year preceding the non-renewal.

In addition, our NEOs will be entitled to the following enhanced vesting provisions with respect to qualifying terminations occurring outside of the context of a change in control:

•

The 2012 RSUs, 2012 Phantom Units, 2011 Time-Vest RSUs, 2011 PSUs, 2010 Options and 2010 RSUs held by the executive will accelerate and vest in full upon a termination of employment due to the applicable executive’s death or disability.

•	The 2012 PSUs held by the executive will accelerate and vest upon a termination of employment due to the applicable executive’s death or disability occurring more than sixty days prior to a change in control based on deemed attainment of the performance-vesting conditions applicable to the 2012 PSUs at target level with respect to any PSUs that are unvested as of the date of such death or disability.

•

The 2011 IPO RSUs and the 2011 IPO Units held by the executive will (i) accelerate and vest in full upon the executive’s termination of employment without cause or for good reason, or due to the executive’s death or disability, and (ii) vest with respect to a pro rata portion of the number of unvested RSUs or units that would have vested on the next subsequent vesting date upon any other termination of employment other than a termination for cause.

•

The 2009 Performance-Vest RSUs held by the executive will, following the executive’s termination due to his death or disability, remain outstanding and eligible to vest for a period of six months following such termination and will vest if and to the extent that applicable vesting milestones are attained during such period.

Change in Control (No Termination)

The NEOs are not entitled to any cash payments based solely on the occurrence of a change in control (absent any qualifying termination). In addition, the 2012 RSUs, 2012 Phantom Units, 2011, IPO RSUs, 2011 Time-Vest RSUs, 2011 PSUs, 2011 IPO Units, 2010 Options and 2010 RSUs are not impacted by a change in control alone and require a qualifying termination in connection with such change in control to vest. With respect to the 2012 PSUs, the applicable performance period ends upon a change in control, which may, depending upon performance through the change in control, result in the final vesting of awards with respect to which time-vesting requirements were previously satisfied, but performance-vesting requirements were not; however, as of December 31, 2012, none of the PSUs subject to these awards met these criteria and, accordingly, none were eligible for accelerated vesting upon a change in control.

Termination in Connection with a Change in Control

If our NEOs terminate employment without cause, for good reason or due a non-renewal of the applicable employment term by us, in any case, within three months before or two years after a change in control of us, then the terminated executive will receive the severance described above, except that (i) the base salary component of the executive’s severance will be paid in a lump sum and (ii) if the executive’s actual annual bonus for the year immediately preceding the change in control exceeds his target bonus for the year in which the termination occurs, (A) in the case of Mr. Ramsbottom, he will receive two times base salary plus the amount of such prior-year bonus (instead of three times his base salary) and (B) in the case of the remaining NEOs, each NEO will receive one times base salary plus the amount of such prior-year bonus

RENTECH, INC.  ï  2013 Proxy Statement    29

(instead of base salary plus target annual bonus). The NEOs’ employment agreements entitle each of these executives to a “gross-up” payment covering all taxes, penalties and interest associated with any “golden parachute” excise taxes that are imposed on the executives by reason of Internal Revenue Code Section 280G in connection with a change in control of us.

In addition, our NEOs will be entitled to the following enhanced vesting provisions with respect to qualifying terminations occurring in connection with a change in control:

•

The 2011 Time-Vest RSUs, 2011 PSUs, 2010 Options and the 2010 RSUs will vest in full if the executive terminates employment without cause or for good reason, in either case, within 60 days prior to or one year after the change in control.

•

The 2012 RSUs and 2012 Phantom Units will vest in full if the executive terminates employment without cause or for good reason, in either case, within sixty days prior to or eighteen months after the change in control.

•	The 2012 PSUs will vest on an accelerated basis (to the extent then unvested) based on actual performance levels through the change in control if the executive terminates employment (i) without cause or for good reason, in either case, within sixty days prior to or eighteen months after the change in control, or (ii) due to the executive’s death or disability, in either case, within sixty days prior to, or upon or after the change in control.

•

As noted above, the 2011 IPO RSUs and 2011 IPO Units will vest in full upon a termination without cause or for good reason, or due to the executive’s death or disability (whether or not in connection with a change in control). In addition, these awards will vest with respect to a pro rata portion of the number of unvested RSUs or units that would have vested on the next subsequent vesting date upon any other termination of employment other than a termination for cause (whether or not in connection with a change in control).

•

The 2009 Performance-Vest RSUs held by the executive will remain outstanding and eligible to vest for a period of six months following the executive’s termination without cause or for good reason, in either case, occurring within 60 days prior to or one year after the change in control, and these RSUs will vest if and to the extent that applicable vesting milestones are attained during such period.

30    RENTECH, INC.  ï  2013 Proxy Statement

The following table summarizes the change-in-control and/or severance payments and benefits to which we expect that our NEOs would have become entitled if the relevant event(s) had occurred on December 31, 2012, in accordance with applicable disclosure rules. For purposes of the following table, we have assumed that a change in control of each relevant entity, whether Rentech and/or RNP, occurred on December 31, 2012, in order to provide a complete representation of the payments and benefits that each NEO would have become entitled to receive upon the occurrence of the relevant event(s).

Name	Benefit	Termination without Cause or for Good Reason ($)		Termination due to Non- Renewal ($)		Termination due to Death/ Disability ($)		Qualifying Termination in Connection with a Change in Control		Other Terminations
D. Hunt Ramsbottom	Cash Severance	$1,650,000	(1)	$1,650,000	(1)	—		$1,845,800	(2)	—
	Value of Accelerated Stock Awards (3)	$762,871	(4)	762,871	(5)	$5,049,342	(6)	$6,660,609	(7)	$54,341	(8)
	Value of Accelerated Option Awards (9)	—		—		$436,489	(10)	$436,489	(11)	—
	Value of Accelerated Units (12)	$836,040	(13)	836,040	(5)	$1,047,104	(14)	$1,047,104	(15)	$59,554	(16)
	Value of Healthcare Premiums	$28,821	(17)	$28,821	(17)	—		$28,821	(17)	—
	Value of Excise Tax Gross-Up	—		—		—		$3,663,099	(18)	$—
	Total	$3,277,732		$3,277,732		$6,532,935		$13,681,922		$113,895
Dan J. Cohrs	Cash Severance	$720,000	(19)	$450,000	(20)	—		$833,918	(21)	—
	Value of Accelerated Stock Awards (3)	$530,968	(22)	530,968	(5)	$2,595,405	(23)	$3,999,807	(24)	$37,822	(25)
	Value of Accelerated Option Awards (9)	—		—		$256,758	(26)	$256,758	(27)	—
	Value of Accelerated Units (12)	$581,896	(28)	581,896	(5)	$672,352	(29)	$672,352	(30)	$41,450	(31)
	Value of Healthcare Premiums	$28,821	(17)	—		—		$28,821	(17)	—
	Value of Excise Tax Gross-Up	—		—		—		$2,089,335	(18)	$—
	Total	$1,861,685		$1,562,864		$3,524,515		$7,880,991		$79,272
John Diesch	Cash Severance	$487,500	(19)	$325,000	(20)	—		$527,890	(21)	—
	Value of Accelerated Stock Awards (3)	341,513	(32)	341,513	(5)	$1,589,606	(33)	$1,942,008	(34)	24,327	(35)
	Value of Accelerated Option Awards (9)	—		—		102,704	(36)	102,704	(37)	—
	Value of Accelerated Units (12)	$374,262	(38)	374,262	(5)	$464,718	(39)	$464,718	(40)	$26,660	(41)
	Value of Healthcare Premiums	$28,821	(17)	—		—		$28,821	(17)	—
	Value of Excise Tax Gross-Up	—		—		—		$1,068,944	(18)	$—
	Total	$1,232,096		$1,040,775		$2,157,028		$4,135,085		$50,987
Colin M. Morris	Cash Severance	$450,000	(19)	$300,000	(20)	—		$516,022	(21)	—
	Value of Accelerated Stock Awards (3)	$420,356	(42)	420,356	(5)	$1,512,466	(43)	$1,995,847	(44)	$29,943	(45)
	Value of Accelerated Option Awards (9)	—		—		$102,704	(46)	$102,704	(47)	—
	Value of Accelerated Units (12)	$460,685	(48)	460,685	(5)	$524,004	(49)	$524,004	(50)	$32,816	(51)
	Value of Healthcare Premiums	$11,347	(17)	—		—		$11,347	(17)	—
	Value of Excise Tax Gross-Up	—		—		—		$1,080,574	(18)	$—
	Total	$1,342,388		$1,181,041		$2,139,174		$4,230,498		$62,759
Harold A. Wright	Cash Severance	$442,500	(19)	$295,000	(20)	—		$509,762	(21)	—
	Value of Accelerated Stock Awards (3)	—		—		$1,120,288	(52)	$1,756,998	(53)	—
	Value of Accelerated Option Awards (9)	—		—		$102,704	(54)	$102,704	(55)	—
	Value of Healthcare Premiums	$28,821	(17)	—		—		$28,821	(17)	—
	Value of Excise Tax Gross-Up	—		—		—		$788,311	(18)	$—
	Total	$471,321		$295,000		$1,222,992		$3,186,596		$—

RENTECH, INC.  ï  2013 Proxy Statement    31

(1)	Represents three times Mr. Ramsbottom’s annual base salary, payable over the two-year period after his termination date.
(2)	Represents two times Mr. Ramsbottom’s annual base salary plus target bonus which equals the prior year’s bonus, payable in a lump sum upon termination.
(3)	Value of RSUs determined by multiplying the number of accelerating RSUs by the fair market value of Rentech’s common stock on December 31, 2012 ($2.63).
(4)	Represents the aggregate value of 290,065 unvested 2011 IPO RSUs that would have vested on an accelerated basis upon Mr. Ramsbottom’s termination without cause or for good reason on December 31, 2012.
(5)

The applicable award agreements do not address acceleration upon a non-renewal of the applicable executive’s employment agreement. Additionally, none of the NEOs’ employment agreements was up for renewal as of December 31, 2012. However, for purposes of this column, we have assumed that, if a non-renewal of the applicable executive’s employment agreement had occurred on December 31, 2012 (had a non-renewal been possible on such date), these equity awards would be treated as though the applicable executive’s employment was terminated without cause on December 31, 2012. Pursuant to the terms of the applicable award agreements, 2011 IPO RSUs and 2011 IPO Units vest in full upon a termination of employment without cause. Accordingly, (i) amounts described under “Value of Accelerated Stock Awards” represent the value of the accelerated 2011 IPO RSUs described in Notes 4, 22, 32 and 42 for Messrs. Ramsbottom, Cohrs, Diesch and Morris, respectively, and (ii) amounts described under “Value of Accelerated Units” represent the value of the accelerated 2011 IPO Units described in Notes 13, 28, 38 and 48 for Messrs. Ramsbottom, Cohrs, Diesch and Morris, respectively.

None	of the 2012 RSUs, 2012 PSUs, 2012 Phantom Units, 2011 Time-Vest RSUs, 2010 RSUs and 2009 Performance-Vest RSUs are subject to accelerated vesting upon a termination of the applicable executive’s employment without cause (absent a change in control) and, as a result, no acceleration of such awards would have occurred in connection with a non-renewal of the applicable executive’s employment agreement on December 31, 2012.
(6)

Represents the aggregate value of 73,944 unvested 2012 RSUs, 387,351 unvested 2012 PSUs, 290,065 unvested 2011 IPO RSUs, 267,917 unvested 2011 Time-Vest RSUs, 800,625 unvested 2011 PSUs and 100,000 unvested 2010 RSUs held by Mr. Ramsbottom that would have vested on an accelerated basis upon Mr. Ramsbottom’s termination due to death or disability on December 31, 2012. We have assumed for purposes of this calculation that Rentech achieved target performance with respect to the 2012 PSUs and that all performance criteria applicable to the 2011 PSUs were attained on December 31, 2012.

(7)

Represents the aggregate value of 73,944 unvested 2012 RSUs, 290,065 unvested 2011 IPO RSUs, 267,917 unvested 2011 Time-Vest RSUs, 800,625 unvested 2011 PSUs, 100,000 unvested 2010 RSUs and 1,000,000 unvested 2009 Performance-Vest RSUs that would have vested on an accelerated basis if Mr. Ramsbottom terminated employment without cause or for good reason on December 31, 2012 and, in either case, such termination occurred within 60 days prior to or one year (or eighteen months with respect to the 2012 RSUs and 2012 PSUs) after a change in control of Rentech. We have assumed for purposes of this calculation that all performance criteria applicable to the 2009 Performance-Vest RSUs and 2011 PSUs were attained on December 31, 2012 (and, accordingly, the unvested 2009 Performance-Vest RSUs and 2011 PSUs held by Mr. Ramsbottom vested in full on such date). The 2012 PSUs would be deemed attained based on actual performance as of the date of the change in control. The threshold level of performance criteria applicable to the 2012 PSUs had not been attained as of December 31, 2012, and, accordingly, none of the unvested 2012 PSUs would have vested on an accelerated basis.

(8)

Represents the aggregate value of 20,662 unvested 2011 IPO RSUs that would have vested on an accelerated basis upon Mr. Ramsbottom termination of employment for any other reason not described in the prior columns (other than a termination for cause).

(9)	Value of options determined by multiplying the fair market value of our common stock on December 31, 2012 ($2.63), less the applicable exercise price, by the number of accelerating options.
(10)

Represents the aggregate value of 250,856 unvested 2010 Options held by Mr. Ramsbottom that would have vested on an accelerated basis upon Mr. Ramsbottom’s termination due to death or disability on December 31, 2012.

(11)

Represents the aggregate value of 250,856 unvested 2010 Options held by Mr. Ramsbottom that would have vested on an accelerated basis if Mr. Ramsbottom terminated employment without cause or for good reason on December 31, 2012 and, in either case, such termination occurred within 60 days prior to or one year after the change in control.

(12)	Value of 2012 Phantom Units and 2011 IPO Units determined by multiplying the number of accelerating RNP units by the fair market value of RNP’s common unit on December 31, 2012 ($37.69).
(13)	Represents the aggregate value of 22,182 unvested 2011 IPO Units that would have vested on an accelerated basis upon Mr. Ramsbottom’s termination without cause or for good reason on December 31, 2012.
(14)

Represents the aggregate value of 5,600 unvested 2012 Phantom Units and 22,182 unvested 2011 IPO Units held by Mr. Ramsbottom that would have vested on an accelerated basis upon Mr. Ramsbottom’s termination due to death or disability on December 31, 2012.

(15)

Represents the aggregate value of 5,600 unvested 2012 Phantom Units and 22,182 unvested 2011 IPO Units held by Mr. Ramsbottom that would have vested on an accelerated basis if Mr. Ramsbottom terminated employment without cause or for good reason on December 31, 2012 and, in either case, such termination occurred within 60 days prior to or one year after a change in control of us (or within eighteen months after a change in control with respect to the 2012 Phantom Units).

(16)

Represents the aggregate value of 1,580 unvested 2011 IPO Units that would have vested on an accelerated basis upon Mr. Ramsbottom’s termination of employment for any other reason not described in the prior columns (other than a termination for cause).

(17)

Represents the cost of Company-paid continuation health benefits for eighteen months, based on our estimated costs to provide such coverage. For purposes of continuation health benefits, a “qualifying termination in connection with a change in control” means: (i) for Mr. Ramsbottom, a termination without cause, for good reason or due to our non-renewal of his employment agreement within three months before or two years after a change in control of us, and (ii) for the remaining NEOs, a termination without cause or for good reason within three months before or two years after a change in control of us.

(18)

Represents tax gross-up payments to compensate for excise taxes imposed by Section 4999 of the Internal Revenue Code on the payments and benefits provided (as well as any related taxes on such payment). The assumptions used to calculate the excise tax gross-up include the following: an excise tax rate of 20%, a federal tax rate of 25%, California state tax rate of 8.0929% (in the case of Messrs. Ramsbottom and Cohrs) or 7.3846% (in the case of the remaining NEOs) and a Medicare tax rate of 1.45%.

(19)	Represents the executive’s annual base salary, payable over the one-year period after his termination date, plus his target annual incentive bonus.
(20)	Represents the executive’s annual base salary, payable over the one-year period after his termination date.
(21)	Represents the executive’s annual base salary plus target bonus which equals the prior year’s bonus, payable in a lump sum upon termination.
(22)	Represents the aggregate value of 201,889 unvested 2011 IPO RSUs that would have vested on an accelerated basis upon Mr. Cohrs’ termination without cause or for good reason on December 31, 2012.
(23)

Represents the aggregate value of 31,690 unvested 2012 RSUs, 166,007 unvested 2012 PSUs, 201,889 unvested 2011 IPO RSUs, 130,625 unvested 2011 Time-Vest RSUs, 397,812 unvested 2011 PSUs and 58,823 unvested 2010 RSUs held by Mr. Cohrs that would have vested on an accelerated basis upon Mr. Cohrs’ termination due to death or disability on December 31, 2012. We have assumed for purposes of this calculation that we achieved target performance with respect to the 2012 PSUs and that all performance criteria applicable to the 2011 PSUs were attained on December 31, 2012.

(24)

Represents the aggregate value of 31,690 unvested 2012 RSUs, 201,889 unvested 2011 IPO RSUs, 130,625 unvested 2011 Time-Vest RSUs, 397,812 unvested 2011 PSUs, 58,823 unvested 2010 RSUs and 700,000 unvested 2009 Performance-Vest RSUs that would have vested on an accelerated basis if Mr. Cohrs terminated employment without cause or for good reason on December 31, 2012 and, in either case, such termination occurred within 60 days prior to or one year (or eighteen months with respect to the 2012 RSUs and 2012 PSUs) after a change in control of us. We have assumed for purposes of this calculation that all performance criteria applicable to the 2009 Performance-Vest RSUs and 2011 PSUs were attained on December 31, 2012 (and, accordingly, the unvested 2009 Performance-Vest RSUs and 2011 PSUs held by Mr. Cohrs vested in full on such date). The 2012 PSUs would be deemed attained based on actual performance as of the date of the change in control. The threshold level of performance criteria applicable to the 2012 PSUs had not been attained as of December 31, 2012, and, accordingly, none of the unvested 2012 PSUs would have vested on an accelerated basis.

32    RENTECH, INC.  ï  2013 Proxy Statement

(25)

Represents the aggregate value of 14,381 unvested 2011 IPO RSUs that would have vested on an accelerated basis upon Mr. Cohrs’ termination of employment for any other reason not described in the prior columns (other than a termination for cause).

(26)

Represents the aggregate value of 147,562 unvested 2010 Options held by Mr. Cohrs that would have vested on an accelerated basis upon Mr. Cohrs’ termination due to death or disability on December 31, 2012.

(27)

Represents the aggregate value of 147,562 unvested 2010 Options held by Mr. Cohrs that would have vested on an accelerated basis if Mr. Cohrs terminated employment without cause or for good reason on December 31, 2012 and, in either case, such termination occurred within 60 days prior to or one year after the change in control.

(28)	Represents the aggregate value of 15,439 unvested 2011 IPO Units that would have vested on an accelerated basis upon Mr. Cohrs’ termination without cause or for good reason on December 31, 2012.
(29)

Represents the aggregate value of 2,400 unvested 2012 Phantom Units and 15,439 unvested 2011 IPO Units held by Mr. Cohrs that would have vested on an accelerated basis upon Mr. Cohrs’ termination due to death or disability on December 31, 2012.

(30)

Represents the aggregate value of 2,400 unvested 2012 Phantom Units and 15,439 unvested 2011 IPO Units held by Mr. Cohrs that would have vested on an accelerated basis if Mr. Cohrs terminated employment without cause or for good reason on December 31, 2012, in either case, such termination occurred within 60 days prior to or one year after the change in control of us (or within eighteen months after a change in control with respect to the 2012 Phantom Units).

(31)

Represents the aggregate value of 1,100 unvested 2011 IPO Units that would have vested on an accelerated basis upon Mr. Cohrs’ termination of employment for any other reason not described in the prior columns (other than a termination for cause).

(32)	Represents the aggregate value of 129,853 unvested 2011 IPO RSUs that would have vested on an accelerated basis upon Mr. Diesch’s termination without cause or for good reason on December 31, 2012.
(33)

Represents the aggregate value of 31,690 unvested 2012 RSUs, 166,007 unvested 2012 PSUs, 129,853 unvested 2011 IPO RSUs, 63,333 unvested 2011 Time-Vest RSUs, 190,000 unvested 2011 PSUs and 23,530 unvested 2010 RSUs held by Mr. Diesch that would have vested on an accelerated basis upon Mr. Diesch’s termination due to death or disability on December 31, 2012. We have assumed for purposes of this calculation that we achieved target performance with respect to the 2012 PSUs and that all performance criteria applicable to the 2011 PSUs were attained on December 31, 2012.

(34)

Represents the aggregate value of 31,690 unvested 2012 RSUs, 129,853 unvested 2011 IPO RSUs, 63,333 unvested 2011 Time-Vest RSUs, 190,000 unvested 2011 PSUs, 23,530 unvested 2010 RSUs and 700,000 unvested 2009 Performance-Vest RSUs that would have vested on an accelerated basis if Mr. Diesch terminated employment without cause or for good reason on December 31, 2012 and, in either case, such termination occurred within 60 days prior to or one year (or eighteen months with respect to the 2012 RSUs and 2012 PSUs) after a change in control of us. We have assumed for purposes of this calculation that all performance criteria applicable to the 2009 Performance-Vest RSUs and 2011 PSUs were attained on December 31, 2012 (and, accordingly, the unvested 2009 Performance-Vest RSUs and 2011 PSUs held by Mr. Diesch vested in full on such date). The 2012 PSUs would be deemed attained based on actual performance as of the date of the change in control. The threshold level of performance criteria applicable to the 2012 PSUs had not been attained as of December 31, 2012, and, accordingly, none of the unvested 2012 PSUs would have vested on an accelerated basis.

(35)

Represents the aggregate value of 9,250 unvested 2011 IPO RSUs that would have vested on an accelerated basis upon Mr. Diesch’s termination of employment for any other reason not described in the prior columns (other than a termination for cause).

(36)

Represents the aggregate value of 59,025 unvested 2010 Options held by Mr. Diesch that would have vested on an accelerated basis upon Mr. Diesch’s termination due to death or disability on December 31, 2012.

(37)

Represents the aggregate value of 59,025 unvested 2010 Options held by Mr. Diesch that would have vested on an accelerated basis if Mr. Diesch terminated employment without cause or for good reason on December 31, 2012 and, in either case, such termination occurred within 60 days prior to or one year after the change in control.

(38)	Represents the aggregate value of 9,930 unvested 2011 IPO Units that would have vested on an accelerated basis upon Mr. Diesch’s termination without cause or for good reason on December 31, 2012.
(39)

Represents the aggregate value of 2,400 unvested 2012 Phantom Units and 9,930 unvested 2011 IPO Units held by Mr. Diesch that would have vested on an accelerated basis upon Mr. Diesch’s termination due to death or disability on December 31, 2012.

(40)

Represents the aggregate value of 2,400 unvested 2012 Phantom Units and 9,930 unvested 2011 IPO Units held by Mr. Diesch that would have vested on an accelerated basis if Mr. Diesch terminated employment without cause or for good reason on December 31, 2012, in either case, such termination occurred within 60 days prior to or one year after the change in control of us (or within eighteen months after a change in control with respect to the 2012 Phantom Units).

(41)

Represents the aggregate value of 707 unvested 2011 IPO Units that would have vested on an accelerated basis upon Mr. Diesch’s termination of employment for any other reason not described in the prior columns (other than a termination for cause).

(42)	Represents the aggregate value of 159,831 unvested 2011 IPO RSUs that would have vested on an accelerated basis upon Mr. Morris’ termination without cause or for good reason on December 31, 2012.
(43)

Represents the aggregate value of 22,183 unvested 2012 RSUs, 116,205 unvested 2012 PSUs, 159,831 unvested 2011 IPO RSUs, 63,333 unvested 2011 Time-Vest RSUs, 190,000 unvested 2011 PSUs and 23,530 unvested 2010 RSUs held by Mr. Morris that would have vested on an accelerated basis upon Mr. Morris’ termination due to death or disability on December 31, 2012. We have assumed for purposes of this calculation that we achieved target performance with respect to the 2012 PSUs and that all performance criteria applicable to the 2011 PSUs were attained on December 31, 2012.

(44)

Represents the aggregate value of 22,183 unvested 2012 RSUs, 159,831 unvested 2011 IPO RSUs, 63,333 unvested 2011 Time-Vest RSUs, 190,000 unvested 2011 PSUs, 23,530 unvested 2010 RSUs, and 300,000 unvested 2009 Performance-Vest RSUs that would have vested on an accelerated basis if Mr. Morris terminated employment without cause or for good reason on December 31, 2012 and, in either case, such termination occurred within 60 days prior to or one year (or eighteen months with respect to the 2012 RSUs and 2012 PSUs) after a change in control of us. We have assumed for purposes of this calculation that all performance criteria applicable to the 2009 Performance-Vest RSUs and 2011 PSUs were attained on December 31, 2012 (and, accordingly, the unvested 2009 Performance-Vest RSUs and 2011 PSUs held by Mr. Morris vested in full on such date). The 2012 PSUs would be deemed attained based on actual performance as of the date of the change in control. The threshold level of performance criteria applicable to the 2012 PSUs had not been attained as of December 31, 2012, and, accordingly, none of the unvested 2012 PSUs would have vested on an accelerated basis.

(45)

Represents the aggregate value of 11,385 unvested 2011 IPO RSUs that would have vested on an accelerated basis upon Mr. Morris’ termination of employment for any other reason not described in the prior columns (other than a termination for cause).

(46)

Represents the aggregate value of 59,025 unvested 2010 Options held by Mr. Morris that would have vested on an accelerated basis upon Mr. Morris’ termination due to death or disability on December 31, 2012.

(47)

Represents the aggregate value of 59,025 unvested 2010 Options held by Mr. Morris that would have vested on an accelerated basis if Mr. Morris terminated employment without cause or for good reason on December 31, 2012 and, in either case, such termination occurred within 60 days prior to or one year after the change in control.

(48)	Represents the aggregate value of 12,223 unvested 2011 IPO Units that would have vested on an accelerated basis upon Mr. Morris’ termination without cause or for good reason on December 31, 2012.
(49)

Represents the aggregate value of 1,680 unvested 2012 Phantom Units and 12,223 unvested 2011 IPO Units held by Mr. Morris that would have vested on an accelerated basis upon Mr. Morris’ termination due to death or disability on December 31, 2012.

RENTECH, INC.  ï  2013 Proxy Statement    33

(50)

Represents the aggregate value of 1,680 unvested 2012 Phantom Units and 12,223 unvested 2011 IPO Units held by Mr. Morris that would have vested on an accelerated basis if Mr. Morris terminated employment without cause or for good reason on December 31, 2012, in either case, such termination occurred within 60 days prior to or one year after the change in control of us (or within eighteen months after a change in control with respect to the 2012 Phantom Units).

(51)

Represents the aggregate value of 871 unvested 2011 IPO Units that would have vested on an accelerated basis upon Mr. Morris’ termination of employment for any other reason not described in the prior columns (other than a termination for cause).

(52)

Represents the aggregate value of 41,197 unvested 2012 RSUs, 107,905 unvested 2012 PSUs, 63,333 unvested 2011 Time-Vest RSUs, 190,000 unvested 2011 PSUs and 23,530 unvested 2010 RSUs held by Mr. Wright that would have vested on an accelerated basis upon Mr. Wright’s termination due to death or disability on December 31, 2012. We have assumed for purposes of this calculation that we achieved target performance with respect to the 2012 PSUs and that all performance criteria applicable to the 2011 PSUs were attained on December 31, 2012.

(53)

Represents the aggregate value of 41,197 unvested 2012 RSUs, 63,333 unvested 2011 Time-Vest RSUs, 190,000 unvested 2011 PSUs, and 23,530 unvested 2010 RSUs, and 350,000 unvested 2009 Performance-Vest RSUs that would have vested on an accelerated basis if Mr. Wright terminated employment without cause or for good reason on December 31, 2012 and, in either case, such termination occurred within 60 days prior to or one year (or eighteen months with respect to the 2012 RSUs and 2012 PSUs) after a change in control of us. We have assumed for purposes of this calculation that all performance criteria applicable to the 2009 Performance-Vest RSUs and 2011 PSUs were attained on December 31, 2012 (and, accordingly, the unvested 2009 Performance-Vest RSUs and 2011 PSUs held by Mr. Wright vested in full on such date). The 2012 PSUs would be deemed attained based on actual performance as of the date of the change in control. The threshold level of performance criteria applicable to the 2012 PSUs had not been attained as of December 31, 2012, and, accordingly, none of the unvested 2012 PSUs would have vested on an accelerated basis.

(54)

Represents the aggregate value of 59,025 unvested 2010 Options held by Mr. Wright that would have vested on an accelerated basis upon Mr. Wright’s termination due to death or disability on December 31, 2012.

(55)

Represents the aggregate value of 59,025 unvested 2010 Options held by Mr. Wright that would have vested on an accelerated basis if Mr. Wright terminated employment without cause or for good reason on December 31, 2012 and, in either case, such termination occurred within 60 days prior to or one year after the change in control.

Director Compensation

The following table sets forth compensation information with respect to our non-employee directors during 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Michael S. Burke	$50,000	$75,240	$ —	—	—	—	$125,240
General Wesley K. Clark	$32,708	$75,240	$ —	—	—	—	$107,948
Michael F. Ray	$35,000	$ 75,240	$ —	—	—	—	$110,240
Ronald M. Sega	$37,500	$75,240	$ —	—	—	—	$112,740
Edward M. Stern	$50,000	$75,240	$ —	—	—	—	$125,240
Halbert S. Washburn	$62,153	$75,240	$ —	—	—	—	$137,393
John A. Williams	$30,000	$75,240	$ —	—	—	—	$105,240
Dennis L. Yakobson	$30,000	$75,240	$ —	—	—	—	$105,240
(1)

Amounts reflect the full grant-date fair value of the 2012 stock grants and 2012 restricted stock unit awards, calculated in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all awards made to non-employee directors in Note 17 to our consolidated financial statements to our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 18, 2013.

Directors who are our employees do not receive additional compensation for their services on the Board. The compensation plan for nonemployee directors provided for an annual retainer of $30,000 to be paid in quarterly increments of $7,500 to each outside director during 2012 (which has increased to an annual retainer of $40,000 to be paid in quarterly increments of $10,000 effective as of April 1, 2013). The Chairman of the Board receives an additional fee of $25,000 per year. Additional cash compensation is provided for participation in committees of the Board as follows: the Chairman of the Audit Committee and the Chairman of the Compensation Committee currently receive $17,500 per year and received $15,000 per year during 2012; the Chairman of the Nominating and Corporate Governance Committee currently receives $10,000 per year and received $7,500 per year during 2012; members of the Audit Committee and

Compensation Committee currently receive $7,500 per year and received $5,000 per year during 2012; and members of the Nominating and Corporate Governance Committee receive $5,000 per year. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in their capacity as directors. No additional cash fees are paid to directors for attendance at Board or committee meetings.

Each newly elected non-employee member of the Board is granted a fully-vested option to purchase 20,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant and a term of five years following the date of grant. Each non-employee director serving immediately following our annual meeting of shareholders also is granted (i) a number of shares of our fully vested common stock obtained by dividing

34    RENTECH, INC.  ï  2013 Proxy Statement

$50,000 by the fair market value of our common stock on the date of grant, rounded up to the nearest 100 shares, and (ii) an RSU grant obtained by dividing $25,000 by the fair market value of our common stock on the date of grant, rounded up to the nearest 100 shares, vesting on the earlier of the one year anniversary of the date of grant and our annual meeting of shareholders, subject to the director’s continued service on the Board through such date.

Compensation Committee Interlocks and Insider Participation

During 2012, the following individuals served as members of the Compensation Committee: Michael S. Burke, Halbert S. Washburn, and Edward M. Stern. None of these individuals has ever served as our officer or employee or an officer or employee of any of our subsidiaries. None of our executive officers has served as a director or member of the compensation committee of another entity at which an executive officer of such entity is also one of our directors.

Compensation Risk Assessment

We have assessed the compensation policies and practices for our employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us. In reaching our conclusion, we considered the following elements of our compensation plans and policies:

•

The mix of fixed (base salary) and variable (cash annual incentive and equity) compensation, including short-term (cash annual incentive) and long-term (equity) incentives, reduces the significance of any one particular compensation component;

•

The mix of various types of equity awards (including RSUs, PSUs and stock options) which have different vesting provisions that are based on a variety of factors including stock performance, accomplishment of commercial milestones and time vesting, so that no single event drives long-term compensation;

•	The fact that all of our equity awards vest over time (in addition to performance vesting in some circumstances), typically three years, encouraging a long-term view by recipients;

•	The fact that the Compensation Committee oversees our equity plans and incentive based bonus awards and has the discretion to reduce or eliminate bonuses based on performance;

•	Our formal performance evaluation approach based on quantitative and qualitative performance is used company-wide setting cash and equity incentives; and

•	We have adopted a clawback policy pursuant to which, in the event of an accounting restatement due to material non-compliance with any financial reporting requirements under the securities law, we will be entitled (but not required) to recoup from executive officers all cash bonuses and all contingent equity that would not have been paid if performance had been measured in accordance with the restated financials. This policy only applies to incentives paid or granted, as applicable, (i) within three years of the date that the accounting restatement is required and (ii) on or after January 1, 2013.

•

We have adopted stock ownership guidelines for our executives officers and non-employee directors, pursuant to which they must accumulate and hold equity of the Company valued at three times (3x) (or six times (6x) in the case of our Chief Executive Officer) their annual base salary (with respect to our executive officers) or their annual cash retainer (with respect to our non-employee directors) within the earlier of (i) five years after the adoption of these guidelines or (ii) five years after becoming an executive officer of the Company (with respect to our executive officers) or five years after joining the Company’s Board of Directors (with respect to our non-employee directors). If, after the five year period set forth above, an individual fails to satisfy the above ownership requirements, then he or she will be required to retain 100% of any of our shares acquired through stock option exercise or vesting of any performance stock units, restricted stock units and restricted stock awards (net of shares sold or withheld to satisfy taxes and, in the case of stock options, the exercise price) until such time that he or she meets the ownership requirements

Audit Committee and Audit Committee Financial Expert

The Board has a standing Audit Committee. The Board has determined that each member of the Audit Committee is “independent” within the meaning of the rules of the SEC and the NYSE Amex.

The charter of our Audit Committee is available on the Corporate Governance section of our website at http://www.rentechinc.com. The Board regularly reviews developments in corporate governance and modifies the

RENTECH, INC.  ï  2013 Proxy Statement    35

charter as warranted. Modifications are reflected on our website at the address previously given. Information contained on our website is not incorporated into and does not constitute a part of this proxy statement. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to the website.

The Audit Committee of the Board has been delegated responsibility for reviewing with the independent auditors the plans and results of the audit engagement; reviewing the adequacy, scope and results of the internal accounting controls and procedures; reviewing the degree of independence of the auditors; reviewing the auditors’ fees; and recommending the engagement of the auditors to the full Board.

The Audit Committee currently consists and consisted throughout 2012 of Mr. Burke, Mr. Ray and Mr. Washburn. The Board has determined that Mr. Burke, the Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined by the rules of the SEC.

Audit Committee Report

The Audit Committee of the Board is composed entirely of independent directors, as independence is defined by the listing standards of the NYSE Amex and the rules of the SEC. The Audit Committee assists the Board with overseeing our accounting and financial reporting processes and the audits of the financial statements of us.

In fulfilling its responsibilities during the past fiscal year, the committee:

•

Discussed with the independent accountants, among other issues, the matters to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight board in Rule 3200T;

•

Received the written disclosures and the letter from the auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountants their independence;

•	Discussed the overall audit process and reviewed related reports;

•	Involved the independent accountants in the committee’s review of our financial statements and related reports with management as well as management’s assessment of internal controls;

•	Provided independent accountants the full access to the committee and the Board, to report on appropriate matters;

•	Discussed with the independent accountants matters required to be reviewed by generally accepted auditing standards;

•	Assessed the competence and qualification of PricewaterhouseCoopers LLP. to serve as our auditors; and
•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2012 with our management and our independent auditors.

In addition, the Audit Committee considered the quality and adequacy of our internal controls and the status of pending litigation, taxation matters and other areas of oversight to the financial reporting and audit process that the committee determined appropriate.

Based on these reviews and discussions, the committee recommended to the Board, and the Board approved, our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 18, 2013, which included our audited financial statements.

The reports and opinions of PricewaterhouseCoopers LLP are filed separately in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 18, 2013, and they should be read in conjunction with the information contained in this section of the proxy statement and the review of the audited financial statements.

AUDIT COMMITTEE

Michael S. Burke, Chairman

Michael F. Ray

Wesley K. Clark

In accordance with the rules and regulations of the SEC, neither the report of the Audit Committee nor the report of the Compensation Committee appearing in this proxy statement will be deemed to be soliciting material or to be filed with the SEC or subject to Regulations 14A or 14C of the Exchange Act or to the liabilities of Section 18 of the Exchange Act, and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, or the Securities Act, or any filing under the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

36    RENTECH, INC.  ï  2013 Proxy Statement

Nominating and Corporate Governance Committee and Shareholder Communications

The Nominating and Corporate Governance Committee currently consists and consisted throughout 2012 of Ronald M. Sega and Edward M. Stern. The Nominating and Corporate Governance Committee’s primary duties include making recommendations to the Board regarding composition of the Board, recruitment of new directors, and performance of the Board. The committee’s policy is to identify and consider candidates for election as directors, including candidates recommended by our security holders. To submit recommendations to the Board with suggestions for election, or to send communications to the Board about other corporate matters, security holders may write to the Chairman of the Board or to any one or more individual directors at our address given on the first page of this proxy statement.

In considering suggestions for nominations, the committee will review the composition of the Board in relation to our efforts to maintain effective corporate governance practices. The committee will consider our business plan, the perspective of its security holders, and applicable regulations regarding the duties and qualifications of directors. In consultation with the Chairman of the Board, the committee will evaluate candidates against the qualifications that the committee expects to develop, conduct appropriate verifications of the background of candidates, interview selected candidates, identify potential conflicts of interest, and present the candidates who have been suggested to the full Board, with the committee’s recommendations for nominations.

We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business. When considering a potential director candidate, the Nominating and Corporate Governance Committee evaluates the entirety of each candidate’s experience and qualifications. The Nominating and Corporate Governance Committee looks for personal and professional integrity, demonstrated ability and judgment and business experience.

The Nominating and Corporate Governance Committee will consider shareholder recommendations of candidates on the same basis as it considers all other candidates. To be considered by the Nominating and Corporate Governance Committee, suggestions by security holders must be submitted before our fiscal year-end, and must be accompanied by a description of the qualifications of the proposed candidate and a written statement by the proposed candidate that he or she is willing to be nominated and desires to serve, if elected. The committee may require that the proposed nominee furnish other information as it may reasonably request to assist in determining the qualifications of the proposed nominee to serve as a director. This restriction on eligibility is removed after the action or proceeding is finally resolved.

The Nominating and Corporate Governance Committee requires all candidates to complete a prospective director questionnaire, provide a current curriculum vitae, and satisfy a credit and background check. In addition, the committee will conduct telephone and in-person meetings with all candidates. Factors the committee considers vital for all candidates include industry experience, management experience and public company experience.

Transactions with Related Persons

Pursuant to its charter, the Audit Committee of the Board is responsible for reviewing and approving all related party transactions. While we do not have a formal written policy or procedure for the review, approval or ratification of related party transactions, the audit committee must review the material facts of any such transaction and approve that transaction on a case by case basis.

Code of Ethics

We have adopted a code of business and conduct ethics that applies to our directors, officers and employees. This code includes a special section entitled “Business Conduct and Ethics for Senior Financial Officers” which applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of the code of ethics was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, filed with the SEC on December 15, 2008, and is available on the Corporate Governance Section of our website at www.rentechinc.com. Our website address referenced above is not intended to be an active hyperlink, and the contents of our website shall not be deemed to be incorporated herein.

RENTECH, INC.  ï  2013 Proxy Statement    37

Independent Certified Public Accountants

The Board has selected PricewaterhouseCoopers LLP as our independent certified public accountants for the fiscal year ending December 31, 2013. To the knowledge of management, neither such firm nor any of its members has any direct or material indirect financial interest in us nor any connection with us in any capacity otherwise than as independent accountants.

A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting of shareholders to answer appropriate questions and will be afforded an opportunity to make a statement regarding the financial statements.

Principal Accountant Fees and Services

The following table presents fees billed and expected to be billed for professional audit services rendered by PricewaterhouseCoopers LLC for the fiscal year ended December 31, 2012, the three months ended December 31, 2011 and the fiscal year ended September 30, 2011 and fees billed and expected to be billed for other services rendered by PricewaterhouseCoopers LLC for the fiscal year ended December 31, 2012, the three months ended December 31, 2011 and the fiscal year ended September 30, 2011.

	Fiscal Year Ended December 31, 2012	Three Months Ended December 31, 2011	Fiscal Year Ended September 30, 2011
PricewaterhouseCoopers LLP:
Audit Fees (1)	$1,022,500	$800,000	$2,399,398
Audit-Related Fees (2)	21,710	—	11,175
Tax Fees (3)	876,582	511,244	96,619
All Other Fees	—	—	—
Total	$1,920,792	$1,311,244	$2,507,192

(1)	Represents the aggregate fees billed and expected to be billed for professional services rendered for the audit of Rentech’s and RNP’s consolidated financial statements for the fiscal year ended December 31, 2012, the three months ended December 31, 2011 and the fiscal year ended September 30, 2011, and for the audit of Rentech’s and RNP’s internal control over financial reporting and for reviews of the financial statements included in Rentech’s and RNP’s quarterly reports on Form 10-Q, assistance with Securities Act filings and related matters, consents issued in connection with SEC filings, and consultations on financial accounting and reporting standards arising during the course of the audit for fiscal year ended December 31, 2012, the three months ended December 31, 2011 and the fiscal year ended September 30, 2011.
(2)	Represents fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Rentech’s and RNP’s financial statements, and are not reported as Audit Fees.
(3)	Represents the aggregate fees billed and expected to be billed for Rentech’s 2012 and 2011 tax return and tax consultation regarding various issues including property and sales tax issues, research and development credits and RNP’s structure.

The Audit Committee is required to pre-approve all audit services and non-audit services (other than de minimis non-audit services as defined by the Sarbanes-Oxley Act of 2002). Non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP were compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee pre-approved all fees incurred in fiscal year ended December 31, 2012, the three months ended December 31, 2011 and the fiscal year ended September 30, 2011.

38    RENTECH, INC.  ï  2013 Proxy Statement

APPROVAL OF SECOND AMENDED AND RESTATED RENTECH, INC. 2009 INCENTIVE AWARD PLAN

(Proxy Item 2)

Introduction

The Compensation Committee of the Board (the “Compensation Committee”) has adopted the Second Amended and Restated Rentech, Inc. 2009 Incentive Award Plan (the “Second Restated Plan”), subject to approval by our stockholders pursuant to this proxy statement. The Second Restated Plan amends and restates in its entirety the Amended and Restated Rentech, Inc. 2009 Incentive Award Plan (the “First Restated Plan”) in the following respects:

•

Increasing the aggregate number of shares of our common stock with respect to which awards may be granted under the Second Restated Plan such that the total number of shares available for grant under the Second Restated Plan will be 11,980,000, which is a net increase of 8,400,000 new shares added to the 3,580,000 shares which remained available for grant under the First Restated Plan as of December 31, 2012. The number of shares available for grant will be reduced by one share for each share subject to an option or stock appreciation right and 1.5 shares for each share subject to a full value award, in each case, granted under the First Restated Plan after December 31, 2012 but before the effective date of the Second Restated Plan. Revising the manner in which shares of our common stock are counted against and may be added back to the share reserve under the Second Restated Plan.

•

Revising the limits applicable to awards granted under the Second Restated Plan, such that (i) the maximum number of shares that may be granted to any one participant during any one calendar year equals 6,774,500 shares with respect to options, 6,774,500 shares with respect to stock appreciation rights, and 6,774,500 shares with respect to full value awards, and (ii) during any one calendar year, no participant may be granted performance-based awards denominated in cash under which more than $2,000,000 may be earned with respect to any twelve-month period during the applicable performance period (or two times the foregoing limits for awards granted to any newly hired employee during the year of hire).

•	Establishing a limit on the grant date fair value of awards that may be granted to any non-employee directors during any one calendar year, which is $275,000.

•	Clarifying that the exercise price of stock options may be paid through a net exercise.
•

Providing for the automatic exercise of in-the-money stock options and stock appreciation rights on the last business day of the applicable term of such award payment on a net exercise basis with respect to the exercise price of any such options and a deduction or withholding of an amount sufficient to satisfy all taxes associated with such exercise.

•	Subjecting awards granted under the Second Restated Plan to the provisions of any applicable clawback policy.

•

Clarifying the manner in which adjustments may be made to the Second Restated Plan and awards outstanding under the Second Restated Plan upon certain changes affecting the shares or the share price of our common stock.

•	Eliminating our ability to pay dividend equivalents with respect to stock options and stock appreciation rights.

•

Revising the performance criteria available for awards intended to qualify as performance-based compensation under Section 162(m) of the Code to include criteria related to our subsidiaries and to expressly permit goals determined by reference to our and our subsidiaries’ performance and comparisons of our and our subsidiaries’ performance to the performance of one or more other companies.

•	Extending the term of the Second Restated Plan through the tenth anniversary of the date on which the Second Restated Plan is approved by our shareholders and becomes effective.

•

Expressly prohibiting the cancellation of any option or stock appreciation right in exchange for cash when the per share exercise price or base price of the option or stock appreciation right, as applicable, exceeds the fair market value of the shares of common stock subject to such option or stock appreciation right.

The Second Restated Plan will become effective only if it is approved by our shareholders, and approval of the Second Restated Plan is recommended by our Board of Directors. In the event that the Second Restated Plan is not approved by our stockholders, (i) the First Restated Plan (which has previously been approved by our stockholders) will continue in full force in accordance with its terms as in effect immediately prior to the adoption of the Second Restated Plan by the

RENTECH, INC.  ï  2013 Proxy Statement    39

Compensation Committee, (ii) the Second Restated Plan will not take effect, and (iii) we may continue to grant awards under the First Restated Plan in accordance with its terms and conditions (including, without limitation, the limit on the maximum number of shares available for issuance under the First Restated Plan without giving effect to the Second Restated Plan). Since December 31, 2012, we have not granted or issued any stock option, restricted stock, restricted stock unit, performance stock unit or other equity incentive award under any stock incentive plan adopted by the Company other than the First Restated Plan and, following the date on which the Second Restated Plan becomes effective, we will not issue any such awards.

The increase in shares is intended to provide us with additional shares for the grant of stock-based awards to our executives and other employees, thereby linking their compensation to shareholder value creation and providing a mix of compensation elements in their overall pay packages. The Board believes that the increase in the aggregate number of shares of common stock with respect to which awards may be granted under the Second Restated Plan is desirable to accomplish the objectives of the Second Restated Plan (which are discussed in more detail below) and is in the best interest of our stockholders.

Our stockholders are also being asked to approve the Second Restated Plan to satisfy the shareholder approval requirements of Section 162(m) of the Code and to approve the material terms of the performance goals for awards that may be granted under the Second Restated Plan as required under Section 162(m) of the Code. In general, Section 162(m) of the Code, which is discussed in more detail below, denies a tax deduction to public companies for compensation paid to certain “covered employees” within a taxable year to the extent such compensation exceeds $1,000,000. However, compensation that qualifies as “performance-based” under Section 162(m) of the Code does not count against this $1,000,000 limit. In order for awards under the Second Restated Plan to be treated as “performance-based compensation” under Section 162(m) of the Code, the material terms of the performance goals under which such awards may be paid must be disclosed to and approved by the shareholders. For purposes of Section 162(m) of the Code, the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals may be based and (c) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the Second Restated Plan is discussed below, and stockholder approval of the Second Restated Plan will constitute approval of the material terms of the performance goals under the Second Restated Plan for purposes of Section 162(m) of the Code.

The material features of the Second Restated Plan are described below. The description in this proposal is not intended to be complete and is qualified in its entirety by reference to the full text of the Second Restated Plan. A copy of the Second Restated Plan is attached to this proxy statement as Appendix A and you are advised to review the actual terms of the Second Restated Plan.

Burn Rate Commitment

We commit to cap our average annual burn rate at 4.57% in fiscal years 2013, 2014, and 2015. In calculating our compliance with this maximum burn rate commitment, we define “burn rate” as the number of shares subject to stock awards granted in a fiscal year divided by the weighted average number of shares of our common stock outstanding

(basic) during our fiscal year. For purposes of calculating the number of awards granted in each of the next three fiscal years, (i) awards of stock options and stock appreciation rights will count as one share, and (ii) awards of restricted stock, restricted stock units or other full value awards will count as 1.5 shares.

40    RENTECH, INC.  ï  2013 Proxy Statement

Historical Burn Rate

The table below shows our historic burn rate over the past three full fiscal years, with long-term incentive awards attributed to the year in which they were granted. In 2011, we transitioned from a September 30th fiscal year end to a December 31st year end by adding a three-month transition period from October 1, 2011 until December 31, 2011. If burn rate were annualized for the 39-month period that is disclosed below including the three-month transition, then it would be 4.72% of weighted average shares outstanding (it is 5.11% without annualizing 39 months into a more standard 36-month equivalent period).

		12 Mos. Ending 9/30/2010	15 Mos. Ending 12/31/2011	12 Mos. Ending 12/31/2012		Average
(a)	Restricted stock, stock units, and performance units granted after conversion to option equivalents at 1.5:1	11,177,850	13,692,000	5,037,600
(b)	Options granted	336,000	3,267,000	312,000	(1)
(c)	Total option-equivalent shares granted (a+b)	11,513,850	16,959,000	5,349,600
(d)	Weighted average shares outstanding (basic)	216,069,000	223,014,000	223,189,000
(e)	Burn rate (c/d)	5.33%	7.60%	2.40%		5.11% (2)
(1)	Adjustment for December 27, 2012 special distribution.
(2)	3-year average burn rate is 4.72% if annualized over 39 months.

We grant performance stock units (PSUs) as part of our long-term incentive program, some of which have not been earned or are still in their performance period. If the Company’s burn rate were calculated by attributing PSUs to the year in which they may be earned, then burn rate for the last three full fiscal years including the three-month 2011 fiscal year transition would be 3.79%. However, if this rate were annualized to convert the 39-month disclosure period into a more standard 36-month three-year average, then three-year average equity compensation burn rate would be 3.50%.

		12 Mos. Ending 9/30/2010	15 Mos. Ending 12/31/2011	12 Mos. Ending 12/31/2012		Average
(a)	Time-vested restricted stock or units granted after conversion to option equivalents at 1.5:1	3,232,500	8,554,721	1,703,759
(b)	Performance-based restricted stock or units earned after conversion to option equivalents at 1.5:1	68,250	613,950	—
(c)	Options granted	336,000	3,267,000	312,000	(1)
(d)	Total option-equivalent shares granted (a+b)	5,287,125	17,020,006	2,867,638
(e)	Weighted average shares outstanding (basic)	216,069,000	223,014,000	223,189,000
(f)	Burn rate (c/d)	2.45%	7.63%	1.28%		3.79% (2)
(1)	Adjustment for December 27, 2012 special distribution.
(2)	3-year average burn rate is 3.50% if annualized over 39 months.

As of December 31, 2012, (i) 3,580,000 shares were available for grant under our equity compensation plans; (ii) 4,472,000 options and compensatory warrants were outstanding with a weighted average price of $1.67 and a weighted average term of 5.87 years, and (iii) 11,001,000 full value awards were outstanding.

Rationale for Share Increase

In its determination to approve the Second Restated Plan, the Compensation Committee reviewed an analysis prepared by Frederic W. Cook & Co., Inc. (“Cook”), its independent compensation consultant, which included an analysis of certain share usage, dilution and overhang metrics, peer group market practices and trends, and the costs of the Second Restated Plan, including the estimated shareholder value transfer cost. Specifically, the Compensation Committee considered that:

•	As discussed above, the level of equity awards granted in 2012 represents a burn rate of 2.40% of weighted average common shares outstanding. Cook determined that, based on its run rate analysis, this burn rate was at approximately the 50th percentile of the companies in our selected 2012 Peer Group. Our selected 2012 Peer Group is described in more detail above under the heading “Compensation Discussion and Analysis.” Additionally, based on Cook’s analysis, the Company’s three-year average burn rate (calculated over the last three full fiscal years, including the three-month transition period) is 5.11% of weighted average common shares outstanding, which is

RENTECH, INC.  ï  2013 Proxy Statement    41

at approximately the 75th percentile of the companies in our selected 2012 Peer Group. Equity award grants made during this 39-month period included grants of special, one-time equity awards made in connection with the initial public offering of our subsidiary, Rentech Nitrogen Partners, L.P., and were not part of our annual equity award grant program.

•

Based on historical usage, we estimate that the shares reserved for issuance under the First Restated Plan (without giving effect to the Second Restated Plan) would be sufficient for approximately one year of awards measured from the date of this proxy statement, meaning that if we do not increase the shares available for issuance under our First Restated Plan, then, based on historical usage rates of shares under our First Restated Plan, we would expect to exhaust the share limit under our First Restated Plan by early 2014, at which time we would lose an important compensation tool that is aligned with stockholder interests and used to attract, motivate and retain highly qualified talent. This projection assumes that we continue to grant awards consistent with our historical usage and current practices, as reflected in our three-year average burn rate (which is described in more detail above under “Historical Burn Rate”); however, note that future circumstances may require us to change our current equity grant practices and, accordingly, we cannot predict with certainty at this time when our existing share reserve would be exhausted.

•

Based on historical usage rates of shares under our First Restated Plan, if the Second Restated Plan is approved, we expect that we would require an additional increase to the share reserve under the Second Restated Plan in 2016 or 2017 (primarily dependent on the future price of our shares, award levels and amounts and hiring activity during the next few years), noting again that the share reserve under the Second Restated Plan could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with certainty at this time.

•

The total aggregate equity value of the Company’s outstanding overhang as of December 31, 2012, plus the total number of shares that would be available for grant under the Second Restated Plan (which includes the shares remaining available for grant under the First Restated Plan as of December 31, 2012), based on the 200-day average closing share price for one share of our common stock on March 1, 2013, is $54.7 million. Based upon its analysis, Cook concluded that our “shareholder value transfer” as a percentage of market capitalization was 10.0%, which was within an allowable range under the policies of shareholder proxy advisory services.

•

In 2012, 2011 and 2010, our end of year overhang rate, calculated by dividing (i) the number of shares subject to equity awards outstanding on each of December 31, 2012, December 31, 2011, September 30, 2011 and September 30, 2010, plus the number of shares remaining available for issuance under our First Restated Plan on each such date, by (ii) the number of our shares outstanding as of December 31, 2012, December 31, 2011, September 30, 2011 and September 30, 2010, respectively, was 8.5%, 10.4%, 12.5% and 6.6%, respectively. If the Second Restated Plan is approved, the issuance of the additional shares to be reserved under the Second Restated Plan would dilute the holdings of shareholders by an additional 6.9% on a fully diluted basis, based on the number of shares of our common stock outstanding as of December 31, 2012. If the Second Restated Plan is approved, we expect our overhang at the end of 2013 will be approximately 12.2% (including the shares that will be reserved for issuance under the Second Restated Plan). Based on the Cook analysis, this overhang level is at approximately the 60th percentile of the companies in our selected 2012 Peer Group and we expect our overhang level will decrease in subsequent years as we issue shares from the Second Restated Plan.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain executives and employees in the labor markets in which we compete, the Board has determined that the size of the share reserve under the Second Restated Plan is reasonable and appropriate at this time.

Summary of the Second Restated Plan

General

The purpose of the Second Restated Plan is to promote the success and enhance our value by linking the personal interests of participants to those of our shareholders and by providing participants with an incentive for outstanding performance to generate superior returns to our shareholders.

The Second Restated Plan provides for the grant of stock options (including both incentive stock options and nonqualified stock options), restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards, and other performance-based awards to eligible directors, employees and consultants.

42    RENTECH, INC.  ï  2013 Proxy Statement

Administration

The Board previously delegated the administration of the First Restated Plan to, and the First Restated Plan is currently administered by, the Compensation Committee. The Second Restated Plan requires that the plan administrator consist solely of (and the Compensation Committee consists of) two or more directors, each of whom qualifies as a non-employee director pursuant to Rule 16b-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and an “independent director” under the rules of the NYSE Amex. The Compensation Committee has the exclusive authority to administer the Second Restated Plan including, subject to the terms of the Second Restated Plan and all applicable law, the power to designate participants to receive awards and determine the types and sizes of awards, the price and timing of awards, any applicable vesting requirements or restrictions, and the acceleration or waiver of any such vesting requirements or restrictions, provided that the Compensation Committee does not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards that are intended to qualify as “performance-

based compensation” under Section 162(m) of the Code. The Compensation Committee also has the authority to establish, adopt or revise rules and regulations as it may deem necessary or advisable to administer the Second Restated Plan, interpret the Second Restated Plan and any award agreements, and make all other decisions and determinations as it deems necessary or advisable to administer the Second Restated Plan. The Board may at any time exercise all powers of the Compensation Committee other than those powers that are required, under Section 162(m) of the Code or Rule 16b-3 under the Exchange Act, to be exercised solely by the Compensation Committee.

The Compensation Committee may delegate to a committee of one or more members of the Board or one or more of our officers the authority to grant or amend awards to participants other than participants who are senior executives of us and subject to Section 16 of the Exchange Act, employees who are “covered employees” within the meaning of Section 162(m) of the Code and/or officers or directors to whom such authority to grant or amend awards has been delegated.

Eligibility

Persons eligible to participate in the Second Restated Plan include employees, consultants, and directors of us and our subsidiaries, as determined by the Compensation Committee. As of March 31, 2013, approximately 107 employees and eight directors (other than employee directors) were eligible to participate in the Second Restated Plan. Our consultants are also eligible to participate in the Second Restated Plan, and a total of four consultants have been granted awards pursuant to the First Restated Plan.

Limitation on Awards and Shares Available

If our stockholders approve the Second Restated Plan, the aggregate number of shares of common stock which may be issued pursuant to awards under the Second Restated Plan will be increased by an additional 8,400,000 shares to a total of 11,980,000 shares, less (i) one share for each share subject to an option or stock appreciation right and (ii) 1.5 shares for each share subject to a full value award, in each case, granted under the First Restated Plan after December 31, 2012 but before the effective date of the Second Restated Plan. The aggregate number of shares reserved for issuance under the Second Restated Plan includes 8,400,000 new shares plus 3,580,000 shares remaining available for grant under the First Restated Plan as of December 31, 2012. Any shares subject to full value awards granted under the Second Restated Plan are counted against this limit as 1.5 shares for every one (1) share delivered in respect of such an award. Full value awards generally include all equity awards other than stock options and stock appreciation rights, such as restricted stock, restricted stock units and other stock awards for which the participant is not required to pay the grant-date price for the award. Any shares that are subject to awards of options or stock appreciation rights (i.e., not full value awards), in either case, are counted against this limit as one (1) share for every one (1) share subject to such an award. The payment of dividend equivalents in cash in conjunction with outstanding awards will not be counted against the shares available for issuance under the Second Restated Plan. The shares of common stock covered by the Second Restated Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.

Except as provided below with respect to stock appreciation rights, to the extent that (i) any shares subject to an award granted under the Second Restated Plan are forfeited, or such award terminates, expires, or lapses for any reason or is settled in cash, or (ii) after December 31, 2012, any shares subject to an award granted under the First Restated Plan or any prior plan (collectively, the “Prior Plans”) are forfeited, or such award terminates, expires, or lapses for any reason or is settled in cash, in each such case, any shares subject to the award may, to the extent of such forfeiture, termination, expiration, or cash settlement, be used again for new grants under the Second Restated Plan. To the extent that award

RENTECH, INC.  ï  2013 Proxy Statement    43

shares are added back to the Second Restated Plan’s share limit and again become available for grants of awards, each such award share will be added back as 1.5 shares if such share was subject to a full value award granted or as one (1) share if such share was subject to an option or stock appreciation right.

To the extent that tax withholding obligations arising in connection with any full value award granted under the Second Restated Plan or, after December 31, 2012, any full value award that is granted under any Prior Plan, in any case, are satisfied by tendering shares of common stock (either actually or by attestation) or by the withholding of shares by us, such shares will again become available for new grants under the Second Restated Plan. However, the following shares will not be added back to the Second Restated Plan or become available for new grants of awards thereunder: (i) shares tendered or withheld to satisfy any exercise or strike price or tax withholding obligations arising in connection with any option or stock appreciation right (whether granted under the Second Restated Plan or any Prior Plan), (ii) shares subject to a stock appreciation right (whether granted under the Second Restated Plan or any Prior Plan) that are not issued in connection with the stock settlement of such award, or (iii) shares reacquired by us on the option market or otherwise using cash proceeds from the exercise of an option (whether granted under the Second Restated Plan or any Prior Plan).

Awards granted and shares issued in assumption of, or in substitution or exchange for, any awards previously granted, or the right or obligation to make future awards, in each case, by a company acquired by us or any of our subsidiaries or with which we or any of our subsidiaries combines will not be counted against the shares available for issuance under the Second Restated Plan. If a company acquired by us or any of our subsidiaries, or with which we or any of our subsidiaries combines, has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of the pre-existing plan (as adjusted) may be used for grants of awards under the Second Restated Plan and will not reduce the share limit under the Second Restated Plan or again become available for issuance under the Second Restated Plan. Awards using such available shares will not be made after the date on which awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and may only be made to individuals who were not employees or directors or us our any of our subsidiaries prior to such acquisition or combination.

The maximum number of shares that currently may be issued pursuant to incentive stock options under the First Restated Plan is 24,500,000 shares. If our stockholders approve the Second Restated Plan, the maximum number of shares that may be issued pursuant to incentive stock options under the Second Restated Plan will be 32,900,000 shares. The maximum number of shares of common stock that may be granted to any one participant pursuant to the Second Restated Plan during any one calendar year is (i) 6,774,500 shares with respect to options, (ii) 6,774,500 shares with respect to stock appreciation rights, (iii) 6,774,500 shares with respect to full value awards, and grants of any one type of award will not reduce the number of shares that may be granted subject to any other type of award during the same period. During any one calendar year, no participant may be granted performance-based awards denominated in cash under which more than $2,000,000 may be earned with respect to any twelve-month period during the applicable performance period. The maximum grant date value of any awards granted under the Second Restated Plan to any non-employee director during any one calendar year shall be $275,000. However, notwithstanding the foregoing, the award limits applicable to any newly-hired employee during the calendar year in which such newly-hired employee is hired equal two (2) times the foregoing limits. As of March 28, 2013, the closing price of our common stock on the NYSE Amex was $2.75 per share.

Awards

The Second Restated Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards, and other performance-based awards.

Stock Options

Both incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the Second Restated Plan. Only employees are eligible to receive grants of incentive stock options pursuant to the Second Restated Plan. The per share exercise price of any stock option granted pursuant to the Second Restated Plan will not be less than 100% of the fair market value of a share of our common stock on the date of grant or, in the case of an incentive stock option granted to an individual that owns stock possessing more than 10% of the total combined voting power of all classes of our stock (each such individual, a “10% Holder”) the per share exercise price will not be less than 110% of the fair market value of a share of our common stock on the date of grant. The Compensation Committee will determine the time or times at which an option may be exercised (in whole or in part) and any performance or other conditions that must be satisfied prior to exercise. In no event may the term of an option exceed ten years (or five years with

44    RENTECH, INC.  ï  2013 Proxy Statement

respect to incentive stock options granted to 10% Holders). However, subject to Section 409A of the Code, the term of an option (other than an incentive stock option) that would, by its terms, expire (other than due to a termination of the participant’s service for “cause”) during a period in which the option may not be exercised because the exercise would violate applicable law or regulation will be extended to the end of the thirtieth (30th) day following the date on which the exercise will no longer violate any such law or regulation.

The aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as Section 422 of the Code may provide from time to time (and any options exceeding such limitation will be treated as nonqualified stock options).

Upon the exercise of a stock option, the exercise price must be paid in full. The Compensation Committee will determine the methods by which the exercise price may be paid, which may include: (i) cash, (ii) tendering shares of common stock (including shares of common stock otherwise issuable upon exercise of the option) held for such period of time as may be required by the Compensation Committee in order to avoid adverse accounting consequences and having a fair market value on the date of delivery equal to the exercise price of the option or exercised portion thereof, or (iii) other property acceptable to the Compensation Committee (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price, provided that payment of such proceeds is then made to us upon settlement of such sale). However, no participant who is a member of the Board or an “executive officer” of us within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act (which prohibits certain extensions of credit to directors and executive officers). Each outstanding option with an exercise price per share that is less than the fair market value of a share of common stock on the last business day of the applicable term of the option will automatically be exercised on such date.

Restricted Stock

A restricted stock award is the grant of shares of common stock to a participant in exchange for consideration determined by the Compensation Committee (including services and/or cash) that is nontransferable and subject to a substantial risk of forfeiture until specific restrictions lapse. The Compensation Committee will determine the restrictions applicable to awards of restricted stock, which may include continuing employment and/or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee.

Stock Appreciation Rights

A stock appreciation right (a “SAR”) represents the right to receive payment of an amount equal to (i) the excess of the fair market value of a share of common stock on the date of exercise of the SAR over an amount equal to the fair market value of a share of common stock on the date of grant of the SAR (or such greater value as the Compensation Committee may determine at the time of grant), multiplied by (ii) the number of shares subject to the SAR. Payment of such amounts may be made in cash, common stock or a combination of both, in the discretion of the Compensation Committee. Each outstanding SAR with a strike price per share that is less than the fair market value of a share of common stock on the last business day of the applicable term of the SAR will automatically be exercised on such date.

The term of any SAR will not exceed ten years from the date of grant. However, subject to Section 409A of the Code, the term of a SAR that would, by its terms, expire (other than due to a termination of the participant’s service for “cause”) during a period in which the SAR may not be exercised because the exercise would violate applicable law or regulation will be extended to the end of the thirtieth (30th) day following the date on which the exercise will no longer violate any such law or regulation.

Other Types of Awards

Awards of performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units and performance bonus awards may also be granted under the Second Restated Plan. The term, form of payment (cash, shares or a combination of both), and other terms and conditions of such awards shall be determined by the Compensation Committee in its discretion.

Performance Share Awards. Performance share awards are awards denominated in shares of stock and subject to restrictions that lapse only upon the attainment of specified performance goals. The Compensation Committee will determine the performance goals applicable to such awards.

Performance Stock Units. Performance stock units are awards representing the right to receive shares (or their equivalent

RENTECH, INC.  ï  2013 Proxy Statement    45

value in cash) upon the attainment of specified performance goals. The Compensation Committee will determine the performance goals applicable to such awards.

Dividend Equivalents. Dividend equivalents entitle participants to receive the equivalent value (in cash or additional shares) of dividends in respect of other awards held by participants when we declare dividends with respect to the common stock underlying such awards. Dividend equivalents with respect to a performance-based award, performance share award or performance stock unit award shall be subject to the same vesting conditions applicable to the performance-based award, performance share or performance stock unit award and shall be paid to a participant only if and to the extent that the vesting conditions are satisfied and the award vests. Under the Second Restated Plan, dividend equivalents shall not be granted with respect to options or SARs.

Stock Payments. Stock payments are compensation in the form of shares of common stock that are granted without restrictions imposed by us. Stock payments may, but need not, be made in lieu of base salary, bonus, or other cash compensation otherwise payable to a participant.

Deferred Stock Awards. Deferred stock awards represent the right to receive shares of common stock on a specified date or dates if specified time-based vesting or performance criteria are attained.

Restricted Stock Units. Restricted stock units represent the right to receive shares of common stock upon the attainment of specified time-based vesting requirements or performance goals.

Performance Bonus Awards. Performance bonus awards represent the right to receive cash payments upon the attainment of specified performance goals determined by the Compensation Committee.

Performance-Based Awards Intended to Satisfy Section 162(m) of the Code

The Compensation Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Compensation Committee for the period are satisfied.

These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow, and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, achievement of milestones related to the development of projects utilizing the Company’s or any subsidiary’s technologies, customer satisfaction, working capital, earnings per share, price per share of common stock, and market share. These performance criteria may be measured in absolute terms, as compared to any incremental increase, relative to the results of another company or companies, or upon a comparison of any indicator of Company performance to the performance of another company or companies.

Depending on the performance criteria used to establish the applicable performance goals, the performance goals may be expressed in terms of overall Company performance or the performance of a subsidiary, division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of performance goals for an applicable performance period in order to prevent the dilution or enlargement of the rights of participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its subsidiaries, or the financial statements of the Company or any of its subsidiaries, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

With regard to a particular performance period, the Compensation Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, if any, and the performance goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Compensation Committee may reduce or eliminate (but not increase) the amount of the award. Generally, a participant must be employed on the date the performance-based award is paid to be eligible for payment.

Clawback

Awards granted under the Second Restated Plan (including any proceeds, gains or other economic benefits received by any participant in connection with such awards) will be subject to the provisions of any clawback policy implemented by us (whether or not currently in effect).

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Adjustments

In the event of any stock dividend, stock split, reverse stock split, spin-off, combination or exchange of shares, merger, consolidation, reorganization, recapitalization or other distribution of our assets to shareholders, or any other change affecting the shares or the share price of our common stock (including any nonreciprocal transaction between us and our shareholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number, kind or share price of our common stock and causes a change in the per share value of the common stock underlying outstanding awards), the Compensation Committee will make equitable adjustments, if any, to the Second Restated Plan and to outstanding awards in order to reflect such change, taking into consideration accounting and tax consequences, with respect to the aggregate number and kind of shares that may be issued under the Second Restated Plan, the number and kind of shares subject to outstanding awards, the terms and conditions of any outstanding awards and the grant or exercise price per share for any outstanding awards.

Change in Control

If we experience a change in control, the treatment of awards outstanding under the Second Restated Plan that were granted prior to November 2, 2009 will be governed by the terms of the First Restated Plan or the original 2009 Incentive Award Plan, as applicable, as in effect on the date on which such award was granted.

With respect to awards outstanding under the Second Restated Plan that were granted on or after November 2, 2009, if a change in control of us occurs, all such awards shall be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary thereof. In the event that the successor corporation or a parent or subsidiary thereof refuses to assume or substitute any such awards, then all such awards will fully vest (and, become exercisable, as applicable) and any forfeiture restrictions thereon will lapse immediately prior to the consummation of the change in control. With respect to any such award, the Compensation Committee will notify the participant that the award will be deemed to be exercised, if applicable, and, in any event, settled upon the occurrence of the change in control, and the award will terminate upon the change in control in exchange for payment of the consideration payable in the change in control for such fully vested (and exercised, if applicable) award.

Transferability

Except as otherwise permitted by the Compensation Committee, no award under the Second Restated Plan may be transferred other than by will or the laws of descent and distribution or, subject to the consent of the Compensation Committee, pursuant to a domestic relations order, unless and until such award has been exercised or the shares underlying such award have been issued and all restrictions applicable to such shares have lapsed. In addition, no right or interest of a participant in any award (i) may be pledged, encumbered, or hypothecated to or in favor of any party other than us or one of our subsidiaries or (ii) will be subject to any lien, obligation or liability of such participant or any other party (other than us or one of our subsidiaries), unless and until such award has been exercised or the shares underlying such award have been issued and all restrictions applicable to such shares have lapsed.

Amendment and Termination

The Compensation Committee, subject to approval of the Board, may terminate, amend, or modify the Second Restated Plan at any time; provided, that shareholder approval must be obtained for any amendment (i) to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, (ii) to increase the number of shares available under the Second Restated Plan or (iii) that results in a material increase in benefits or a change in eligibility requirements. In addition, no option or stock appreciation right may be amended to reduce the per share exercise price or base price, as applicable, of the shares subject to such option or stock appreciation right below the per share exercise price or base price, as applicable, as of the date of grant, and no award may be granted in exchange for, or in connection with, the cancellation or surrender of an option or stock appreciation right having a higher per share exercise price or base price, as applicable. No amendment shall extend the term of any outstanding option or stock appreciation right beyond ten years from the date of grant, or reduce an option’s exercise price or a stock appreciation right’s base price below the common stock’s fair market value on the date of the option or stock appreciation right grant. In addition, no option or stock appreciation right may be cancelled in exchange for cash (without stockholder approval) when the per share exercise price or base price of such option or stock appreciation right, as applicable, exceeds the fair market value of the shares of common stock subject to such option or stock appreciation right.

The Second Restated Plan will terminate on the tenth anniversary of the date on which it is approved by our stockholders and becomes effective. In no event may an

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incentive stock option be granted pursuant to the Second Restated Plan on or after the tenth anniversary of the earlier to occur of the date on which our shareholders approve the

Second Restated Plan and it becomes effective or the date on which the Board originally approved the Second Restated Plan.

Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Second Restated Plan. The discussion below does not purport to be complete, and it does not discuss state, local and foreign income taxes and federal employment taxes. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Nonqualified Stock Options. With respect to nonqualified stock options, the optionee should not have taxable income on the grant of the option. Generally, the optionee will recognize ordinary income in an amount equal to the fair market value of the shares at the time of exercise less the exercise price paid for the shares. The optionee’s basis in the shares for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Incentive Stock Options. A participant receiving incentive stock options should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the common stock received over the exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply. We will not be entitled to a tax deduction upon either the exercise of an incentive stock option or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards. The current federal income tax consequences of other awards authorized under the Second Restated Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); restricted stock units, stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment, vesting or settlement based on the fair market value of the award on that date. Compensation otherwise effectively deferred will generally be subject to taxation when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Section 162(m). Section 162(m) of the Code, in general, limits a public corporation from taking a deduction for annual compensation in excess of $1 million for certain of its executive officers. It is possible that compensation attributable to awards under the Second Restated Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

The Section 162(m) deduction limit does not apply to certain “qualified performance-based” compensation under Section 162(m) of the Code. In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code generally requires the following: (i) the compensation must be paid solely upon account of the attainment of one or more pre-established objective performance goals; (ii) the performance goals must be established by a compensation committee comprised of two or more “outside directors”; (iii) the material terms of the performance goals must be disclosed to and approved by the stockholders; and (iv) the compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment. Section 162(m) of the Code contains a special rule for stock options and stock appreciation rights which provides that stock options and stock appreciation rights will satisfy the “qualified performance-based compensation” exemption if (1) the awards are made by a qualifying compensation committee, (2) the plan sets the maximum number of shares that can be granted to any person within a specified period and (3) the compensation is based solely on an increase in the stock price after the grant date.

The Second Restated Plan has been designed to permit the Compensation Committee to grant awards that qualify as “performance-based compensation” under Section 162(m) of the Code. In the event the Committee determines that it is in our best interests to make use of such awards, the

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remuneration attributable to those awards should not be subject to the $1 million limitation.

Section 409A. Certain types of awards under the Second Restated Plan, such as restricted stock units and dividend equivalents, may constitute, or provide for, a deferral of compensation under Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the greatest extent possible, awards granted under the Second Restated Plan are structured in a manner intended to avoid the imposition of taxes under Section 409A of the Code by complying with the requirements of Section 409A of the Code or qualifying for an available exemption from such requirements. To the extent determined necessary or appropriate by the Board, the Second Restated Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits

The number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Second Restated Plan will be determined in the discretion of the Compensation Committee in the future, and the Compensation Committee has not made any determination to make future grants to any persons under the Second Restated Plan as of the date of this proxy statement. Therefore, it is not possible to determine the future benefits that will be received by participants under the Second Restated Plan.

Certain tables in this proxy statement under the general heading “Compensation Discussion and Analysis,” including the Summary Compensation Table, the Grants of Plan-Based Awards Table, the Outstanding Equity Awards at Fiscal Year-End Table and the Option Exercises and Stock Vested Table set forth information with respect to prior awards granted to our individual named executive officers under the First Restated Plan and other stockholder-approved plans.

Awards Granted

The table below sets forth summary information concerning the number of shares of our common stock subject to awards granted under the First Restated Plan to our named executive officers, directors and employees as of December 31, 2012.

As described above, it is not possible to determine the amount of awards that will be granted in the future to participants under the Second Restated Plan.

Name and Position	Dollar Value ($) (1)	Number of Shares
D. Hunt Ramsbottom	4,023,471	1,529,837
Chief Executive Officer
Dan J. Cohrs	4,675,712	1,927,644
Chief Financial Officer
John H. Diesch	2,345,203	951,635
Senior Vice President — Operations
Harold A. Wright	2,345,203	953,040
Senior Vice President and Chief Technology Officer
Colin M. Morris	2,609,576	1,052,157
General Counsel
All Current Executive Officers as a Group	16,002,863	6,414,313
All Non-Executive Directors as a Group	309,288	117,600
All Non-Executive Officer Employees as a Group	7,425,849	2,823,517
(1)	Award values were calculated based on the $2.63 closing price of our common stock on December 31, 2012.

Vote Required

A quorum for the transaction of business at the meeting requires the presence at the annual meeting, in person or by proxy, of the holders of not less than a majority of the issued and outstanding shares of common stock. If a quorum is present, the proposal to approve the Second Restated Plan will be approved if the holders of a majority of the voting power of the outstanding shares of common stock that are present in person or by proxy at the annual meeting and

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entitled to vote on the proposal approve the Second Restated Plan. If brokers have not received any instruction from their customers on how to vote the customer’s shares on a particular proposal, the brokers are allowed to vote on routine matters but not on non-routine proposals. The absence of votes by brokers on non-routine matters are “broker non-votes.” Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum, but will have no effect on the proposal to approve the Second Restated Plan.

Approval by the holders of a majority of the voting power of the outstanding shares of common stock that are present in person or by proxy at the annual meeting and entitled to vote is also required to satisfy the shareholder approval requirements of Section 162(m) of the Code and to approve the material terms of the Second Restated Plan and the performance goals described above for awards that may be granted under the Second Restated Plan under Section 162(m) of the Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADOPT THE SECOND AMENDED AND RESTATED RENTECH, INC. 2009 INCENTIVE AWARD PLAN.

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RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proxy Item  3)

Proposal

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013, and has further directed that management submit the selection of PricewaterhouseCoopers LLP for ratification by the shareholders at the annual meeting of shareholders. PricewaterhouseCoopers LLP has audited our financial statements the fiscal year ended September 30, 2009. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting of shareholders and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by the Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of corporate practice. If the shareholders fail to ratify the selection, the Audit Committee may reconsider whether or not to retain PricewaterhouseCoopers LLP in the future. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us.

Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013.

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SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the annual meeting of shareholders held in 2014 must be received by our corporate secretary on or before December 31, 2013 in order to be eligible for inclusion in our proxy statement and form of proxy. However, if the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s meeting, then the deadline for inclusion in the proxy will be a reasonable time before we begin to print and mail proxy materials for next year’s meeting. To be included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Exchange Act.

Under our bylaws, for business properly to be brought before the annual meeting of shareholders held in 2014, a shareholder must have given timely notice in proper written form to our Secretary at the address set forth on the first page of this proxy statement in accordance with the then current provisions of our bylaws. Our bylaws currently require that such notice be delivered to or mailed and received at our principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (i.e., no earlier than March 6, 2014 and no later than April 5, 2014). If, however, we advance the date of the next annual meeting by more than 30 days or delays such date by more than 60 days, notice by the shareholder must be given not earlier than the close of business on the 90th day in advance of such meeting and not after the later of (i) the close of business on the 60th day prior to such meeting, or (ii) the tenth day following the first public announcement of the date of such meeting.

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OTHER BUSINESS

Management does not know of any other matters to be brought before the annual meeting. If any other business items not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with the Board’s recommendation on those matters.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 has been mailed to you concurrently with this proxy statement. This Annual Report is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. We will provide upon written request, without charge to each shareholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Any exhibits listed in such

Form 10-K also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits. Any such requests should be directed to our principal executive offices at 10877 Wilshire Boulevard, Suite 600, Los Angeles, California 90024, Attention: Secretary.

As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to our shareholders residing at the same address, unless such shareholders have notified us of their desire to receive multiple copies of the proxy statement. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies for this year or future years should be directed in writing to our principal executive offices at 10877 Wilshire Boulevard, Suite 600, Los Angeles, California 90024, Attention: Secretary, or by phone at (310) 571-9800.

ALL SHAREHOLDERS ARE URGED TO VOTE BY TELEPHONE OR ELECTRONICALLY THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD, OR TO COMPLETE, SIGN, AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

Colin M. Morris

Secretary

April 30, 2013

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APPENDIX A

SECOND AMENDED AND RESTATED RENTECH, INC. 2009 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE; PRIOR PLANS

The purpose of the Second Amended and Restated Rentech, Inc. 2009 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Rentech, Inc. (the “Company”) by linking the personal interests of certain members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of certain members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. The Plan amends and restates in its entirety the Amended and Restated Rentech, Inc. 2009 Incentive Award Plan (the “First Restated Plan”). Since December 31, 2012, the Company has not granted or issued any stock option, restricted stock, restricted stock unit, performance stock unit or other equity incentive award under any Prior Plan and, from and after the Second Restatement Date, no such Prior Plan awards may be issued by the Company.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Automatic Exercise Date” means, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option term or Stock Appreciation Right term that was initially established by the Committee for such Option or Stock Appreciation Right.

2.2 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.3 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Change in Control” means:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any twelve-month period, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the twelve-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or

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other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 35% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto. Notwithstanding anything herein or in any Award Agreement to the contrary, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation that is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5), in order to constitute a Change in Control for purposes of payment of such Award.

2.6 “Code” means the Internal Revenue Code of 1986, as amended, together with the regulations and other official guidance promulgated thereunder.

2.7 “Committee” means the committee of the Board described in Article 12.

2.8 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

2.9 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.10 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.

2.11 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time or, if no such plan is applicable to a Participant, as determined in the sole discretion of the Committee. Notwithstanding anything herein or in any Award Agreement to the contrary, if a Disability constitutes a payment event with respect to any Award which provides for a deferral of compensation that is subject to Section 409A of the Code, the Participant shall only experience a Disability hereunder for purposes of the payment of such Award if the Participant is “disabled” within the meaning of Treasury Regulation Section 1.409A-3(i)(4).

2.12 “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.13 “DRO” means a “domestic relations order” as defined under Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.14 “Effective Date” shall have the meaning set forth in Section 13.1.

2.15 “Eligible Individual” means any person who is an Employee, a Consultant or an Independent Director, as determined in the sole discretion of the Committee.

2.16 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

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2.17 “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.19 “Fair Market Value” means, as of any given date, the value of a share of Stock determined as follows:

(a) If the Stock is listed on any established stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market) or national market system, its Fair Market Value shall be the closing sales price for a share of Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) If the Stock is not listed on an established stock exchange or national market system, but the Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Stock on such date, the high bid and low asked prices for a share of Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) If the Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith.

2.20 “Full Value Award” means any non-cash Award other than an Option or Stock Appreciation Right.

2.21 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.22 “Independent Director” means a member of the Board who is not an Employee of the Company.

2.23 “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

2.24 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.25 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.26 “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.27 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Section 8.7, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

2.28 “Performance Bonus Award” shall have the meaning set forth in Section 8.7.

2.29 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, achievement of milestones related to the development of projects utilizing the Company’s or any Subsidiary’s technologies, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms, as compared to any incremental increase, relative to the results of another company or companies, or upon a comparison of any indicator of Company performance to the performance of another company or companies. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

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2.30 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Subsidiaries, or the financial statements of the Company or any of its Subsidiaries, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.31 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.32 “Performance Share” means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.33 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.34 “Prior Plan” means any stock incentive plan adopted by the Company on or prior to May 18, 2009, the date on which the Company’s 2009 Incentive Award Plan was first adopted by the Company.

2.35 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.36 “Second Restatement Date” means [        ], 2013, the date on which the Plan, as amended and restated, was approved by the Company’s stockholders and became effective.

2.37 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.38 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.39 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.40 “Share Limit” shall have the meaning set forth in Section 3.1.

2.41 “Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.42 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.43 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the bonus, deferred compensation or other arrangement, granted pursuant to Section 8.4.

2.44 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

2.45 “Substitute Awards” shall mean Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

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ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 11 and Section 3.1(b) hereof, the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan is 11,980,000 shares (the “Share Limit”), less (i) one (1) share for each share of Stock subject to an Option or Stock Appreciation Right granted under the First Restated Plan after December 31, 2012 and on or prior to the Second Restatement Date, and (ii) one and one-half (1.5) shares for each share of Stock subject to any Full Value Award granted under the First Restated Plan after December 31, 2012 and on or prior to the Second Restatement Date. For the avoidance of doubt, the Share Limit includes 8,400,000 shares that are reserved pursuant to the Plan as of the Second Restatement Date plus 3,580,000 shares which remain available for grant under the First Restated Plan as of December 31, 2012 (and does not include any portion of the authorized share limit under the First Restated Plan that was no longer available for the grant of new awards as of December 31, 2012). Any shares of Stock that are subject to Options or Stock Appreciation Rights granted under the Second Restated Plan shall be counted against the Share Limit as one (1) share for each share of Stock subject to such Option or Stock Appreciation Right, and any shares of Stock that are granted or delivered under the Second Restated Plan in settlement of any Full Value Awards shall be counted against the Share Limit as one and one-half (1.5) shares of Stock for each share of Stock subject to such Full Value Award.

(b) Except as expressly provided in Section 3.1(b)(y) below with respect to Stock Appreciation Rights (or any stock appreciation rights granted under any Prior Plan), to the extent that (i) any shares of Stock subject to an Award are forfeited, an Award terminates, expires or lapses for any reason or such Award is settled (in whole or in part) in cash (including, for the avoidance of doubt, any such Awards granted under the original 2009 Incentive Award Plan or the First Restated Plan) or (ii) after December 31, 2012, any shares of Stock subject to an award granted under any Prior Plan are forfeited, any award granted under any Prior Plan terminates, expires, or lapses for any reason or any such award is settled (in whole or in part) in cash, in each such case, any shares of Stock subject to the Award or award, as applicable, shall, to the extent of such forfeiture, termination, expiration, forfeiture or cash settlement, be added back to the Share Limit and again be available for Awards under the Plan in accordance with Section 3.1(d) below. To the extent that, with respect to (A) any Full Value Award or (B) after December 31, 2012, any equity incentive award other than a stock option or stock appreciation right, in either case, that is granted under any Prior Plan, tax withholding obligations arising in connection with any such Award or award are satisfied by the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares of Stock by the Company, the shares so tendered or withheld shall again become available for Awards under the Plan in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not be added back to the Share Limit: (x) shares of Stock tendered or withheld to satisfy any exercise or strike price or tax withholding obligations arising under or in connection with any Option or Stock Appreciation Right or, after December 31, 2012, any option or stock appreciation right granted under any Prior Plan, (y) shares of Stock subject to a Stock Appreciation Right or, after December 31, 2012, a stock appreciation right granted under any Prior Plan, in either case, that are not issued in connection with the Stock settlement thereof, or (z) shares of Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of an Option or, after December 31, 2012, any option granted under any Prior Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1, no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards shall not reduce the Share Limit or count against the limitations on grants to a Participant contained in Section 3.3 below, nor shall shares of Stock subject to a Substitute Award again become available for grants of Awards under the Plan as provided in Section 3.1(b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for grants of Awards under the Plan and shall not reduce the Share Limit (and shares subject to such Awards shall not again be available for Awards under the Plan as provided in Section 3.1(b) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

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(d) To the extent that shares of Stock are added back to the Share Limit and again become available for grant under the Plan in accordance with Section 3.1(b) above, such shares of Stock shall be added back as (i) one (1) share for each share of Stock subject to an Option or Stock Appreciation Right granted under the Plan (including, for the avoidance of doubt, any such Awards granted under the original 2009 Incentive Award Plan or the First Restated Plan) or an option or stock appreciation right granted under any Prior Plan, and (ii) as one and one-half (1.5) shares for each share of Stock subject to a Full Value Award granted under the Plan (including, for the avoidance of doubt, any such Awards granted under the original 2009 Incentive Award Plan or the First Restated Plan) or an award other than an option or stock appreciation right granted under any Prior Plan.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, (a) the maximum number of shares of Stock that may be granted to any one Eligible Individual during any one calendar year shall be (i) 6,774,500 shares with respect to Options, (ii) 6,774,500 shares with respect to Stock Appreciation Rights, and (iii) 6,774,500 shares with respect to Full Value Awards, and grants of any one such type of Award shall not reduce the number of shares that may be granted subject to any other such type of Award during the same period, (b) during any one calendar year, no Participant may be granted Performance-Based Awards (including, without limitation, Performance Bonus Awards) denominated in cash under which more than $2,000,000 may be earned with respect to any twelve (12)-month period occurring during the applicable Performance Period, and (c) the maximum grant date value of any Awards granted to any Non-Employee Director during any one calendar year shall be $275,000; provided, that, notwithstanding the foregoing, the maximum number of shares of Stock and the maximum amount that may be earned in cash, in each case, by any newly-hired Employee during the calendar year in which such newly-hired Employee is hired shall be equal to two (2) times the foregoing limits.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan. No individual who is not an Eligible Individual shall be granted any Award under this Plan.

4.3 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5.

STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(d), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

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(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock (including shares of Stock otherwise issuable pursuant to the exercise of the Option) held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

(e) Automatic Exercise of In-the-Money Options. Except as otherwise provided by the Committee (in an Award Agreement or otherwise), as may be prohibited by applicable law or regulation or as otherwise directed by the Participant in writing to the Company, each Option that is outstanding on the applicable Automatic Exercise Date and has an exercise price per share that is less than the Fair Market Value per share of Stock as of such date shall automatically and without further action by the Participant or the Company be exercised on such date. Unless otherwise determined by the Committee, payment of the exercise price of any such Option shall be made pursuant to Section 5.1(c)(ii) above and the Company shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 15.3. For the avoidance of doubt, no Option with an exercise price per share that is equal to or greater than the Fair Market Value per share of Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 5.1(e).

5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Eligible Individuals who are Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.

(a) Expiration. Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i) Ten (10) years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii) Six (6) months after the Participant’s termination of employment as an Employee other than on account of the Participant’s Disability or death, provided, that any exercise of an Option more than three months after the Participant’s termination of employment as an Employee on account of the Participant’s Disability or death shall cause such Option to be treated as a Non-Qualified Stock Option; and

(iii) One (1) year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(b) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

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(c) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten (10) percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five (5) years from the date of grant.

(d) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two (2) years from the date of grant of such Incentive Stock Option or (ii) one (1) year after the transfer of such shares of Stock to the Participant.

(e) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(f) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3 Granting of Options to Independent Directors. The Board may from time to time, in its sole discretion, and subject to the limitations of the Plan:

(a) Select from among the Independent Directors (including Independent Directors who have previously been granted Options under the Plan) such of them as in its opinion should be granted Options;

(b) Subject to Section 3.3, determine the number of shares of Stock that may be purchased upon exercise of the Options granted to such selected Independent Directors; and

(c) Subject to the provisions of this Article 5, determine the terms and conditions of such Options, consistent with the Plan.

Options granted to Independent Directors shall be Non-Qualified Stock Options.

ARTICLE 6.

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

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(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted (or such greater value as the Committee shall determine at the time of grant of the Stock Appreciation Right) and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

(c) The Committee shall determine the time or times a Stock Appreciation Right may be exercised in whole or in part; provided that the term of any Stock Appreciation Right granted under the Plan shall not exceed ten (10) years. Notwithstanding anything contained in the Plan or in any Award Agreement to the contrary, in the event that any Stock Appreciation Right would by its terms expire, other than due to a termination for Cause, during a period in which the Participant cannot exercise the Stock Appreciation Right because such exercise would violate an applicable federal, state, local or foreign law, then the term of the Stock Appreciation Right shall be extended and shall instead expire at the end of the thirtieth (30th) day following the date on which such exercise would no longer violate any such law, but only if and to the extent that such alternate expiration date would not constitute a “modification” or an “extension” of a stock right within the meaning Section 409A of the Code.

7.2 Payment and Limitations on Exercise.

(a) Subject to Section 7.2(b), payment of the amounts determined under Section 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

(b) To the extent any payment under Section 7.1(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

7.3 Automatic Exercise of In-the-Money Stock Appreciation Rights. Except as otherwise provided by the Committee (in an Award Agreement or otherwise), as may be prohibited by applicable law or regulation or as otherwise directed by the Participant in writing to the Company, each Stock Appreciation Right that is outstanding on the applicable Automatic Exercise Date and has a strike price per share that is less than the Fair Market Value per share of Stock as of such date shall automatically and without further action by the Participant or the Company be exercised on such date. The Company shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 15.3. For the avoidance of doubt, no Stock Appreciation Right with a strike price per share that is equal to or greater than the Fair Market Value per share of Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 7.3.

ARTICLE 8.

OTHER TYPES OF AWARDS

8.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2 Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Dividend Equivalents.

(a) Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at

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such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, to the extent that any dividend equivalents are credited with respect to shares of Stock underlying a Performance-Based Award, Performance Share Award or Performance Stock Unit, such dividend equivalents shall be subject to the same vesting conditions applicable to the Performance-Based Award, Performance Share Award or Performance Stock Unit in respect of which such dividend equivalents are credited and shall not be paid to the Participant holding such Award unless, until and to the extent that the Award vests.

(b) Notwithstanding anything herein to the contrary, no Dividend Equivalents shall be payable with respect to Options or SARs, provided, that this Section 8.3(b) shall not limit the Company’s ability to adjust Awards in accordance with Section 11.1, including without limitation, in the event of an extraordinary dividend.

8.4 Stock Payments. Subject to Section 10.5(b), any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee, such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5 Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Subject to Section 10.5(b), stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8.7 Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.

8.8 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units shall be set by the Committee in its discretion.

8.9 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.10 Exercise upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

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8.11 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.12 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 9.

PERFORMANCE-BASED AWARDS

9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10.

PROVISIONS APPLICABLE TO AWARDS

10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

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10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary, unless and until such Award has been exercised, or the shares of Stock underlying such Award have been issued, and all restrictions applicable to such shares of Stock have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by the immediately following sentence. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a DRO, unless and until such Award has been exercised, or the shares of Stock underlying such Award have been issued, and all restrictions applicable to such shares of Stock have lapsed. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

10.4 Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

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10.6 Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

10.7 Clawback Provisions. Notwithstanding anything herein to the contrary, all Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Stock underlying the Award) shall be subject to the provisions of any clawback policy implemented by the Company (whether currently in effect or implemented by the Company following the Second Restatement Date), including, without limitation, any clawback policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy.

ARTICLE 11.

CHANGES IN CAPITAL STRUCTURE

11.1 Adjustments.

(a) In the event of any stock dividend, stock split, reverse stock split, spin-off, combination or exchange of shares, merger, consolidation, reorganization, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, an Equity Restructuring, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make equitable adjustments, if any, to the Plan and to outstanding Awards to reflect such change, taking into consideration accounting and tax consequences, with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 above on the maximum number and kind of shares which may be issued under the Plan and adjustments of the award limits under Section 3.3 of the Plan (other than to Awards denominated in cash)); (ii) the number and kind of shares of Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto and/or, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan; provided, however, that the number of Shares subject to any outstanding Award shall always be a whole number.

(b) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 11.1 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Committee determines that the Award should not so qualify. No adjustment or action described in this Section 11.1 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Award is not to comply with such exemptive conditions.

(c) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(d) No action shall be taken under this Section 11.1 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

11.2 Acceleration Upon a Change in Control.

(a) With respect to an Award granted prior to November 2, 2009, notwithstanding any provision to the contrary contained herein or in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs then, the treatment of such Award shall be governed by the terms of the First Restated Plan or the original 2009 Incentive Award Plan, as applicable, as in effect on the date on which such Award was granted.

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(b) With respect to an Award granted on or after November 2, 2009:

(i) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the surviving or successor corporation or a parent or subsidiary of the surviving or successor corporation.

(ii) In the event that the surviving or successor corporation in a Change in Control declines for any reason to assume or provide an equivalent substitute for any Award, as determined by the pre-Change in Control Committee in its sole discretion, the Committee shall cause all forfeiture restrictions applicable to such Award to lapse and such Award shall become fully vested and, as applicable, exercisable immediately prior to the consummation of such transaction. If an Award’s applicable forfeiture restrictions lapse and such Award becomes vested (and exercisable, as applicable) in lieu of assumption or substitution of an equivalent award in connection with a Change in Control, the Committee shall notify the Participant that the Award will be deemed to be exercised, if applicable, and, in any event, settled upon the occurrence of the Change in Control, and the Award shall terminate upon the Change in Control in exchange for payment of the consideration payable in the Change in Control for such fully vested (and exercised, if applicable) Award.

11.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12.

ADMINISTRATION

12.1 Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, shall delegate administration of the Plan to a Committee. The Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the American Stock Exchange (or other principal securities market on which shares of Stock are traded). Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. Appointment of Committee members shall be effective upon acceptance of appointment. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b 3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

12.2 Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

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(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 13.

EFFECTIVE AND EXPIRATION DATE

13.1 Effective Date. The original 2009 Incentive Award Plan was submitted to and approved by the Company’s stockholders on May 18, 2009 (the “Effective Date”). The First Restated Plan was submitted to and approved by the Company’s stockholders on May 11, 2011. This Plan (as Second Amended and Restated) shall become effective as of the date on which the Company’s stockholders approve the Plan. The Plan (as Second Amended and Restated) will be deemed to be approved by the stockholders if a quorum is present at a stockholder meeting duly held in accordance with the applicable provisions of the Company’s Bylaws and the votes cast in favor of the Plan exceed the votes cast opposing the Plan. In the event that this Plan (as Second Amended and Restated) is not approved by the Company’s stockholders, then the First Restated Plan shall continue on its existing terms and conditions and the modifications to the First Restated Plan effected by this amendment and restatement shall not take effect. Notwithstanding the foregoing, the First Restated Plan shall (i) continue to govern all Awards granted under the First Restated Plan prior to the Second Restatement Date and (ii) remain in effect unless and until the Plan (as Second Amended and Restated) is approved by the Company’s stockholders.

13.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth (10th) anniversary of the Second Restatement Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth (10th ) anniversary of (i) the date the Plan (as Second Amended and Restated) is approved by the Board or (ii) the Second Restatement Date. Any Awards that are outstanding on the tenth (10th) anniversary of the Second Restatement Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

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ARTICLE 14.

AMENDMENT, MODIFICATION, AND TERMINATION

14.1 Amendment, Modification, and Termination. Subject to Section 15.14, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), or (ii) results in a material increase in benefits or a change in eligibility requirements, and (c) no amendment to the Plan shall permit the Committee to grant Options or SARs with an exercise price or base price, as applicable, that is below Fair Market Value on the date of grant or to extend the exercise period for an Option or SAR beyond ten (10) years from the date of grant. Notwithstanding any provision in this Plan to the contrary, (A) no Option or SAR may be amended to reduce the per share exercise price or base price, as applicable, of the shares subject to such Option or SAR below the per share exercise price or base price as of the date the Option or SAR is granted, (B) no Option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or SAR having a higher per share exercise price or base price, and (C) no Option or SAR may be cancelled in exchange for cash (without shareholder approval) when the per share exercise price or base price of such Option or SAR, as applicable, exceeds the Fair Market Value of the shares subject thereto.

14.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15.

GENERAL PROVISIONS

15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee and of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or

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she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

15.14 Section 409A. To the extent applicable, the Plan and all Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section; provided, however, that this Section 15.14 does not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action or to indemnify any Participant with regard to any such action or inaction.

* * * * *

I hereby certify that the foregoing Plan was duly authorized by the Compensation Committee of the Board of Directors of Rentech, Inc. on April 26, 2013, subject to approval by its stockholders.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Rentech, Inc. on [                    ], 2013.

Executed on this [    ] day of [                    ], 2013.

Corporate Secretary

RENTECH, INC.  ï  2013 Proxy Statement    A-17

IMPORTANT INFORMATION CONCERNING THE RENTECH ANNUAL MEETING

Check-in begins: 7:30 am PDT	Meeting begins: 8:30 am PDT

•	Our shareholders, including joint holders, as of the close of business on April 11, 2013, the record date for the annual meeting, are entitled to attend the annual meeting on June 4, 2013.

•	All shareholders and their proxies should be prepared to present photo identification for admission to the meeting

•

If you are a registered shareholder, an admission ticket is attached to your proxy card. Please detach and bring the admission ticket with you to the meeting. Shareholders who do not present admission tickets at the meeting will be admitted only upon verification of ownership.

•

If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on April 11, 2013, the record date for voting.

•	Persons acting as proxies must bring a valid proxy from a record holder who owns shares as of the close of business on April 11, 2013.

•	Failure to present identification or otherwise comply with the above procedures will result in exclusion from the meeting.

•	Meeting attendees will not be permitted to bring cameras, mobile phones, recording equipment, electronic devices or large bags, briefcases or packages to the meeting.

•

During the Annual Meeting the Secretary will report on the matters set forth in the Notice of the Meeting and remarks about the Company will be provided by the management. Shareholders will have the opportunity to submit questions in writing to management up through the conclusion of the management presentation.

•	Please allow ample time for check-in.

THANK YOU FOR YOUR INTEREST AND SUPPORT—YOUR VOTE IS IMPORTANT!

Directions to the Sheraton Gateway Los Angeles Hotel:

From the Los Angeles International Airport:

Go east on Century Blvd. for less than one mile. Complimentary Airport Shuttle is provided to the hotel.

From Downtown Los Angeles:

Take the CA-110 South to the I-105 West toward the Los Angeles Airport. Take exit 2A toward La Cienega/Aviation Blvd. Turn left onto West Imperial Highway. Turn right onto Aviation Blvd and then make a slight left onto West Century Blvd.

From Orange County:

Take the I-405 North toward Santa Monica and then take the Century Blvd. exit toward the Los Angeles Airport. Turn left onto West Century Blvd.

RENTECH, INC. 10877 Wilshire Boulevard, Suite 600 Los Angeles, California 90024	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the cost incurred by your company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY TELEPHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote “FOR” the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominees(s) on the line below.
1.	Election of Directors	☐	☐	☐
Nominees

01 Michael F. Ray 02 Edward M. Stern 03 John A. Williams

The Board of Directors recommends you vote “FOR” the following proposals:					For	Against	Abstain

2.	Approval of the Second Amended and Restated 2009 Incentive Award Plan.				☐	☐	☐

3.	Ratification of selection of independent registered public accounting firm.				☐	☐	☐

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name, by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Ticket for Admission to

2013 Rentech Annual Shareholders Meeting

Time:	8:30 am PDT, June 4, 2013

Place:	Sheraton Gateway Los Angeles Hotel, 6101 W. Century Boulevard, Los Angeles, California

Admission:	This ticket will admit shareholder. Ticket for one guest can be requested upon admission to the annual meeting. Valid admission ticket and government issued picture identification required to enter meeting.

Detach along perforated lines and retain ticket for admission to Annual Meeting

PROXY	Rentech, Inc.	PROXY

Annual Meeting of Shareholders—June 4, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Rentech, Inc., a Colorado corporation, hereby acknowledge(s) receipt of the Proxy Statement dated April 30, 2013, and hereby appoint(s) Colin M. Morris, D. Hunt Ramsbottom, and Dan J. Cohrs, and each of them, proxy and attorney-in-fact, with full of substitution, on behalf and in the name of the undersigned at the Annual Meeting of Shareholders of Rentech, Inc., to be held at the Sheraton Gateway Los Angeles Hotel, 6101 W. Century Boulevard, Los Angeles, California on June 4, 2013 at 8:30 am PDT and at any adjournment or postponements thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side.

This proxy will be voted as specified by you. If no choice is specified, the proxy will be voted according to the recommendations of the Board of Directors indicated on the reverse side, and according to the discretion of the Board of Directors for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN AND DATE THIS PROXY AND VOTE

BY ONE OF THE METHODS DESCRIBED ON THE REVERSE SIDE.

(Continued, and to be signed and dated, on the reverse side)